Exhibit 1.1

Intelsat S.A. Société anonyme Siège Social: 4, rue Albert Borschette - L-1246 Luxembourg RCS Luxembourg B162135

•	The Company has been incorporated under the name of “Intelsat Global Holdings S.A.” pursuant to a deed of Maître Henri HELLINCKX, notary with residence in Luxembourg, on July 8, 2011,

•
The articles of incorporation have been amended for the last time pursuant to a deed of Maître Edouard DELOSCH, notary with residence in Luxembourg, acting in replacement of Maître Cosita DELVAUX, notary, residing in Luxembourg, on June 21st, 2018.

•	La société a été constituée sous la dénomination de “Intelsat Global Holdings S.A.” suivant acte reçu par Maître Henri HELLINCKX, notaire de résidence à Luxembourg, en date du 8 juillet 2011,

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Les statuts ont été modifiés pour la dernière fois suivant acte reçu Maître Edouard DELOSCH, notaire de résidence à Luxembourg, agissant en remplacement de Maître Cosita DELVAUX, notaire de résidence à Luxembourg, en date du 21 juin 2018.

CONSOLIDATED ARTICLES OF INCORPORATION
AS AT 21ST JUNE, 2018
STATUTS COORDONNES AU 21 JUIN 2018

•	In case of discrepancies between the English and the French text, the English version will be binding.

•	En cas de divergence entre le texte anglais et le texte français, le texte anglais fera foi.

Art. 1. Form, Name. There exists among the shareholder(s) and all those who may become owners of the Shares hereafter a company in the form of a société anonyme, under the name of Intelsat S.A. (the “Company”).
Art. 2. Duration. The Company is established for an undetermined duration. The Company may be dissolved at any time by a resolution of the Shareholders adopted in the manner required for amendment of these Articles of Incorporation.
Art. 3. Registered office.
3.1 The Company has its registered office in the City of Luxembourg, Grand Duchy of Luxembourg. It may be transferred to any other place or municipality in the Grand Duchy of Luxembourg by means of a resolution of a General Meeting deliberating in the manner provided for amendments to the Articles.
3.2 The address of the registered office may be transferred within the same municipality by decision of the Board of Directors.
3.3 The Company may have offices and branches, both in Luxembourg and abroad.
3.4 In the event that the Board of Directors determines that extraordinary political, economic or social developments have occurred or are imminent that would interfere with the normal activities of the Company at its registered office, or with the ease of communications between such office and Persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these abnormal circumstances; such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg company. Such temporary measures will be taken and notified to any interested parties by the Board of Directors.
Art. 4. Purpose, Object.
4.1 The object of the Company is the holding of participations, in any form whatsoever, in Luxembourg and foreign companies, or other entities or enterprises, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities or rights of any kind including interests in partnerships, and the holding, acquisition, disposal, investment in any manner (in), development, licensing or sub licensing of, any patents or other intellectual property rights of any nature or origin as well as the ownership, administration, development and management of its portfolio. The Company may carry out its business through branches in Luxembourg or abroad.
4.2 The Company may further conduct or be involved in any way in, directly or indirectly, any satellite telecommunications or other telecommunications or communications related business in the broadest sense, including without limitation the owning and/or operation of satellites, teleports, any ground assets, and any related or connected activity.
4.3 The Company may borrow in any form and proceed to the private or public issue of shares, bonds, convertible bonds and debentures or any other securities or instruments it deems fit.
4.4 In a general fashion the Company may grant assistance (by way of loans, advances, guarantees or securities or otherwise) to companies or other enterprises or Persons in which the Company has an interest or which form part of the group of companies to which the Company belongs or any entity or Person as the Company may deem fit (including up-stream or cross-stream), take any controlling, management, administrative and/or supervisory measures and carry out any operation which it may deem useful in the accomplishment and development of its purposes.
4.5 Finally, the Company may perform all commercial, technical and financial or other operations, connected directly or indirectly in all areas in order to facilitate the accomplishment of its purpose.
Art. 5. Share capital.
5.1    The Company has an issued share capital of one million three hundred and sixty-two thousand three hundred and thirty-nine US Dollars and seventy-seven cents (USD 1,362,339.77) represented by a total of one hundred and thirty-six million two hundred and thirty-three thousand nine hundred and seventy-seven (136,233,977) fully paid Common Shares, each with a nominal value of one US Dollar cent (USD0.01), with such rights and obligations as set forth in the present Articles.
5.2 The authorised share capital of the Company (including the issued share capital) is set at ten million USDollars (USD 10,000,000) to be represented by one billion (1,000,000,000) Shares of any Class, each with a nominal value of one USD cent (USD 0.01).
5.2.1 The authorized un-issued share capital (and any authorization granted to the Board of Directors in relation thereto) shall be valid for a period ending on June 21, 2023.
5.2.2 The Board of Directors, or any delegate(s) duly appointed by the Board of Directors, may from time to time issue Shares of any Class (or any rights, securities or other entitlement to Shares of any Class) as it determines within the limits of the authorised un-issued Share capital against contributions in cash, contributions in kind or by way of incorporation of available reserves as well as by conversion of Preferred A Shares into Common Shares or as dividends or other distributions whether in lieu of cash dividend or other distribution payments or not at such times and on such terms and conditions, including the issue price, and to any person (including employees or officers) as the Board of Directors or its delegate(s) may in its or their discretion resolve without reserving any preferential or pre-emptive subscription rights to existing Shareholders of any Class (including by way of incorporation of reserves). The General Meeting has waived and suppressed and has authorised the Board of Directors to waive, suppress or limit any preferential or pre-emptive subscription rights of Shareholders to the extent the Board deems such waiver, suppression or limitation advisable for any issue or issues of Shares of any Class (or any rights, securities or other entitlement to Shares of any Class) within the authorised (un-issued) Share capital. Upon an issue of Shares within the authorised Share capital the Board shall have the present Articles amended accordingly. Shares may be issued in either Class without having to respect any ratio amongst classes (provided that the Preferred A Shares may not represent more than 50% of the issued share capital at any time).
5.3 The issued and/or authorized unissued capital of the Company may be increased, reduced, amended or extended one or several times by a resolution of the General Meeting of Shareholders adopted in compliance with the quorum and majority rules set by these Articles of Incorporation or, as the case may be, by law for any amendment of these Articles of Incorporation.
5.4 The Company may not issue fractional Shares and no fractions of Shares shall exist at any time. The Board of Directors shall however be authorised at its discretion to provide for the payment of cash or the issuance of scrip in lieu of any fraction of a Share.
5.5 The Company or its subsidiaries may proceed to the purchase or repurchase of its own Shares and may hold Shares in treasury, each time within the limits laid down by law.
5.6 Any Share premium or other capital contribution or other available reserve account shall be freely distributable in accordance with the provisions of these Articles.
Art. 6. Securities in registered form only.
6.1 Shares
6.1.1 Shares of the Company are in registered form only.
6.1.2 A register of Shares will be kept by the Company. Ownership of registered Shares will be established by inscription in the said register or in the event separate registrars have been appointed pursuant to Article 6.1.3, such separate register. Without prejudice to the conditions for transfer by book entry in the case provided for in Article 6.1.7 or as the case may be applicable law, and subject to the provisions of Article 8, a transfer of registered Shares shall be carried out by means of a declaration of transfer entered in the relevant register, dated and signed by the transferor and the transferee or by their duly authorised representatives. The Company may accept and enter in the relevant register a transfer on the basis of correspondence or other documents recording the agreement between the transferor and the transferee.
6.1.3 The Company may appoint registrars in different jurisdictions who will each maintain a separate register for the registered Shares entered therein and the holders of Shares may elect to be entered in one of the registers and to be transferred from time to time from one register to another register. The Board of Directors may however impose transfer restrictions for Shares that are registered, listed, quoted, dealt in, or have been placed in certain jurisdictions in compliance with the requirements applicable therein. The transfer to the register kept at the Company's registered office may always be requested.
6.1.4 Subject to the provisions of Article 6.1.7 and Article 8, the Company may consider the Person in whose name the registered Shares are registered in the register(s) of Shareholders as the full owner of such registered Shares. The Company shall be completely free from any responsibility in dealing with such registered Shares towards third parties and shall be justified in considering any right, interest or claims of such third parties in or upon such registered shares to be non-existent, subject, however, to any right which such third party might have to demand the registration or change in registration of registered Shares. In the event that a holder of registered Shares does not provide an address to which all notices or announcements from the Company may be sent, the Company may permit a notice to this effect to be entered into the register(s) of Shareholders and such holder's address will be deemed to be at the registered office of the Company or such other address as may be so entered by the Company from time to time, until a different address shall be provided to the Company by such holder. The holder may, at any time, change his address as entered in the register(s) of Shareholders by means of written notification to the Company or the relevant registrar.
6.1.5 The Board may decide that no entry shall be made in the register(s) of Shareholders and no notice of a transfer shall be recognised by the Company or a registrar during the period starting on the fifth (5) business day before the date of a General Meeting and ending at the close of that General Meeting, unless the Board sets a shorter time limit or unless otherwise mandatorily required by law.
6.1.6 All communications and notices to be given to a registered Shareholder shall be deemed validly made to the latest address communicated by the Shareholder to the Company.
6.1.7 Where Shares are recorded in the register(s) of Shareholders on behalf of one or more Persons in the name of a securities settlement system or the operator of such a system or in the name of a professional securities depositary or any other depositary (such systems, professionals or other depositaries being referred to hereinafter as «Depositaries») or of a sub-depositary designated by one or more Depositaries, the Company - subject to having received from the Depositary with whom those Shares are kept in account a certificate or confirmation in proper form - will permit those Persons to exercise the rights attached to those Shares, including admission to and voting at General Meetings (to the extent the relevant Shares carry voting rights). The Board of Directors may determine the formal requirements with which such certificates must comply. Notwithstanding the foregoing, the Company may make dividend payments and any other payments in cash, Shares or other securities only to the Depositary or sub-depositary recorded in the register(s) or in accordance with its instructions, and such payment will effect full discharge of the Company's obligations.
6.1.8 The Shares are indivisible vis-à-vis the Company which will recognise only one holder per Share. In case a Share is held by more than one Person, the Persons claiming ownership of the Share will be required to name a single proxy to represent the Share vis-à-vis the Company. The Company has the right to suspend the exercise of all rights attached to such Share until one Person has been so appointed. The same rule shall apply in the case of a conflict between an usufructuary and a bare owner or between a pledgor and a pledgee.
6.2 Other Securities
6.2.1 Securities (other than Shares which are covered by Article 6.1) of the Company are in registered form only.
6.2.2 The provisions of Article 6.1 shall apply mutatis mutandis.
Art. 7. Preferred A Shares.
7.1 Status
7.1.1 The Preferred A Shares are mandatory convertible junior non-voting preferred Shares (actions préférentielles junior sans droits de vote convertibles obligatoirement en actions ordinaires) of the Company with such terms as set forth in the Articles of Incorporation.
7.1.2 Each Preferred A Share is identical in all respects to every other Preferred A Share. The Preferred A Shares, subject as set forth herein, rank (i) senior to all Junior Shares, (ii) on parity with all Parity Shares and (iii) junior to all Senior Shares and the Company's existing and future indebtedness, with respect to their Preferred Dividend or distribution rights or rights upon the liquidation, winding-up or dissolution of the Company (as referred to under Article 7.4).
7.1.3 The Preferred A Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in these Articles of Incorporation or as provided by mandatory applicable law.
7.1.4 For the avoidance of doubt it is clarified that the Preferred A Shares shall not be subject any redemption sinking fund or similar provisions.
7.2 Non-Voting
7.2.1 The Preferred A Shareholders shall not have any voting rights with respect to their Preferred A Shares except as set forth herein or as otherwise from time to time required mandatorily by Company Law.
7.2.2 The Preferred A Shareholders shall be entitled to vote in every General Meeting called upon to deal with the following matters:
7.2.2.1 the issue of new shares carrying preferential rights;
7.2.2.2 the determination of the preferential cumulative dividend attaching to the non-voting shares;
7.2.2.3 the conversion of non-voting preferred Shares into common Shares;
7.2.2.4 the reduction of the capital of the Company;
7.2.2.5 any change to the Company's corporate object;
7.2.2.6 the issue of convertible bonds;
7.2.2.7 the dissolution of the Company before its term;
7.2.2.8 the transformation of the Company into a company of another legal form;
7.2.3 The Preferred A Shares further entitle the Preferred A Shareholders to vote on such matters and on such terms as set forth in Article 20.2.
7.2.4 The Preferred A Shareholders shall further in accordance with Company Law have the same voting rights as the holders of Common Shares at all meetings, in case, despite the existence of net profits available in the Company for that purpose, the (cumulative) Preferred Dividends have not been paid in their entirety for any reason whatsoever for a period of two successive financial years (a «Nonpayment») and until such time as all (cumulative) Preferred Dividends shall have been paid in full.
7.2.5 Save where the Preferred A Shares have voting rights, no account shall be taken of the Preferred A Shares in determining the conditions as to quorum and majority at General Meetings and in such case, any reference to Shares and Shareholders shall be, for the avoidance of doubt, only to Common Shares or holders of Common Shares.
7.3 Preferred Dividends
7.3.1 Rate
Subject to the rights of holders of any class or series of Shares ranking senior to the Preferred A Shares with respect to dividends or other distributions, Preferred A Shareholders shall be entitled to receive, when, as and if declared by the General Meeting or, in case of interim dividends, the Board of Directors, out of profits or reserves of the Company legally available therefor, a cumulative dividend at the rate per annum of five point seventy-five per cent (5.75%) on the Liquidation Preference per Preferred A Share (the «Dividend Rate») (equivalent to two point eight seven five US Dollars (USD 2.875) per annum per Preferred A Share) (the «Preferred Dividend»).
Except as otherwise provided herein, the Preferred Dividend on any Preferred A Share converted to Common Shares shall cease to accumulate on the Mandatory Conversion Date, the Cash Acquisition Conversion Date or the Early Conversion Date (each, a «Conversion Date»), as applicable.
Preferred A Shareholders shall not be entitled to any dividends or other distributions (other than the Liquidation Preference on liquidation) on the Preferred A Shares, whether payable in cash, property or Common Shares, in excess of the full Preferred Dividend.
7.3.2 Preferred Dividends on the Preferred A Shares may be declared annually, semi-annually (each time with installments) or quarterly by the General Meeting or as interim dividends by the Board and if and to the extent declared shall be payable quarterly (as the case may be by installments) on each Dividend Payment Date at the Dividend Rate. The entitlement for Preferred Dividends for a Dividend Period is calculated from the day immediately following the last day of the immediately prior Dividend Period or if there has been no prior Dividend Period, the Preferred A Issue Date, whether or not in any Dividend Period or periods there have been profits or other reserves legally available for the declaration and payment of such Preferred Dividends. Declared Preferred Dividends shall be payable (as the case may be by installments) on the relevant Dividend Payment Date to Preferred A Record Holders on the immediately preceding Preferred A Record Date, whether or not such Preferred A Record Holders convert their Preferred A Shares, or such Preferred A Shares are automatically converted, after a Preferred A Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.
The amount of Preferred Dividends on each Preferred A Share for each full Dividend Period shall be computed by dividing the Dividend Rate by four. Preferred Dividends on the Preferred A Shares for any period other than a full Dividend Period shall be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accumulated Preferred Dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date. No Preferred Dividend shall be declared or paid upon, or any sum of cash or number of Common Shares set apart for the payment of Preferred Dividends upon, any outstanding Preferred A Share with respect to any Dividend Period unless all Preferred Dividends for all preceding Dividend Periods shall have been declared and paid upon, or a sufficient sum of cash or number of Common Shares shall have been set apart for the payment of such Preferred Dividends upon, all outstanding Preferred A Shares.
7.3.3 Priority of Preferred Dividends.
7.3.3.1 So long as any Preferred A Share remains outstanding, no dividend or distribution shall be declared or paid on the Common Shares or any other Junior Shares, and no Common Shares or Junior Shares shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated Preferred Dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of Common Shares have been set apart for the payment of such Preferred Dividends upon, all outstanding Preferred A Shares.
7.3.3.2 The foregoing limitation shall not apply to (i) any dividend or distribution payable on any Junior Shares in shares of any other Junior Shares, or to the acquisition of Junior Shares in exchange for, or through application of the proceeds of the sale of, any other Junior Shares; (ii) redemptions, purchases or other acquisitions of Common Shares or other Junior Shares in connection with the administration of any benefit plan or other incentive plan in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights or Junior Shares in connection with a shareholders' rights plan or any redemption or repurchase of rights pursuant to any shareholders' rights plan; (iv) the acquisition by the Company or any of its subsidiaries of record ownership in Junior Shares for the beneficial ownership of any other Persons (other than the Company or any of its subsidiaries), including as trustees or custodians; (v) the exchange or conversion of Junior Shares for or into other Junior Shares (with the same or lesser aggregate liquidation amount) and (vi) any redemption, repurchase or purchase in any way in application of Article 8 (Limitation of ownership-Communications Laws).
7.3.3.3 When Preferred Dividends are not paid (or declared and a sum of cash or number of Common Shares sufficient for payment thereof set aside for the benefit of the Preferred A Shareholders on the applicable Record Date) on any Dividend Payment Date in full on Preferred A Shares, all Preferred Dividends declared on the Preferred A Shares and all dividends on any other Parity Shares shall be declared so that the respective amounts of such dividends declared on the Preferred A Shares and each such other class or series of Parity Shares shall bear the same ratio to each other as all accumulated dividends or distributions per share on Preferred A Shares and such class or series of Parity Shares (subject to their having been declared by the General Meeting or the Board of Directors out of legally available profits or reserves and including, all accumulated dividends or distributions) bear to each other; provided that any undeclared (and unpaid) Preferred Dividend will continue to accumulate.
7.3.3.4 Subject to the foregoing, and not otherwise, such dividends or other distributions (payable in cash, securities or other property) as may be determined by the Board of Directors or the General Meeting may be declared and paid on any securities, including Common Shares and other Junior Shares, from time to time out of any profits or reserves legally available therefor, and Preferred A Shareholders shall not be entitled to participate in any such dividends or distributions.
7.3.4 Method of Payment of Preferred Dividends.
The Preferred Dividends may be paid in cash, by delivery of Common Shares or through any combination of cash and Common Shares, as determined by the Company (by decision of the Board) in its sole discretion (subject to the limitations described below).
7.3.4.1 Subject to the limitations described below, any declared Preferred Dividend (or any portion of any declared Preferred Dividend) on the Preferred A Shares, whether or not for a current Dividend Period or any prior Dividend Period (including in connection with the payment of declared and unpaid Preferred Dividends to the extent required to be paid pursuant to Articles 7.5, 7.6 or 7.7), may be paid by the Company, as determined in the Company's sole discretion: (i) in cash; (ii) by delivery of Common Shares; or (iii) through any combination of cash and Common Shares.
7.3.4.2 Each payment of a declared Preferred Dividend on the Preferred A Shares shall be made in cash, except to the extent the Company elects to make all or any portion of such payment in Common Shares. The Company may make such election by giving notice to the Preferred A Shareholders of such election and the portions of such payment that shall be made in cash and in Common Shares no later than twelve (12) Trading Days prior to the Dividend Payment Date for such Preferred Dividend.
7.3.4.3 Common Shares issued in payment or partial payment of a declared Preferred Dividend shall be valued for such purpose at 97% of the average VWAP per Common Share over the ten (10) consecutive Trading Day period ending on the second (2nd ) Trading Day immediately preceding the applicable Dividend Payment Date (the «Average Price»).
7.3.5 No fractional Common Share shall be delivered to Preferred A Shareholders in payment or partial payment of a Preferred Dividend. A cash adjustment shall be paid to each Preferred A Shareholder that would otherwise be entitled to a fraction of a Common Share based on the average VWAP per Common Share over the ten (10) consecutive Trading Day period ending on the second (2 nd ) Trading Day immediately preceding the relevant Dividend Payment Date.
7.3.6 Notwithstanding the foregoing, in no event shall the number of Common Shares delivered in connection with any declared Preferred Dividend, including any declared Preferred Dividend payable in connection with a conversion, exceed a number equal to the total Preferred Dividend payment divided by six US Dollars and thirty cents (USD 6.30), subject to adjustment in a manner inversely proportional to any antidilution adjustment to each Fixed Conversion Rate as set forth in Article 7.11 (such dollar amount, as adjusted, the «Floor Price»). To the extent that the amount of the declared Preferred Dividend exceeds the product of the number of Common Shares delivered in connection with such declared Preferred Dividend and the Average Price, the Company shall, if it is legally able to do so, pay such excess amount in cash.
7.3.7 To the extent that the Company, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Shares issued as payment of a dividend, including Preferred Dividends paid in connection with a conversion, the Company shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all Common Shares have been resold thereunder and such time as all such Common Shares are freely tradeable without registration. To the extent applicable, the Company shall also use its reasonable best efforts to have the Common Shares qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Shares are not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed).
7.4 Rights of Preferred A Shares on Liquidation, Winding up or Dissolution
7.4.1 In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Preferred A Shareholder shall be entitled to receive the Liquidation Preference per Preferred A Share held, plus an amount equal to accumulated Preferred Dividends on such Preferred A Shares to (but excluding) the date fixed for (the opening of the) liquidation, winding-up or dissolution to be paid out of the assets of the Company available for distribution to its Shareholders, after satisfaction of liabilities owed to the Company's creditors and holders of any Senior Shares and before any payment or distribution is made on any Junior Shares, including, without limitation, the Common Shares.
7.4.2 Neither the sale (for cash, Shares, securities or other consideration) of all or substantially all of the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business), nor the merger or consolidation of the Company into or with any other Person, shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes hereof.
7.4.3 If upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, the amounts payable with respect to the Liquidation Preference plus an amount equal to accumulated (and undeclared and unpaid) Preferred Dividends on the Preferred A Shares and all Parity Shares are not paid in full, the Preferred A Shareholders and all holders of any Parity Shares shall share equally and ratably in any distribution of the Company's assets in proportion to the liquidation preference and an amount equal to the accumulated (and undeclared and unpaid) dividends to which such holders are entitled.
7.4.4 After the payment to the Preferred A Shareholders of full preferential amounts provided for in this Article 7.4, the Preferred A Shareholders as such shall have no right or claim to any of the remaining assets of the Company.
7.5 Mandatory Conversion on the Mandatory Conversion Date
7.5.1 Each Preferred A Share shall automatically convert (unless previously converted at the option of the Preferred A Shareholder in accordance with Article 7.6 or pursuant to an exercise of a Cash Acquisition Conversion right pursuant to Article 7.7) on the Mandatory Conversion Date («Mandatory Conversion»), into a number of Common Shares equal to the Mandatory Conversion Rate.
7.5.2 The «Mandatory Conversion Rate» shall be as follows:
7.5.2.1 if the Applicable Market Value is greater than twenty-two US Dollars and five cents (USD22.05) (the «Threshold Appreciation Price»), then the Mandatory Conversion Rate shall be equal to two point two six seven six (2.2676) Common Shares per Preferred A Share (the «Minimum Conversion Rate»);
7.5.2.2 if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than eighteen US Dollars (USD18.00) (the «Initial Price»), then the Mandatory Conversion Rate per Preferred A Share shall be equal to the Liquidation Preference divided by the Applicable Market Value; or
7.5.2.3 if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to two point seven seven seven eight (2.7778) Common Shares per Preferred A Share (the «Maximum Conversion Rate»).
7.5.3 The Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Article 7.11.
7.5.4 If the Company declares a Preferred Dividend for the Dividend Period ending on the Mandatory Conversion Date, the Company shall pay such Preferred Dividend to the Preferred Record Holders as of the immediately preceding Preferred A Record Date in accordance with the provisions of Article 7.3.
If prior to the Mandatory Conversion Date the Company has not declared all or any portion of the accumulated Preferred Dividends on the Preferred A Shares, the Mandatory Conversion Rate shall be adjusted so that Preferred A Shareholders receive an additional number of Common Shares equal to the amount of accumulated Preferred Dividends that have not been declared («Mandatory Conversion Additional Conversion Amount») divided by the greater of the Floor Price and the Applicable Market Value. To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional Common Shares and the Applicable Market Value, the Company shall, if the Company is legally able to do so, declare and pay such excess amount in cash pro rata to the Preferred A Shareholders.
7.6 Early Conversion at the Option of the Holder
7.6.1 Other than during a Cash Acquisition Conversion Period, the Preferred A Shareholders shall have the right to convert their Preferred A Shares, in whole or in part (but in no event less than one Preferred A Share), at any time prior to the Mandatory Conversion Date («Early Conversion»), into Common Shares at the Minimum Conversion Rate, subject to adjustment as described in Article 7.11 and to satisfaction of the conversion procedures set forth in Article 7.8.
7.6.2 If as of any Early Conversion Date the Company has not declared all or any portion of the accumulated Preferred Dividends for all Dividend Periods ending prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted so that the converting Preferred A Shareholder receives an additional number of Common Shares equal to the amount of accumulated Preferred Dividends that have not been declared, divided by the greater of the Floor Price and the average of the Closing Prices of the Common Shares over the forty (40) consecutive Trading Day period ending on the third (3 rd ) Trading Day immediately preceding the Early Conversion Date (such average being referred to as the «Applicable Early Conversion Market Value»). Except as described above, upon any Early Conversion of any Preferred A Shares, the Company shall make no payment or allowance for unpaid Preferred Dividends on such Preferred A Shares.
7.7 Cash Acquisition Conversion
7.7.1 If a Cash Acquisition occurs on or prior to the Mandatory Conversion Date, the Preferred A Shareholders shall have the right to convert their Preferred A Shares, in whole or in part (but in no event less than one Preferred A Share) (such right of the Preferred A Shareholders to convert their Preferred A Shares pursuant to this Article 7.7.1 being the «Cash Acquisition Conversion») during a period (the «Cash Acquisition Conversion Period») that begins on the effective date of such Cash Acquisition (the «Effective Date») and ends at 5:00 p.m., New York City time, on the date that is twenty (20) calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) into Common Shares at the Cash Acquisition Conversion Rate (as adjusted pursuant to Article 7.11).
7.7.2 On or before the twentieth (20 th ) calendar day prior to the anticipated Effective Date of the Cash Acquisition, or, if such prior notice is not practicable, no later than the tenth (10th ) calendar day immediately following such Effective Date, the Company shall provide notice (the «Cash Acquisition Notice») to the Preferred A Shareholders. Such notice shall state: (i) the anticipated Effective Date of the Cash Acquisition; (ii) that Preferred A Shareholders shall have the right to effect a Cash Acquisition Conversion in connection with such Cash Acquisition during the Cash Acquisition Conversion Period; (iii) the Cash Acquisition Conversion Period; and (iv) the instructions a Preferred A Shareholder must follow to effect a Cash Acquisition Conversion in connection with such Cash Acquisition.
If the Company notifies Preferred A Shareholders of a Cash Acquisition later than the twentieth (20th ) calendar day prior to the Effective Date of the Cash Acquisition, the Cash Acquisition Conversion Period shall be extended by a number of days equal to the number of days from, and including, the twentieth (20th ) calendar day prior to the Effective Date of the Cash Acquisition to, but excluding, the date of such notice; provided that the Cash Acquisition Conversion Period shall not be extended beyond the Mandatory Conversion Date.
Such notice may be given by the Company pursuant to Article 7.12.
7.7.3 Not later than the second Business Day following the Effective Date or, if later, the date the Company provides Preferred A Shareholders notice of the Effective Date of the Cash Acquisition, the Company shall notify Preferred A Shareholders of: (i) the Cash Acquisition Conversion Rate; (ii) the Cash Acquisition Dividend Make-whole Amount and whether the Company shall pay such amount in cash, Common Shares or a combination thereof (and if so, shall specify the combination, if applicable); and (iii) the amount of accumulated and undeclared Preferred Dividends as of the Effective Date and whether the Company shall pay such amount by an adjustment of the Cash Acquisition Conversion Rate, a cash payment or a combination thereof (and if so, shall specify the combination, if applicable). Such notice may be given by the Company pursuant to Article 7.12.
7.7.4 Upon any conversion pursuant to Article 7.7.1, in addition to issuing to the converting Preferred A Shareholders the number of Common Shares at the Cash Acquisition Conversion Rate, the Company shall:
7.7.4.1 either (x) pay the converting Preferred A Shareholders in cash, to the extent the Company is legally permitted to do so, the present value, computed using a discount rate of five point seventy-five per cent (5.75%) per annum, of all Preferred Dividend amounts on the Preferred A Shares subject to such Cash Acquisition Conversion for all remaining Dividend Periods (excluding any accumulated Preferred Dividends as of the Effective Date) from such Effective Date to but excluding the Mandatory Conversion Date (the «Cash Acquisition Dividend Make-whole Amount»); or (y) increase the number of Common Shares to be issued on conversion by a number equal to (A) the Cash Acquisition Dividend Make-whole Amount divided by (B) the greater of the Floor Price and the Share Price; and
7.7.4.2 to the extent that, as of the Effective Date, the Company has not declared all or any portion of the accumulated Preferred Dividends on the Preferred A Shares as of such Effective Date, the Cash Acquisition Conversion Rate shall be further adjusted so that converting Preferred A Shareholders receive an additional number of Common Shares equal to the amount of such accumulated Preferred Dividends (the «Cash Acquisition Additional Conversion Amount»), divided by the greater of the Floor Price and the Share Price. To the extent that the Cash Acquisition Additional Conversion Amount exceeds the product of the number of additional Common Shares and the Share Price, the Company shall, if legally able to do so, declare and pay such excess amount in cash.
7.7.4.3 if the Effective Date falls during a Dividend Period for which the Company has declared a Preferred Dividend, the Company shall pay such Preferred Dividend on the relevant Dividend Payment Date to the Preferred A Shareholders on the immediately preceding Preferred A Record Date in accordance with Article 7.3.
7.8 Conversion Procedures
7.8.1 Pursuant to Article 7.5, on the Mandatory Conversion Date, any outstanding Preferred A Shares shall automatically convert into Common Shares. The Person or Persons entitled to receive the Common Shares issuable upon mandatory conversion of the Preferred A Shares shall be treated as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Article 7.11.3.3, prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the Common Shares issuable upon conversion of Preferred A Shares shall not be outstanding for any purpose and Preferred A Shareholders shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Shares, by virtue of holding the Preferred A Shares.
7.8.2 To effect an Early Conversion pursuant to Article 7.6, a Preferred A Shareholder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay all transfer or similar taxes or duties, if any.
The Early Conversion shall be effective on the date on which a Preferred A Shareholder has satisfied the foregoing requirements, to the extent applicable («Early Conversion Date»). A Preferred A Shareholder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Preferred A Shareholder exercises its conversion rights, but such Preferred A Shareholder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Preferred A Shareholder. Common Shares shall be issued and delivered only after all applicable taxes and duties, if any, payable by the Preferred A Shareholder have been paid in full and shall be issued, together with any cash to which the converting Preferred A Shareholder is entitled, on the later of the third (3rd) Business Day immediately succeeding the Early Conversion Date and the Business Day after the Preferred A Shareholder has paid in full all applicable taxes and duties, if any. The Person or Persons entitled to receive the Common Shares issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. No allowance or adjustment, except as set forth in Article 7.11.3.3, shall be made in respect of dividends or distributions payable to holders of Common Shares of record as of any date prior to such applicable Early Conversion Date. Prior to such applicable Early Conversion Date, Common Shares issuable upon conversion of any Preferred A Shares shall not be outstanding for any purpose, and Preferred A Shareholders shall have no rights with respect to the Common Shares (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Preferred A Shares.
In the event that an Early Conversion is effected with respect to Preferred A Shares representing less than all the Preferred A Shares held by a Preferred A Shareholder, upon such Early Conversion the relevant register shall revise its records accordingly.
7.8.3 To effect a Cash Acquisition Conversion pursuant to Article 7.7, a Preferred A Shareholder must, during the Cash Acquisition Conversion Period, deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay all transfer or similar taxes or duties, if any.
The Cash Acquisition Conversion shall be effective on the date on which a Preferred A Shareholder has satisfied the foregoing requirements, to the extent applicable (the «Cash Acquisition Conversion Date»). A Preferred A Shareholder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Preferred A Shareholder exercises its conversion rights, but such Preferred A Shareholder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Preferred A Shareholder. Common Shares shall be issued and delivered only after all applicable taxes and duties, if any, payable by the Preferred A Shareholder have been paid in full and shall be issued, together with any cash to which the converting Preferred A Shareholder is entitled, on the later of the third (3rd) Business Day immediately succeeding the Cash Acquisition Conversion Date and the Business Day after the Preferred A Shareholder has paid in full all applicable taxes and duties, if any. For the avoidance of doubt, Preferred A Shareholders who do not submit their instruction form for conversion during the Cash Acquisition Conversion Period shall not be entitled to convert their Preferred A Shares at the Cash Acquisition Conversion Rate or to receive the Cash Acquisition Dividend Make-whole Amount.
The Person or Persons entitled to receive the Common Shares issuable upon such Cash Acquisition Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Cash Acquisition Conversion Date. No allowance or adjustment, except as set forth in Article 7.11.3.3, shall be made in respect of dividends or distributions payable to holders of Common Shares of record as of any date prior to such applicable Cash Acquisition Conversion Date. Prior to such applicable Cash Acquisition Conversion Date, Common Shares issuable upon conversion of any Preferred A Shares shall not be deemed outstanding for any purpose, and Preferred A Shareholders shall have no rights with respect to the Common Shares (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares, by virtue of holding Preferred A Shares.
In the event that a Cash Acquisition Conversion is effected with respect to Preferred A Shares representing less than all the Preferred A Shares held by a Preferred A Shareholder, upon such Cash Acquisition Conversion the relevant register shall revise its records accordingly.
7.8.4 In the event that a Preferred A Shareholder shall not by written notice designate the name in which Common Shares to be issued upon conversion of such Preferred A Shares should be registered, the Company shall be entitled to register such Shares, and make such payment, in the name of the Preferred A Shareholder as shown on the records of the Company.
7.8.5 Preferred A Shares shall cease to be outstanding on the applicable Conversion Date, subject to the right of relevant Preferred A Shareholder to receive Common Shares issuable upon conversion of such Preferred A Shares and other amounts and Common Shares, if any, to which they are entitled pursuant to Articles 7.5, 7.6 or 7.7, as applicable.
7.9 Reservation of Common Shares
7.9.1 The Company shall at all times reserve and keep available out of its authorized and unissued Common Shares or Common Shares held in the treasury of the Company, solely for issuance upon the conversion of Preferred A Shares as herein provided, free from any preemptive or other similar rights, the maximum number of shares of Common Shares as shall from time to time be issuable upon the conversion of all the Preferred A Shares then outstanding. For purposes of this Article 7.9.1, the number of Common Shares that shall be deliverable upon the conversion of all outstanding Preferred A Shares shall be computed as if at the time of computation all such outstanding Preferred A Shares were held by a single Preferred A Shareholder.
7.9.2 Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Preferred A Shares, as herein provided, Common Shares reacquired and held in the treasury of the Company (or a subsidiary of the Company) (in lieu of the issuance of authorized and unissued Common Shares), so long as any such treasury Common Shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Preferred A Shareholders).
7.9.3 All Common Shares delivered upon conversion of the Preferred A Shares shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Preferred A Shareholders).
7.9.4 Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Preferred A Shares, the Company shall use reasonable best efforts to comply with all U.S. federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
7.9.5 If at any time the Common Shares shall be listed on the New York Stock Exchange or any other (U.S.) national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Preferred A Shares; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of Preferred A Shares into Common Shares in accordance with the provisions hereof, the Company covenants to list such Common Shares issuable upon first conversion of the Preferred A Shares in accordance with the requirements of such exchange or automated quotation system at such time.
7.10 Fractional Shares
7.10.1 No fractional Common Shares shall be issued as a result of any conversion of Preferred A Shares.
7.10.2 In lieu of any fractional Common Share otherwise issuable in respect of any mandatory conversion pursuant to Article 7.5 or a conversion at the option of the Preferred A Shareholder pursuant to Article 7.6 or Article 7.7, the Company shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the average of the Closing Prices over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the Mandatory Conversion Date, Cash Acquisition Conversion Date or Early Conversion Date, as applicable.
7.10.3 If more than one Preferred A Share is surrendered for conversion at one time by or for the same Preferred A Shareholder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred A Shares so surrendered.
7.11 Anti-Dilution Adjustments to the Fixed Conversion Rates.
7.11.1 Each Fixed Conversion Rate shall be subject to the following adjustments:
7.11.1.1 Shares Dividends and Dividends.
If the Company issues Common Shares to all holders of Common Shares as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be divided by a fraction:
(A) the numerator of which is the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and
(B) the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of Common Shares constituting such dividend or other distribution.
Any adjustment made pursuant to this Article 7.11.1.1 shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this Article 7.11.1.1 is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its or, as the case may be, the General Meeting's, decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this Article 7.11.1.1, the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include Common Shares held in treasury by the Company but shall include any Common Shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Company shall not pay any dividend or make any distribution on Common Shares held in treasury by the Company.
7.11.1.2 Issuance of Share Purchase Rights.
If the Company issues to all holders of Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to forty-five (45) calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Common Shares at a price per Common Share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:
(A) the numerator of which is the sum of the number of shares of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares issuable pursuant to such rights or warrants, and
(B) the denominator of which shall be the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.
Any adjustment made pursuant to this Article 7.11.1.2 shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this Article 7.11.1.2 are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its or, as the case may be, the General Meeting's, decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). For the purposes of this Article 7.11.1.2, the number of Common Shares at the time outstanding shall not include Shares held in treasury by the Company but shall include any Common Shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Company shall not issue any such rights or warrants in respect of Common Shares held in treasury by the Company.
7.11.1.3 Subdivisions and Combinations of the Common Shares.
If outstanding Common Shares shall be subdivided into a greater number of Common Shares or combined into a lesser number of Common Shares, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:
(A) the numerator of which is the number of Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and
(B) the denominator of which is the number of Common Shares outstanding immediately prior to such subdivision or combination.
Any adjustment made pursuant to this Article 7.11.1.3 shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.
7.11.1.4 Debt or Asset Dividend.
(A) If the Company distributes to all holders of Common Shares evidences of its indebtedness, Shares, securities, rights to acquire the Company's Share capital, cash or other assets (excluding (1) any dividend or distribution covered by Article 7.11.1.1, (2) any rights or warrants covered by Article 7.11.1.2, (3) any dividend or distribution covered by Article 7.11.1.5 and (4) any Spin-Off to which the provisions set forth in Article 7.11.1.4 (B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:
(1) the numerator of which is the Current Market Price, and
(2) the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, Shares, securities, rights to acquire the Company's share capital, cash or other assets so distributed applicable to one Common Share.
(B) In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:
(1) the numerator of which is the sum of (x) the Current Market Price of the Common Shares and (y) the Fair Market Value of the portion of those Shares or similar equity interests so distributed which is applicable to one Common Share as of the fifteenth (15th) Trading Day after the effective date for such distribution (or, if such Shares or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities), and
(2) the denominator of which is the Current Market Price of the Common Shares.
Any adjustment made pursuant to this Article 7.11.1.4 shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such distribution. In the event that such distribution described in this Article 7.11.1.4 is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its or, as the case may be, the General Meeting's, decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this Article 7.11.1.4 during any settlement period in respect of Preferred A Shares that have been tendered for conversion, delivery of the Common Shares issuable upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this Article 7.11.1.4.
7.11.1.5 Cash Dividends or Distributions.
If the Company distributes an amount exclusively in cash to all holders of Common Shares (excluding (1) any cash that is distributed in a Reorganization Event to which Article 7.11.5 applies, (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company or (3) any consideration payable in as part of a tender or exchange offer by the Company or any subsidiary of the Company), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:
(1) the numerator of which is the Current Market Price, and
(2) the denominator of which is the Current Market Price minus the amount per Common Share of such distribution.
Any adjustment made pursuant to this Article 7.11.1.5 shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such distribution. In the event that any distribution described in this Article 7.11.1.5 is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its or, as the case may be, the General Meeting's, decision not to make such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.
7.11.1.6 Self Tender Offers and Exchange Offers.
If the Company or any subsidiary of the Company successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form F-4 (or Form S-4) for Common Shares (excluding any securities convertible or exchangeable for Common Shares), where the cash and the value of any other consideration included in the payment per Common Share exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the «Expiration Date») shall be multiplied by a fraction:
(A) the numerator of which shall be equal to the sum of:
(1) the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for Common Shares purchased in such tender or exchange offer; and
(2) the product of the Current Market Price and the number of Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and
(B) the denominator of which shall be equal to the product of (1) the Current Market Price and (2) the number of Common Shares outstanding immediately prior to the time such tender or exchange offer expires.
Any adjustment made pursuant to this Article 7.11.1.6 shall become effective immediately after 5:00 p.m., New York City time, on the seventh (7th) Trading Day immediately following the Expiration Date. In the event that the Company or one of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Article 7.11.1.6 to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this Article 7.11.1.6. If an adjustment to each Fixed Conversion Rate is required pursuant to this Article 7.11.1.6 during any settlement period in respect of Preferred A Shares that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this Article 7.11.1.6.
7.11.1.7 Except with respect to a Spin-Off, in cases where the Fair Market Value of the evidences of the Company's indebtedness, Shares, securities, rights to acquire the Company's share capital, cash or other assets as to which Article 7.11.1.4 or Article 7.11.1.5 apply, applicable to one Common Share, distributed to holders of Common Shares equals or exceeds the average of the Closing Prices of the Common Shares over the five (5) consecutive Trading Day period ending on the Trading Day before the ExDate for such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Preferred A Shareholders shall be entitled to receive upon conversion, in addition to a number of Common Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Company's indebtedness, Shares, securities, rights to acquire the Company's share capital, cash or other assets comprising the distribution that such Preferred A Shareholder would have received if such Preferred A Shareholder had owned immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution, for each Preferred A Share, a number of Common Shares equal to the Maximum Conversion Rate in effect on the date of such distribution.
7.11.1.8 Rights Plans.
To the extent that the Company has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any Preferred A Shares, Preferred A Shareholders shall receive, in addition to the Common Shares, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Company made a distribution to all holders of the Common Shares as described in Article 7.11.1.4, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Preferred A Shareholders to receive upon conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from Common Shares) shall not constitute a distribution of rights or warrants that would entitle Preferred A Shareholders to an adjustment to the Fixed Conversion Rates.
7.11.2 Adjustment for Tax Reasons.
The Company may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Article 7.11, as the Company deems advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.
7.11.3 Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Share Price.
7.11.3.1 All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a Common Share. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) therein; provided, that any adjustments which by reason of this Article 7.11.3.1 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however that with respect to adjustments to be made to the Fixed Conversion Rates in connection with cash dividends or distributions paid by the Company, the Fixed Conversion Rates shall be adjusted regardless of whether such aggregate adjustments amount to one percent (1%) or more of the Fixed Conversion Rates no later than November 15 of each calendar year; provided, further that on the earlier of the Mandatory Conversion Date, an Early Conversion Date and the Effective Date of a Cash Acquisition, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.
7.11.3.2 If an adjustment is made to the Fixed Conversion Rates pursuant to Article 7.11.1 or Article 7.11.2, an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of Articles 7.5.2.1, 7.5.2.2, or 7.5.2.3 of Article 7.5.2 shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Article 7.11.1 or Article 7.11.2 and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. The Company shall make appropriate adjustments to the Closing Prices prior to the relevant Ex-Date, effective date or Expiration Date, as the case may be, used to calculate the Applicable Market Value to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates that become effective during the forty (40) consecutive Trading Day period used for calculating the Applicable Market Value.
7.11.3.3 If:
(A) the record date for a dividend or distribution on Common Shares occurs after the end of the forty (40) consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and
(B) such dividend or distribution would have resulted in an adjustment of the number of Common Shares issuable to the Preferred A Shareholders had such record date occurred on or before the last Trading Day of such forty (40) Trading Day period, then the Company shall deem the Preferred A Shareholders to be holders of record of Common Shares for purposes of that dividend or distribution. In this case, the Preferred A Shareholders would receive the dividend or distribution on Common Shares together with the number of Common Shares issuable upon the Mandatory Conversion Date.
7.11.3.4 If an adjustment is made to the Fixed Conversion Rates pursuant to Article 7.11.1 or Article 7.11.2, a proportional adjustment shall be made to each Share Price column heading set forth in the table included in the definition of «Cash Acquisition Conversion Rate.» Such adjustment shall be made by multiplying each Share Price included in such table by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to such adjustment and the denominator of which is the Minimum Conversion Rate immediately after such adjustment.
7.11.3.5 No adjustment to the Fixed Conversion Rates shall be made if Preferred A Shareholders may participate in the transaction that would otherwise give rise to an adjustment as if they held, for each Preferred A Share, a number of Common Shares equal to the Maximum Conversion Rate then in effect. In addition, the applicable Fixed Conversion Rate shall not be adjusted:
(A) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in Common Shares under any plan;
(B) upon the issuance of Common Shares or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by the Company or any of its subsidiaries;
(C) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Preferred A Issue Date;
(D) for a change in the nominal value or no nominal value of the Common Shares; or
(E) for accumulated Preferred Dividends on the Preferred A Shares, except as provided under Articles 7.5, 7.6 and 7.7.
7.11.4 Notice of Adjustment.
Whenever the Fixed Conversion Rates and the Cash Acquisition Conversion Rates are to be adjusted, the Company shall:
7.11.4.1 compute such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;
7.11.4.2 within five (5) Business Days following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Cash Acquisition Conversion Rates (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), give notice, or cause notice to be given to the Preferred A Shareholders of the occurrence of such event; and
7.11.4.3 within five (5) Business Days following the determination of such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates provide, or cause to be provided, to the Preferred A Shareholders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rates and Cash Acquisition Conversion Rates, as applicable, was determined and setting forth such adjusted Fixed Conversion Rates or Cash Acquisition Conversion Rates.
7.11.5 Reorganization Events.
7.11.5.1 In the event of:
(i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing company and in which the Common Shares outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another Person);
(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company;
(iii) any reclassification of Common Shares into securities including securities other than Common Shares; or
(iv) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition), in each case, as a result of which the Company's Common Shares would be converted into, or exchanged for, securities, cash or property (each, a «Reorganization Event»), each Preferred A Share outstanding immediately prior to such Reorganization Event shall, without the consent of Preferred A Shareholders, become convertible into the kind of securities, cash and other property (the «Exchange Property») that such Preferred A Shareholder would have been entitled to receive if such Preferred A Shareholder had converted its Preferred A Shares into Common Shares immediately prior to such Reorganization Event. For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election. For purposes of this Article 7.11.5, a «Unit of Exchange Property» means the type and amount of such Exchange Property attributable to one Common Share. The number of Units of Exchange Property for each Preferred A Share converted following the effective date of such Reorganization Event shall be determined based on the Mandatory Conversion Rate, Minimum Conversion Rate or Cash Acquisition Conversion Rate, as the case may be, then in effect on the applicable Conversion Date (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Conversion Date). In the event of any such Reorganization Event, the applicable conversion rate shall be (1) in the case of an Early Conversion, the Minimum Conversion Rate (with any adjustment thereto under Article 7.6.2 based on the Applicable Early Conversion Market Value as determined using the alternative formulation of Applicable Early Conversion Market Value set forth in the following paragraph) and (2) in the case of a Mandatory Conversion, the Mandatory Conversion Rate (determined under Article 7.5 based upon the Applicable Market Value as determined using the alternative formulation of Applicable Market Value set forth in the following paragraph).
For purposes of this Article 7.11.5, «Applicable Market Value» and «Applicable Early Conversion Market Value» shall be deemed to refer to the Applicable Market Value or Applicable Early Conversion Market Value, as the case may be, of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a (U.S.) nationally recognized independent investment banking firm retained by the Company for this purpose. For purposes of this Article 7.11.5, the term «Closing Price» shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Article 7.11.5, references to Common Shares in the definitions of «Trading Day,» «Applicable Market Value» and «Applicable Early Conversion Market Value» shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.
The above provisions of this Article 7.11.5 shall similarly apply to successive Reorganization Events and the provisions of Article 7.11 shall apply to any Shares of the Company (or any successor) received by the holders of Common Shares in any such Reorganization Event.
The Company (or any successor) shall, within twenty (20) days of the occurrence of any Reorganization Event, give notice to the Preferred A Shareholders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Article 7.11.5.
7.12 Notices to Preferred A Shareholders
All notices or other communications, other than as may be required by applicable law with respect to General Meetings, in respect of the Preferred A Shares shall be sufficiently given if given by the Company (i) with respect to Preferred A Shares the holders of which are (directly) inscribed in the register of shareholders of the Company to such registered holders of Preferred A Shares in writing and delivered in person or by first class mail, postage prepaid, or in such other manner as may be permitted in these Articles of Incorporation or by applicable law and (ii) with respect to Preferred A Shares held by or through DTC (and any other depository or settlement system, by notice to DTC (or such other depository or settlement).
7.13 Miscellaneous.
7.13.1 The Company shall pay any and all share transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery Preferred A Shares or Common Shares or other securities issued on account of Preferred A Shares pursuant hereto. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Common Shares or other securities in a name other than that in which the Preferred A Shares with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
7.13.2 The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a share split, combination, reclassification or other similar event involving the Preferred A Shares. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.
Art. 8. Limitation of Ownership - Communications Laws.
8.1 The Company may restrict the ownership, or proposed ownership, of Shares or other equity securities of the Company by any Person or the transfer of Shares (or other equity securities) to any Person if the ownership or proposed ownership of Shares (or other equity securities) (or the transfer of Shares or other equity securities to) of such Person (i) is or could be, as determined by the Board of Directors, inconsistent with, or in violation of, any provision of, the Communications Laws, (ii) will or may limit or impair, as determined by the Board of Directors, any business activities or proposed business activities of the Company and/or its group or any group entity under the Communications Laws or (iii) will, or could, make the Company and/or its group or any group entity, subject to any specific law, rule, regulation, provision or policy under the Communications Laws to which the Company, its group or group entity would not be subject to but for such ownership, proposed ownership or transfer ((i), (ii) and (iii) collectively the «Communications Law Limitations»).
8.2 If the Company believes that the ownership or proposed ownership of Shares or other equity securities of the Company by any Person may result in a Communications Law Limitation, the Company may at any time request information from Shareholders, other equity securities holders, transferees or proposed transferees, including without limitation information on citizenship, affiliations, and ownership or other interests in other companies or enterprises, and such Person shall furnish promptly the Company with such information.
8.3 If (A) the Company does not receive the relevant information requested pursuant to Article 8.2 or (B) the Company determines that the ownership or proposed ownership of Shares or other equity securities by a Person or that the exercise of any rights of Shares or other equity securities by a Person, results or could result, as determined by the Company, in a Communications Law Limitation, the Company has the absolute right to (i) refuse to issue Shares or other equity securities to such Person, (ii) refuse to permit or recognise a transfer (or attempted transfer) of Shares or other equity securities to such Person and any such transfer or attempted transfer shall not be inscribed in the register(s) of the Company, (iii) suspend any rights attached to such Shares or equity securities (including without limitation the right to attend and vote at General Meetings and the right to receive dividends or other distributions) and which causes or could cause such Communications Law Limitation, (iv) compulsorily redeem the Shares or other equity securities of the Company held by such Person. The Company shall in addition have the right to exercise any and all appropriate remedies, at law or in equity in any court of competent jurisdiction, against any such Person, with a view towards obtaining such information or preventing or curing any situation which causes or could cause a Communications Law Limitation. Any measure taken by the Company pursuant to (i), (ii) or (iii), respectively, shall remain in effect until the requested information has been received and/or the Company has determined that the ownership, proposed ownership or transfer of Shares or other equity securities by (or to) the relevant Person or that the exercise of any rights of Shares or other equity securities by such Person as the case may be, will not result in a Communications Law Limitation.
8.4 In case of a compulsory redemption,
8.4.1 the Company shall serve a notice (a «Redemption Notice») upon the relevant Shareholder(s), specifying (1) the Shares to be redeemed, (2) the redemption price for such Shares, and (3) the place at which the redemption price in respect for such Shares is payable. Immediately after the close of business on the date specified in the Redemption Notice, each such Shareholder shall cease to be the owner of the Shares specified in such notice and, as the case may be, such Shareholder's name shall be removed from the relevant register of Shareholders.
8.4.2 The price at which the Shares specified in any Redemption Notice shall be redeemed (the «Redemption Price») shall be an amount equal to the lesser of (A) the aggregate amount paid for such Shares (if acquired within the preceding twelve months from the date of the relevant Redemption Notice), (B) in case the Shares of the Company are listed on a Regulated Market, the last price quoted for the Shares on the business day immediately preceding the day on which the Redemption Notice is served, and (C) the book value per Share determined on the basis of the last published accounts prior to the day of service of the Redemption Notice.
8.4.3 Payment of the Redemption Price may be made directly to the holder of the Shares so redeemed or may be deposited by the Company on an account with a bank in Luxembourg, the United States or elsewhere (as specified in the Redemption Notice) for payment to such holder. Upon payment of the Redemption Price (either directly or through the deposit of such price as aforesaid), no Person interested in the Shares specified in such Redemption Notice shall have any further interest in such Shares or any of them, or any claim against the Company or its assets in respect thereof, except in the case of a deposit of the Redemption Price as aforesaid, the right to receive the Redemption Price so deposited (without interest).
8.4.4 The exercise by the Company of the powers conferred by this Article shall not be questioned or invalidated in any case, on the ground that there was insufficient evidence of ownership of Shares by any Person or that the true ownership of any Shares was otherwise than appeared to the Company at the date of any Redemption Notice.
Art. 9. Shares - Voting Rights.
9.1 Except and subject as set forth in the present Articles, each Share shall be entitled to one vote at all General Meetings of Shareholders.
9.2 Except as otherwise mandatorily provided for by Company Law or as set forth in the Articles, the Preferred A Shares shall not have any voting rights at any General Meeting of the Company or otherwise.

Art. 10. Management of the Company - Board of Directors.
10.1 The Company shall be managed by a Board of Directors which is vested with the broadest powers to manage the business of the Company and to authorise and/or perform all acts of disposal, management and administration falling within the purposes of the Company.
10.2 All powers not expressly reserved by the law or by these Articles to the General Meeting shall be within the competence of the Board of Directors.
10.3 Except as otherwise provided herein or by law, the Board of Directors of the Company is authorised to take such action (by resolution or otherwise) and to adopt such provisions as shall be necessary, appropriate, convenient or deemed fit to implement the purpose of the Company.
Art. 11. Composition of the Board of Directors.
11.1 The Company shall be managed by a Board of Directors composed of a minimum of three (3) Directors and a maximum of twenty (20) (unless otherwise provided for herein) who may but do not need to be Shareholders of the Company.
The Directors are appointed by the General Meeting of Shareholders for a period of up to three (3) years (provided however that such three (3) year term may be exceeded by a period up to the annual General Meeting held following the third anniversary of the appointment); provided however the Directors shall be divided into three (3) classes, namely class I, class II and class III, so that, subject to the number of Directors, each class will consist (as near as possible) of one third (1/3) of the Directors. Directors are elected on a staggered basis, with the Directors of one of the classes being elected each year for a term of up to three (3) years (subject as provided above as to the extension of the term), and provided that the initial class I Directors and the class II Directors shall be elected until the first (for class I) and the second (for class II) annual General Meeting, respectively, held following their appointment. The Directors may be removed with or without cause (ad nutum) by the General Meeting of Shareholders by a simple majority vote of votes cast at a General Meeting of Shareholders. The Directors shall be eligible for re-election indefinitely.
11.2 In the event of a vacancy in the office of a Director because of death, retirement, resignation, dismissal, removal or otherwise, the remaining Directors may fill such vacancy by simple majority vote and appoint a successor in accordance with applicable law.
11.3 (A) Unless otherwise determined by the Board of Directors, candidates for election to the Board must provide to the Company, (i) a written completed questionnaire with respect to the background and qualification of such Person (which questionnaire shall be provided by the Company upon written request), (ii) such information as the Company may request including without limitation as may be required, necessary or appropriate pursuant to any laws or regulation (including any rules, policies or regulation of any Regulated Market where Shares of the Company are listed or trading) applicable to the Company and (iii) the written representation and undertaking that such Person would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Company or under applicable law that are applicable to Directors. (B) Any candidate to be considered must comply as to his/her qualification and affiliations with any laws, regulations, rules or policies (including any rules, policies or regulation of any Regulated Market where Shares of the Company are listed or trading) applicable to the Company.
11.4 Any proposal by Shareholder(s) holding less than ten percent (10%) of the issued share capital (the «Nominating Shareholder(s)»), of candidate(s) for election to the Board of Directors by the General Meeting (a «Proposal») must be received by the Company in writing pursuant to the provisions set forth hereafter, unless otherwise expressly provided by mandatory law:
11.4.1 Notice of Candidates - Timing
11.4.1.1 Any Proposal must be made to the Company by timely written notice by the Nominating Shareholder(s) (the «Notice of Candidates»). To be timely, the Notice of Candidates must be received at the registered office of the Company by the following dates prior to the relevant General Meeting where the election of members to the Board is on the agenda:
11.4.1.2 in the case of a Proposal for election to the Board at an annual General Meeting, not less than ninety (90) days and no more than one hundred and twenty (120) days prior to the one (1) year anniversary of the first mailing of the notice relating to the preceding year’s annual General Meeting; provided that, in the event the date of such annual General Meeting is advanced by more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the one (1) year anniversary of the previous year’s annual General Meeting, the Notice of Candidates must be received in writing by the Company not earlier than the close of business (local time, CET) on the one hundred and twentieth (120th) day prior to such annual General Meeting and not later than the close of business (CET) on the later of the ninetieth (90th) day prior to such annual General Meeting and the tenth (10th) day following the day on which the first public announcement of such (advanced or delayed) annual General Meeting is made;
11.4.1.3 in the case of a Proposal for election to the Board at a General Meeting other than the annual General Meeting (it being understood that such Proposal is only admissible if the election of members to the Board is referenced as an agenda item of such General Meeting), the Notice of Candidates in writing must be received by the Company not earlier than the close of business (local time, CET) on the one hundred and twentieth (120th ) day prior to such General Meeting and not later than the close of business (CET) on the later of the ninetieth (90th ) day prior to such General Meeting and the tenth (10th ) day following the day on which the first public announcement of such General Meeting is made.
11.4.1.4 An adjournment, postponement or deferral, or announcement of an adjournment, postponement or deferral, of an annual or other General Meeting will not commence a new time period (or extend any time period) for the receipt of a Notice of Candidates by the Company.
11.4.2 The Notice of Candidates must at least include the following information or evidence:
11.4.2.1 the name and record address of each Nominating Shareholder;
11.4.2.2 a representation that each Nominating Shareholder is a holder of Shares of the Company and intends to appear in Person or by proxy at the General Meeting to make the Proposal, and the evidence of such Nominating Shareholder's holding of Shares;
11.4.2.3 the written consent of the candidate contained therein to being named as a candidate for the election to the Board and in any announcement, proxy statement or other document, and to serve as a Director of the Company if elected;
11.4.2.4 the information under Article 11.3 as to the candidate named therein and evidence that the candidate named therein complies with the provisions of Article 11.3 (B); and the written representation by the Nominating Shareholder(s) and by the candidate contained therein that such information and evidence is true, correct and up to date;
11.4.2.5 the written undertaking by the candidate to promptly provide such further information and/or evidence as may be required by the Company pursuant to Article 11.3;
11.4.2.6 the written undertaking by the Nominating Shareholder(s) to provide the Company promptly with any information or evidence reasonably requested by the Company in order for the Company to comply with any laws, regulations, rules or policies (including any rules, policies or regulation of any Regulated Market where Shares of the Company are listed or trading) applicable to the Company.
11.5 If the Nominating Shareholder(s) (or a qualified representative thereof) does not appear at the applicable General Meeting to make the Proposal, such Proposal shall be disregarded, notwithstanding that proxies in respect thereof may have been received by the Company.
Art. 12. Chairman.
12.1 The Board of Directors shall, to the extent required by law and otherwise may, appoint the chairman of the Board of Directors amongst its members (the «Chairman»). The Chairman shall preside over all meetings of the Board of Directors and of Shareholders. In the absence of the Chairman of the Board, a chairman determined ad hoc, shall chair the relevant meeting.
12.2 In case of a tie, neither the Chairman nor any other Board member shall have a casting (tie breaking) vote.
Art. 13. Board Proceedings.
13.1 The Board of Directors shall meet upon call by (or on behalf of) the Chairman or any two Directors. The Board of Directors shall meet as often as required by the interest of the Company.
13.2 Notice of any meeting of the Board of Directors must be given by letter, cable, telegram, telephone, facsimile transmission, or e-mail advice to each Director, two (2) days before the meeting, except in the case of an emergency, in which event twenty four (24) hours' notice shall be sufficient. No convening notice shall be required for meetings held pursuant to a schedule previously approved by the Board and communicated to all Board members. A meeting of the Board may also be validly held without convening notice to the extent the Directors present or represented do not object and those Directors not present or represented have waived the convening notice in writing, by facsimile transmission, email or otherwise.
13.3 Meetings of the Board of Directors may be held physically or, in all circumstances, by way of telephone conference call, video conference or similar means of communication which permit the participants to communicate with each other. A Director attending in such manner shall be deemed present at the meeting for as long as he is connected.
13.4 Any Director may act at any meeting of the Board of Directors by appointing in writing by letter or by cable, telegram, facsimile transmission or e-mail another Director as his proxy. A Director may represent more than one of the other Directors.
13.5 The Board of Directors may deliberate and act validly only if a majority of the Board members (entitled to vote) are present or represented. Decisions shall be taken by a simple majority of the votes validly cast by the Board members present or represented (and entitled to vote).
13.6 The Board of Directors may also in all circumstances with unanimous consent pass resolutions by circular means and written resolutions signed by all members of the Board will be as valid and effective as if passed at a meeting duly convened and held. Such signatures may appear on a single document or multiple copies of an identical resolution and may be evidenced by letters, cables, facsimile transmission, or e-mail.
13.7 The minutes of any meeting of the Board of Directors (or copies or extracts of such minutes which may be produced in judicial proceedings or otherwise) shall be signed by the Chairman, the chairman (ad hoc) of the relevant meeting or by any two (2) Directors or as resolved at the relevant Board meeting or any subsequent Board meeting. Minutes or resolutions of the Board (or copies or extracts thereof) may further be certified by the secretary of the Board.
Art. 14. Delegation of power, committees, secretary.
14.1 The Board may delegate the daily management of the business of the Company, as well as the power to represent the Company in its day to day business, to individual Directors or other officers or agents of the Company (with power to sub-delegate). In addition the Board of Directors may delegate the daily management of the business of the Company, as well as the power to represent the Company in its day to day business, to an executive or other committee as it deems fit. The Board of Directors shall determine the conditions of appointment and dismissal as well as the remuneration and powers of any Person or Persons so appointed.
14.2 The Board of Directors may (but shall not be obliged to unless required by law) establish one or more committees and for which it shall, if one or more of such committees are set up, appoint the members (who may be but do not need to be Board members), determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable thereto.
14.3 The Board of Directors may appoint a secretary of the Company who may but does not need to be a member of the Board of Directors and determine his/her responsibilities, powers and authorities.
Art. 15. Binding Signature. The Company will be bound by the sole signature of the Chairman or the sole signature of any one (1) Director or by the sole or joint signatures of any Persons to whom such signatory power shall have been delegated by the Board of Directors. For the avoidance of doubt, for acts regarding the daily management of the Company, the Company will be bound by the sole signature of the administrateur délégué («Chief Executive Officer» or «CEO») or any Person or Persons to whom such signatory power is delegated by the Board of Directors (with or without power of substitution).
Art. 16. Board Liability, Indemnification.
16.1 The Directors are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in Article 16.2, every person who is, or has been, a director or officer of the Company or a direct or indirect subsidiary of the Company shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his being or having been a director or officer of the Company or a direct or indirect subsidiary of the Company and against amounts paid or incurred by him in the settlement thereof. The words «claim», «action», «suit» or «proceeding» shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words «liability» and «expenses» shall include without limitation attorneys' fees, costs, judgements, amounts paid in settlement and other liabilities.
16.2 No indemnification shall be provided to any director or officer of the Company or a direct or indirect subsidiary of the Company:
16.2.1 Against any liability to the Company or its shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his/her office;
16.2.2 With respect to any matter as to which he/she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company (or as the case may be the relevant subsidiary); or
16.2.3 In the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the Board of Directors.
16.3 The Company may, to the fullest extent permitted by law, purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit, or surety bond on behalf of a director or officer of the Company or a direct or indirect subsidiary of the Company against any liability asserted against him or incurred by or on behalf of him in his capacity as a director or officer of the Company or a direct or indirect subsidiary of the Company.
16.4 The right of indemnification herein provided shall be severable, shall not affect any other rights to which any director or officer of the Company or a direct or indirect subsidiary of the Company may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification provided herein is not exclusive, and nothing contained herein shall affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law.
16.5 Expenses in connection with the preparation and representation of a defence of any claim, action, suit or proceeding of the character described in this Article shall be advanced by the Company prior to final disposition thereof upon receipt of an undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he/she is not entitled to indemnification under this Article.
Art. 17. Conflicts of Interest.
17.1 No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the Directors or officers of the Company is interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm. Any Director or officer who serves as a director, officer or employee or otherwise of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm only, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.
17.2 In the case of a conflict of interest of a Director, such Director shall indicate such conflict of interest to the Board and shall not deliberate or vote on the relevant matter. Any conflict of interest arising at Board level shall be reported to the next General Meeting of Shareholders before any resolution as and to the extent required by law.
Art. 18. General Meetings of Shareholders.
18.1 Any regularly constituted General Meeting of Shareholders of the Company shall represent the entire body of Shareholders of the Company. It shall have the broadest powers to order, carry out or ratify acts relating to the operations of the Company.
18.2 The annual General Meeting shall be held, in accordance with Luxembourg law, at the registered office of the Company, or at such other place in Luxembourg as may be specified in the notice of the meeting within six months of the end of the accounting year.
18.3 Other General Meetings may be held at such place and time as may be specified in the respective notices of meeting.
18.4 General Meetings shall be convened in accordance with the provisions of law. If all of the Shareholders are present or represented at a general meeting of Shareholders, the General Meeting may be held without prior notice or publication.
18.5 Proposals from Shareholders for any General Meeting, excluding Proposals pursuant to Article 11.4 and including, as to in particular without limitation regarding agenda items, resolutions or any other business, may only be made in compliance with the Company Law and Rule 14a-8 and these Articles and will only be accepted by the Company if required by the Company Law and Rule 14a-8 and these Articles.
18.6 The Board of Directors may determine a date preceding the General Meeting as the record date for admission to, and voting any Shares at, the General Meeting (the «GM Record Date»). If a GM Record Date is determined for the admission to and voting at a General Meeting only those Persons holding Shares on the GM Record Date may attend and vote at the General Meeting (and only with respect to those Shares held by them on the GM Record Date).
18.7 Where, in accordance with the provisions of Article 6.1.7 of the present Articles, Shares are recorded in the register(s) of Shareholders in the name of a Depositary or sub-depositary of the former, the certificates provided for in Article 6.1.7 must be received by the Company (or its agents as set forth in the convening notice) no later than the day determined by the Board. Such certificates must (unless otherwise required by applicable law) certify, in case a GM Record Date has been determined, that the Shares were held for the relevant Person on the GM Record Date.
18.8 Proxies for a General Meeting must be received by the Company (or its agents) by the deadline determined by the Board, provided that the Board of Directors may, if it deems so advisable amend these periods of time for all Shareholders and admit Shareholders (or their proxies) who have provided the appropriate documents to the Company (or its agents as aforesaid) to the General Meeting, irrespective of these time limits.
18.9 The Board of Directors shall adopt all other regulations and rules concerning the attendance to the General Meeting, and availability of access cards, proxy forms and/or voting forms in order to enable Shareholders to exercise their right to vote.
18.10 Any Shareholder may be represented at a General Meeting by appointing as his or her proxy another Person, who need not be a Shareholder.
18.11 Holders of notes or bonds or other securities issued by the Company (if any) shall not, unless compulsorily otherwise provided for by law, be entitled to assist or attend General Meetings or receive notice thereof.
Art. 19. Majority and Quorum at the General Meeting.
19.1 At any General Meeting of Shareholders other than a General Meeting convened for the purpose of amending the Company's Articles of Incorporation or voting on resolutions whose adoption is subject to the quorum and majority requirements for amendments of the Articles of Incorporation, no presence quorum is required and resolutions shall be adopted, irrespective of the number of Shares represented, by a simple majority of votes validly cast.
19.2 At any extraordinary General Meeting of Shareholders for the purpose of amending the Company's Articles of Incorporation or voting on resolutions whose adoption is subject to the quorum and majority requirements for amendments of the Articles of Incorporation, the quorum shall be at least one half of the issued share capital of the Company. If the said quorum is not present, a second General Meeting may be convened at which there shall be no quorum requirement (subject to the provisions of Article 19.3). Resolutions amending the Company's Articles of Incorporation or whose adoption is subject to the quorum and majority requirements for amendments of the Articles of Incorporation shall only be validly passed by a two thirds (2/3) majority of the votes validly cast at any such General Meeting, save as otherwise provided by law or the present Articles (including in particular Article 19.3 and Article 20.2).
19.3 Any resolutions for the amendment of the provisions of Article 8 (Limitation of Ownership-Communications Laws), Article 11.1 (with respect to the staggering of Board terms), Articles 11.4 (as to proposal(s) of candidates for election to the Board of Directors), and the present Article 19.3 (and any cross references thereto), shall only be validly passed by the favourable vote of a two thirds (2/3) majority of the Common Shares in issue and entitled to vote.
Art. 20. Amendments of Articles.
20.1 The Articles of Incorporation may be amended from time to time by a resolution of the General Meeting of Shareholders to the quorum and voting requirements provided by the laws of Luxembourg and as may otherwise be provided herein (including without limitation Article 19.3 and Article 20.2).
20.2 The Company shall not, without the affirmative vote of (i) at least two-thirds of the outstanding Preferred A Shares as a separate class or (ii) at least two-thirds of the outstanding Preferred A Shares and all other series of preferred Shares entitled to vote thereon under the Articles of Incorporation or applicable law:
20.2.1 amend or alter the provisions of the Articles of Incorporation so as to authorize or create, or increase the authorized amount of, any specific class or series of Shares ranking senior to the Preferred A Shares with respect to payment of dividends or the distribution, to the extent this adversely impacts the Preferred A Shares, of assets upon the liquidation, dissolution or winding up of the Company; or
20.2.2 amend, alter or repeal the provisions of the Articles of Incorporation which materially and adversely affect the special rights, preferences, privileges and voting powers of the Preferred A Shares; or
20.2.3 consummate a binding Share exchange or reclassification involving the Preferred A Shares or a merger or consolidation of the Company into or with another entity, unless in each case: (i) the Preferred A Shares remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such Preferred A Shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Preferred A Shareholders than the rights, preferences, privileges and voting powers of the Preferred A Shares immediately prior to such consummation, taken as a whole, provided, however, that, unless otherwise required by law, (1) any increase in the number of the authorized but unissued preferred Shares, (2) any increase in the authorized or issued number of preferred shares and (3) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred Shares ranking equally with or junior to the Preferred A Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Company, will be deemed not to materially and adversely affect the special rights, preferences, privileges or voting powers of the Preferred A Shares.
Notwithstanding the foregoing, unless otherwise required by law, such vote shall not be required for, and amendments, alteration, supplements or repealing to the terms of the Preferred A Shares may be made without such affirmative vote so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred A Shares, taken as a whole, for the following purposes: (i) to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Articles of Incorporation relating to the Preferred A Shares that may be defective or inconsistent with any other provision contained in the Articles of Incorporation relating to the Preferred A Shares; or (ii) to make any provision with respect to matters or questions relating to the Preferred A Shares that is not inconsistent with the provisions of the Articles of Incorporation relating to the Preferred A Shares.
Art. 21. Accounting Year. The accounting year of the Company shall begin on first of January and shall terminate on thirty-first of December of each year.
Art. 22. Auditor. The operations of the Company shall be supervised by a supervisory auditor (commissaire aux comptes) who may but need not be a shareholder. The supervisory auditor shall be elected by the General Meeting for a period ending at the next annual General Meeting or until a successor is elected. The supervisory auditor in office may be removed at any time by the General Meeting with or without cause.
In the event the thresholds set by law as to the appointment of an approved statutory auditor (réviseur d'entreprises agréé) are met or otherwise required or permitted by law, the accounts of the Company shall (and in case only permitted but not required by law, may) be supervised by an approved statutory auditor (réviseur d'entreprises agréé).
Art. 23. Dividends/Distributions.
23.1 From the annual net profits of the Company, five per cent (5%) shall be allocated to an un-distributable reserve required by law. This allocation shall cease to be required as soon and as long as such reserve amounts to ten per cent (10%) of the issued share capital of the Company.
23.2 The General Meeting of Shareholders, upon recommendation of the Board of Directors, shall determine how the remainder of the annual net profits will be disposed of.
23.3 Interim distributions (including for the avoidance of doubt, interim dividends) may be declared and paid (including by way of staggered payments) by the Board of Directors (including out of any premium or other capital or other reserves) subject to observing the terms and conditions provided by law either by way of a cash distribution or by way of an in kind distribution (including Shares).
23.4 The distributions declared may be paid in United States Dollars (USD) or any other currency selected by the Board of Directors and may be paid at such places and times as may be determined by the Board of Directors (subject to the resolutions of the General Meeting of Shareholders). The Board of Directors may make a final determination of the rate of exchange applicable to translate distributions of funds into the currency of their payment. Distributions may be made in specie (including by way of Shares).
23.5 In the event it is decided by the General Meeting or the Board (in the case interim distributions declared by the Board or otherwise), that a distribution be paid in Shares or other securities of the Company, the Board of Directors may exclude from such offer such Shareholders it deems necessary or advisable due to legal or practical problems in any territory or for any other reasons as the Board may determine (including Communications Law Limitations).
23.6 A distribution declared but not paid (and not claimed) on a Share after five years cannot thereafter be claimed by the holder of such Share and shall be forfeited by the holder of such Share, and revert to the Company. No interest will be paid on distributions declared and unclaimed which are held by the Company on behalf of holders of Shares.
Art. 24. Liquidation.
24.1 In the event of the dissolution of the Company for whatever reason or at whatever time, the liquidation will be performed by liquidators or by the Board of Directors then in office who will be endowed with the powers provided by articles 144 et seq. of the Company Law. Once all debts, charges and liquidation expenses have been met, any balance resulting shall be paid to the holders of Shares in the Company in accordance with the provisions of these Articles.
Art. 25. Sole Shareholder. If, and as long as one Shareholder holds all the Shares of the Company, the Company shall exist as a single Shareholder company pursuant to the provisions of Company Law. In the event the Company has only one Shareholder, the Company may at the option of the sole Shareholder be managed by one Director as provided for by law and all provisions in the present Articles referring to the Board of Directors shall be deemed to refer to the sole Director (mutatis mutandis), who shall have all such powers as provided for by law and as set forth in the present Articles with respect to the Board of Directors.
Art. 26. Definitions.

Affiliate
Means of any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, «control» (including, with correlative meanings, the terms «controlling,» «controlled by» and «under common control with»), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

Applicable Market Value	Means the average of the Closing Prices per Common Share over the forty (40) consecutive Trading Day period ending on the third (3 rd ) Trading Day immediately preceding the Mandatory Conversion Date.
Articles or Articles of Incorporation	Means the present articles of incorporation of the Company as amended from time to time.
Board or Board of Directors	Means the board of directors (conseil d»administration) of the Company.
Business Day
Means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City, New York or Luxembourg city, Luxembourg are authorized or required by law or executive order to close.

Cash Acquisition
Shall be deemed to have occurred, at such time after the Preferred A Issue Date upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Shares is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; (ii) any «person» or «group» (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, any of its majority-owned subsidiaries or any of the Company»s or its majority-owned subsidiaries» employee benefit plans, or any of the Permitted Holder becoming the «beneficial owner,» directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of share capital then outstanding entitled to vote generally in elections of the Company»s directors, or (iii) our Common Shares (or any Common Shares, depositary receipts or other securities representing common equity interests into which the Preferred A Shares become convertible in connection with a Reorganization Event) cease (further to admission to the New York Stock Exchange in 2013) to be listed for trading on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or other United States national securities exchange.

Cash Acquisition Conversion Rate
Means the conversion rate set forth in the table below for the Effective Date and the Share Price applicable to any Cash Acquisition Conversion that occurs on or prior to the Mandatory Conversion Date:

Art. 27. Applicable law, Forum.

Effective date	Share price on effective date
	$5.00	$10.00	$12.50	$15.00	$18.00	$20.00
April 17, 2013	2.7297	2.6281	2.5428	2.4597	2.3780	2.3368
May 1, 2014	2.7493	2.6952	2.6199	2.5295	2.4292	2.3759
May 1, 2015	2.7639	2.7534	2.7120	2.6280	2.5000	2.4226
May 1, 2016	2.7778	2.7778	2.7778	2.7778	2.7778	2.5000

Effective date	Share price on effective date
	$22.05	$25.00	$30.00	$40.00	$50.00	$60.00
April 17, 2013	2.3047	2.2729	2.2451	2.2313	2.2311	2.2321
May 1, 2014	2.3340	2.2932	2.2596	2.2450	2.2445	2.2448
May 1, 2015	2.3608	2.3044	2.2665	2.2564	2.2562	2.2562
May 1, 2016	2.2676	2.2676	2.2676	2.2676	2.2676	2.2676

If the Share Price falls between two Share Prices set forth in the table above, or if the Effective Date falls between two Effective Dates set forth in the table above, the Cash Acquisition Conversion Rate shall be determined by straight-line interpolation between the Cash Acquisition Conversion Rates set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.
If the Share Price is in excess of sixty US Dollars (USD 60.00) per Common Share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Article 7.11.3.4, then the Cash Acquisition Conversion Rate shall be the Minimum Conversion Rate. If the Share Price is less than five US Dollars (USD 5.00) per Common Share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Article 7.11.3.4, then the Cash Acquisition Conversion Rate shall be the Maximum Conversion Rate. The Share Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Article 7.11.3.4. The conversion rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Article 7.11.

Class	Means a class or series of Shares of the Company, namely the series of Common Shares and the series of Preferred A Shares.
Closing Pric
Means for the Common Shares or any securities distributed in a Spin-Off, as the case may be, as of any date of determination:
(i) the closing price or, if no closing price is reported, the last reported sale price, of the Common Shares or such other securities on the New York Stock Exchange on that date; or
(ii) if the Common Shares or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares or such other securities are so traded or, if no closing price is reported, the last reported sale price of the Common Shares or such other securities on the principal U.S. national or regional securities exchange on which the Common Shares or such other securities are so traded on that date; or
(iii) if the Common Shares or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Shares or such other securities in the over-the-counter market as reported by Pink OTC Markets Inc. or a similar organization; or
(iv) if the Common Shares or such other securities are not so quoted by Pink OTC Markets Inc. or a similar organization, the market price of the Common Shares or such other securities on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
For the purposes of these Articles of Incorporation, all references herein to the closing price and the last reported sale price of the Common Shares on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

Common Shareholder	Means a holder of one or more Common Shares (with respect to his/her/its Common Shares).
Common Shares	Means the common shares (actions ordinaires) of the Company with the rights and obligations as set forth in the Articles other than the Preferred A Shares.
Communications Laws
Means the United States Communications Act of 1934, as amended, the United States Telecommunications Act of 1996, any rule, regulation or policy of the Federal Communications Commission, and/or any statute, rule, regulation or policy of any other U.S., federal, state or local governmental or regulatory authority, agency, court commission, or other governmental body with respect to the operation of channels of radio communication and/or the provision of communications services.

Company Law	Means the law of 10th August 1915 on commercial companies as amended (and any replacement law thereof).
Current Market Price
Means per Common Share (or, in the case of Article 7.11.1.4, per Common Share, the Company»s Share capital or equity interest, as applicable) on any date means for the purposes of determining an adjustment to the Fixed Conversion Rate:

(i) for purposes of adjustments pursuant to Article 7.11.1.2, Article 7.11.1.4 in the event of an adjustment not relating to a Spin-Off, and Article 7.11.1.5, the average of the Closing Prices of the Common Shares over the five (5) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;
(ii) for purposes of adjustments pursuant to Article 7.11.1.4 in the event of an adjustment relating to a Spin-Off, the average of the Closing Prices of the Common Shares, the Company»s share capital or equity interests, as applicable, over the first ten consecutive Trading Days commencing on and including the fifth (5 th ) Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of adjustments pursuant to Article 7.11.1.6, the average of the Closing Prices of the Common Shares over the five (5) consecutive Trading Day period ending on the seventh Trading Day after the Expiration Date of the relevant tender offer or exchange offer.

Director	Means a member of the Board of Director or, as the case may be, the sole Director of the Company.
dividend or distribution	Means any dividend or other distribution whether made out of profits, premium or any other available reserves.
Dividend Payment Date	Means (subject to the relevant declaration being made) February 1, May 1, August 1 and November 1, of each year commencing on August 1, 2013 to and including the Mandatory Conversion Date
Dividend Period
Means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Preferred A Issue Date and shall end on, but exclude, August 1, 2013.

DTC	Means The Depository Trust Corporation or any similar facility or depository used for the settlement of transactions in the Preferred A Shares.
Exchange Act	Means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
Ex-Date	Means when used with respect to any issuance or distribution, means the first date on which Common Shares trade without the right to receive such issuance or distribution.
Fair Market Value	Means the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive.
Fixed Conversion	Rates Means the Maximum Conversion Rate and the Minimum Conversion Rate.
General Meeting	Means the general meeting of Shareholders.
Junior Shares
Means (i) the Common Shares and (ii) each other class or series of share capital or series of preferred shares established after the Preferred A Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred A Shares as to dividend or distribution rights or rights upon the Company»s liquidation, winding-up or dissolution.

Liquidation Preference	Means, as to the Preferred A Shares, USD 50.00 per Preferred A Share.
Management Group	Means the group consisting of the directors, executive officers and other management personnel of the Company on the Preferred A Issue Date.
Mandatory Conversion Date	Means May 1, 2016.
Officers Certificate
Means a certificate of the Company, signed by any of the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company duly authorized therefore.

outstanding	Means with respect to Shares, Shares that are in issue and not held in treasury by the Company or a subsidiary of the Company.
Parity Shares
Means any class or series of share capital or class or series of preferred shares established after the Preferred A Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the Preferred A Shares as to dividend or distribution rights or rights upon the Company»s liquidation, winding-up or dissolution.

Permitted Holders
Means, at any time, (i) the Sponsors, (ii) the Management Group and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and/or (ii) above, and that (directly or indirectly) hold or acquire beneficial ownership of the share capital of the Company entitled to vote in elections of the Company»s directors (a «Permitted Holder Group»), so long as no Person or other «group» (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the share capital of the Company entitled to vote in elections of the Company»s directors held by such Permitted Holder Group.

Person
Means any individual, partnership, firm, corporation, limited liability company, business trust, joint-stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Preferred A Issue Date	Shall mean April 23, 2013, the first original issue date of the Preferred A Shares.
Preferred A Record Date
Means the January 15, April 15, July 15 and October 15, immediately preceding the Dividend Payment Date on February 1, May 1, August 1 and November 1, respectively. These Preferred A Record Dates shall apply regardless of whether a particular Preferred A Record Date is a Business Day.

Preferred A Record Holders	Means a holder of record of Preferred A Shares at 5:00 p.m., New York City time, on a Preferred A Record Date.
Preferred A Shareholder	Means a holder of one or more Preferred A Shares (with respect to his/her/its Preferred A Shares).
Preferred A Shares
Means the Series A mandatory convertible junior non-voting preferred shares (actions préférentielles junior sans droits de vote convertibles obligatoirement en actions ordinaires) of the Company with the rights and obligations as set forth in the Articles.

RCS Law	Means the law dated 19 December 2002 concerning the register of commerce and of companies as well as the accounting and the annual accounts of undertakings.
Regulated Market	Means any official stock exchange or securities exchange market in the European Union, the United States of America or elsewhere.
Rule 14a-8	Means Rule 14a-8 of the Exchange Act and any successor rule promulgated thereunder.
SEC	Means the United States Securities and Exchange Commission.
Senior Shares
Means each class or series of share capital or series of preferred shares established after the Preferred A Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Preferred A Shares as to dividend or distribution rights or rights upon the Company»s liquidation, winding-up or dissolution.

set apart
Means with respect to treasury Shares, such treasury Shares which have been set apart for a specific purpose or with respect to authorized unissued Shares, Shares for which the issuance has been decided in principle by the Board for a specific purpose.

Share Dilution Amount
Means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the Preferred A Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

Share Price
Means the price paid per Common Share in a Cash Acquisition. If the consideration paid consists only of cash, the Share Price shall equal the amount of cash paid per Common Share. If the consideration paid consists, in whole or in part, of any property other than cash, the Share Price shall be the average VWAP per Common Share over the ten (10) consecutive Trading Day period ending on the Trading Day preceding the Effective Date.

Shareholder	Means subject to the Articles a duly registered holder of one or more Shares of the Company.
Shares	Means the shares (actions) of the Company regardless of class or series.
Shelf Registration Statement
Shall mean a shelf registration statement filed with the SEC in connection with the issuance of or resales of Common Shares issued as payment of a Preferred Dividend, including Preferred Dividends paid in connection with a conversion.

Spin-Off	Means a dividend or distribution to all holders of Common Shares consisting of share capital of, or similar equity interests in, or relating to a subsidiary or other business unit of the Company.
Sponsors
Means (1) one or more investment funds advised, managed or controlled by BC Partners Holdings Limited or any Affiliate thereof, (2) one or more investment funds advised, managed or controlled by Silver Lake or any Affiliate thereof and (3) one or more investment funds advised, managed or controlled by any of the Persons described in (1) and (2) of this definition, and, in each case, (whether individually or as a group) their Affiliates.

Trading Days
Means days on which the Common Shares: a) are not suspended from trading on any U.S. national or regional securities exchange or association or over-the-counter market at the close of business; and
(b) have traded at least once on the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares.

VWAP
Means per Common Share on any Trading Day the per Common Share volume-weighted average price as displayed on Bloomberg page «IAQR» (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, «VWAP» means the market value per Common Share on such Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose. The «average VWAP» means the average of the VWAP for each Trading Day in the relevant period.

27.1 For anything not dealt with in the present Articles of Incorporation, the Shareholders refer to the relevant legislation.
27.2 The competent Luxembourg courts shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a duty owed by any director or officer of the Company to the Company or the Company's Shareholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Company Law and the RCS Law or the Company's Articles of Incorporation, and (iv) any action asserting a claim against the Company with respect to its internal affairs, relationship with its Shareholders or other holders of interest, its directors, officers, or any action as to its Articles of Incorporation or other constitutional or governing documents.
SUITE LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE:
Art. 1er. Forme, Dénomination. Il est formé par l'(les) actionnaire(s) et tous ceux qui pourront devenir par la suite propriétaires d'Actions, une société anonyme sous la dénomination Intelsat S.A. (la «Société»).
Art. 2. Durée. La Société est constituée pour une durée illimitée. La Société peut être dissoute à tout moment en vertu d'une décision des Actionnaires adoptée selon les modalités requises en matière de modification des présents Statuts.
Art. 3. Siège social.
3.1 Le siège social de la Société est établi dans la Ville de Luxembourg, Grand-Duché de Luxembourg. Il pourra être transféré en tout autre endroit ou commune du Grand-Duché de Luxembourg par décision de l'Assemblée Générale délibérant comme en matière de modification des Statuts.
3.2 Le siège social peut être transféré à l'intérieur de la même commune par décision du Conseil d'Administration.
3.3 La Société peut avoir des bureaux et des succursales tant au Luxembourg qu'à l'étranger.
3.4 Lorsque le Conseil d'Administration détermine que des événements extraordinaires d'ordre politique, économique ou social de nature à compromettre l'activité normale de la Société à son siège social, ou la communication aisée entre le siège social et des Personnes à l'étranger, se sont produits ou sont imminents, il pourra transférer provisoirement le siège social à l'étranger jusqu'à cessation complète de ces circonstances anormales; ces mesures provisoires n'auront toutefois aucun effet sur la nationalité de la Société qui, nonobstant le transfert temporaire de son siège social, restera une société luxembourgeoise. Ces mesures temporaires seront prises et notifiées à toute partie intéressée par le Conseil d'Administration.
Art. 4. Objet social.
4.1 L'objet de la Société est de détenir des participations, sous quelque forme que ce soit, dans des sociétés luxembourgeoises et étrangères, ou dans toutes autres entités ou entreprises, l'acquisition par achat, souscription ou de toute autre manière, de même que le transfert par vente, échange ou de toute autre manière d'actions, d'obligations, de certificats de créance, de titres obligataires et d'autres valeurs mobilières ou droits de toutes espèces, y compris des intérêts dans des sociétés de personnes, ainsi que la détention, l'acquisition, la disposition, l'investissement de quelque manière que ce soit (dans) le développement, la licence ou sous-licence de tout brevet ou autre droit de propriété intellectuelle de toute nature ou origine, de même que la détention, l'administration, le développement et la gestion de son portefeuille. La Société peut exercer ses activités par l'intermédiaire de succursales à Luxembourg ou à l'étranger.
4.2 La Société peut également mener ou s'engager de quelque manière que ce soit, directement ou indirectement, dans des activités relatives aux télécommunications par satellite ou à d'autres télécommunications ou communications au sens large, y compris et ce, de manière non limitative, la propriété et/ou l'exploitation de satellites, téléports, tout actif terrestre et toute activité liée ou connexe.
4.3 La Société peut emprunter sous toute forme et procéder par voie de placement privé ou public à l'émission d'actions, d'obligations, d'obligations convertibles et de certificats de créance ou de tout autre titre/valeur mobilière ou instrument qu'elle juge approprié.
4.4 D'une manière générale, la Société peut assister (par des prêts, avances, garanties, sûretés ou autrement) à des sociétés ou autres entreprises ou Personnes dans lesquelles la Société a un intérêt ou qui font partie du groupe de sociétés auquel appartient la Société ou toute autre entité ou Personne que la Société jugerait appropriée (y compris verticalement ou horizontalement), prendre toutes mesures de contrôle, de gestion, d'administration et/ou de supervision et effectuer toute opération qu'elle pourrait considérer utile à l'accomplissement et au développement de son objet social.
4.5 Enfin, la Société peut effectuer toute opération commerciale, technique, financière ou autre, liée directement ou indirectement à tous domaines, afin de faciliter l'accomplissement de son objet social.
Art. 5. Capital social.
5.1    La Société a un capital social émis d’un million trois cent soixante-deux mille trois cent trente-neuf dollars des États-Unis et soixante-dix-sept cents (1.362.339,77 USD) représenté par un total de cent trente-six millions deux cent trente-trois mille neuf cent soixante-dix-sept (136.233,977) Actions Ordinaires entièrement libérées, d’une valeur nominale d’un cent de dollar des États-Unis (0,01 USD) chacune, et assorties des droits et obligations prévus par les présents Statuts.
5.2 Le capital autorisé de la Société (y compris le capital social émis) est fixé à dix millions de Dollars des Etats Unis (10.000.000 USD) représenté par un milliard (1.000.000.000) d'Actions de toute Classe, d'une valeur nominale d'un cent de dollar américain (0,01 USD) chacune.
5.2.1 Le capital social autorisé mais non émis (et toute autorisation y relative accordée au Conseil d’Administration) sera valable pour une période se terminant le 21 juin 2023.
5.2.2 Le Conseil d’Administration, ou tout délégué dûment nommé par le Conseil d’Administration, pourra de temps à autre émettre des Actions de toute Classe (ou tout droit, valeur mobilières ou autre droit à des Actions de toute Classe) tel qu’il détermine dans les limites du capital social autorisé non émis en contrepartie d’apports en numéraire, d’apports en nature ou par voie d’incorporation de réserves disponibles ainsi que par la conversion d’Actions Préférentielles A en Actions Ordinaires ou comme dividendes ou autres distributions que ce soit en lieu et place de dividendes en espèces ou d’autres versements de distribution ou non aux moments et selon les termes et conditions, y compris le prix d’émission, et à toute personne y compris les employés ou les délégués à la gestion journalière) que le Conseil d’Administration ou son(ses) délégué(s) pourra(ont) à sa ou leur discrétion, décider sans réserver de droits préférentiels de souscription ou droit de préemption aux Actionnaires existants de toute Classe (y compris par voie d’incorporation de réserves). L’Assemblée Générale a renoncé à et a supprimé et a autorisé le Conseil d’Administration à renoncer à, supprimer ou limiter tout droit préférentiel de souscription ou droit de préemption des Actionnaires dans la mesure où le Conseil estime que cette renonciation, suppression ou limitation est souhaitable pour l’(les) émission(s) d’Actions de toute Classe (ou tout droit, valeur mobilières ou autre droit à des Actions de toute Classe) dans les limites du capital social autorisé non émis. Lors d’une émission d’Actions dans les limites du capital social autorisé, le Conseil d’Administration devra faire modifier les présents Statuts en conséquence. Les Actions peuvent être émises dans n’importe quelle Classe sans devoir respecter une quelconque proportion entre les classes (à condition que les Actions Préférentielles A ne représentent pas plus de 50% du capital social émis à tout moment).
5.3 Le capital social émis et/ou le capital autorisé non émis de la Société peut être augmenté, réduit, modifié ou étendu une ou plusieurs fois par décision de l'Assemblée Générale des Actionnaires adoptée conformément aux règles de quorum et de majorité prévues par les présents Statuts ou, le cas échéant, par la loi pour toute modification des présents Statuts.
5.4 La Société ne peut pas émettre de fractions d'Actions et aucune fraction d'Actions ne pourra exister à aucun moment. Le Conseil d'Administration est toutefois autorisé, à sa discrétion, à procéder à des paiements en espèces ou à émettre des certificats en remplacement de fraction d'Action.
5.5 La Société ou ses filiales pourront acheter ou racheter les Actions de la Société et pourront détenir des Actions propres en trésorerie, chaque fois dans les limites prévues par la loi.
5.6 Toute prime d'émission ou autre apport en capital (capitaux propres) ou autre compte de réserve disponible sera librement distribuable conformément aux dispositions des présents Statuts.
Art. 6. Titres sous forme nominative uniquement.
6.1 Actions
6.1.1 Les Actions de la Société existent uniquement sous forme nominative.
6.1.2 Un registre des Actions sera tenu par la Société. La propriété des Actions nominatives sera établie par inscription dans ledit registre ou, si des agents de registre distincts ont été nommés en vertu de l'Article 6.1.3, dans ledit registre distinct. Sans préjudice des conditions de transfert par inscription en compte tel que prévu à l'Article 6.1.7 ou, le cas échéant par, la loi applicable, et sous réserve des dispositions de l'Article 8, un transfert d'Actions nominatives se fera au moyen d'une déclaration de transfert inscrite dans le registre approprié, datée et signée par le cédant et le cessionnaire ou par leurs représentants dûment autorisés pour agir à cet effet. La Société pourra accepter et inscrire dans le registre approprié un transfert qui sera basé sur une correspondance ou tout autre document établissant l'accord du cédant et du cessionnaire.
6.1.3 La Société peut nommer des agents de registre dans différentes juridictions qui tiendront chacun un registre séparé pour les Actions nominatives y inscrites et les détenteurs d'Actions pourront choisir d'être inscrits dans l'un des registres et d'être transférés de temps à autre d'un registre à un autre. Le Conseil d'Administration peut toutefois imposer des restrictions de transfert pour les Actions inscrites, listées, cotées, échangés en bourse ou ont été placées dans certaines juridictions conformément aux exigences applicables dans ces juridictions. Le transfert vers le registre tenu au siège social de la Société peut toujours être demandé.
6.1.4 Sous réserve des dispositions de l'Article 6.1.7 et de l'Article 8, la Société peut considérer la Personne au nom de laquelle les Actions nominatives sont inscrites dans le(s) registre(s) des Actionnaires comme étant le plein et unique propriétaire desdites Actions nominatives. La Société n'encourra aucune responsabilité envers les tiers lorsqu'elle traitera avec de telles Actions nominatives, et sera en droit de considérer comme inexistants tout droit, intérêt ou revendication de ces tiers en rapport avec ces Actions nominatives, sous réserve toutefois de tout droit que pourrait avoir ce tiers de demander l'inscription ou la modification de l'inscription d'Actions nominatives.
Dans le cas où un détenteur d'Actions nominatives ne fournit pas d'adresse à laquelle toutes les notifications et annonces de la Société pourront être envoyés, la Société pourra permettre l'inscription d'une mention à cet effet dans le(s) registre(s) des Actionnaires et l'adresse de ce détenteur sera considérée comme étant au siège social de la Société ou toute autre adresse que la Société pourra inscrire de temps à autre jusqu'à ce que ce détenteur ait fourni une adresse différente à la Société. Le détenteur peut, à tout moment, changer son adresse telle qu'elle figure dans le(s) registre(s) des Actionnaires au moyen d'une notification écrite à envoyer à la Société ou à l'agent de registre adéquat.
6.1.5 Le Conseil d'Administration peut décider qu'aucune inscription ne pourra être faite dans le(s) registre(s) des Actionnaires et qu'aucune notification de transfert ne sera reconnue par la Société ou un agent de registre pendant la période qui commencera le cinquième (5) jour ouvrable avant la date d'une Assemblée Générale et se terminera à la clôture de cette Assemblée Générale, sauf si le Conseil d'Administration fixe un délai plus court ou si la loi l'exige autrement.
6.1.6 Toutes les communications et notifications devant être envoyées à un Actionnaire nominatif seront considérées comme étant valablement réalisées lorsqu'elles auront été envoyées à la dernière adresse communiquée par l'Actionnaire à la Société.
6.1.7 Lorsque des Actions sont inscrites dans le(s) registre(s) des Actionnaires pour le compte d'une ou plusieurs Personnes au nom d'un système de compensation des titres ou de l'opérateur d'un tel système ou au nom d'un dépositaire de titres professionnel ou de tout autre dépositaire (ces systèmes, professionnels ou autres dépositaires étant désignés ci-après les «Dépositaires») ou d'un sous-dépositaire désigné par un ou plusieurs Dépositaires, la Société - sous réserve d'avoir reçu du Dépositaire auprès duquel les Actions sont déposées en compte un certificat ou une confirmation en bonne et due forme -permettra à ces Personnes d'exercer les droits attachés à ces Actions, y compris le droit d'assister et de voter aux Assemblées Générales (dans la mesure où les Actions concernées sont assorties de droits de vote). Le Conseil d'Administration peut décider de la forme que ces certificats devront revêtir. Nonobstant ce qui précède, la Société pourra effectuer des paiements de dividendes ou tout autre paiement en espèces, Actions ou autres titres au Dépositaire ou sous-dépositaire inscrit dans le(s) registres(s) ou conformément à ses instructions, et auquel cas ce paiement libérera la Société de toute obligation.
6.1.8 Les Actions sont indivisibles à l'égard de la Société qui ne reconnaîtra qu'un seul détenteur par Action. Lorsqu'une Action est détenue par plus d'une Personne, les Personnes qui prétendent être propriétaires de ladite Action devront désigner un seul mandataire pour représenter l'Action à l'égard de la Société. La Société a le droit de suspendre l'exercice de tous les droits attachés à cette Action jusqu'à ce qu'une seule Personne ait été ainsi désignée. La même règle s'appliquera en cas de conflit entre un usufruitier et un nu-propriétaire ou entre un créancier gagiste et un débiteur gagiste.
6.2 Autres Titres
6.2.1 Les Titres (autres que les Actions visées à l'Article 6.1) de la Société sont sous forme nominative uniquement.
6.2.2 Les dispositions de l'Article 6.1 s'appliquent mutatis mutandis.
Art. 7. Actions Préférentielles A.
7.1 Statut
7.1.1 Les Actions Préférentielles A sont des Actions préférentielles junior sans droits de vote et convertibles obligatoirement en actions ordinaires de la Société, assorties des termes et conditions telles qu'énoncées dans les Statuts.
7.1.2 Chaque Action Préférentielle A est identique à tous égards à toute autre Action Préférentielle A. Les Actions Préférentielles A, sous réserve des dispositions des présentes ont (i) un rang supérieur à toutes les Actions de Second Rang, (ii) le même rang que celui de toutes les Actions de Même Rang et (iii) un rang inférieur à toutes les Actions de Premier Rang et l'endettement présent et futur de la Société, en ce qui concerne leur Dividende Préférentiel ou droit de distribution ou droits en cas de liquidation ou de dissolution de la Société (tel que mentionné à l'Article 7.4).
7.1.3 Les Actions Préférentielles A n'auront aucun autre droit, préférence, privilège ou droit de vote ou droit relatif, droits de participation, droits optionnels ou autres droits spéciaux, ou qualifications, limitations ou restrictions de ceux-ci, que ceux énoncés dans les présents Statuts ou prévus par la loi obligatoirement applicable.
7.1.4 Afin d'éviter tout doute, il est précisé que les Actions Préférentielles A ne seront soumises à aucune disposition de fond d'amortissement ou de rachat ou autres dispositions similaires.
7.2 Sans Droit de Vote
7.2.1 Les Actionnaires Préférentiels A n'ont aucun droit de vote en ce qui concerne leurs Actions Préférentielles A sauf disposition contraire des présentes ou autrement exigé de temps à autre par la Loi sur les Sociétés de manière obligatoire.
7.2.2 Les Actionnaires Préférentiels A disposent d'un droit de vote à toute Assemblée Générale appelée à se prononcer sur les points suivants:
7.2.2.1 l'émission de nouvelles actions jouissant de droits préférentiels;
7.2.2.2 la détermination du dividende préférentiel cumulatif attaché aux actions sans droit de vote;
7.2.2.3 la conversion d'Actions préférentielles sans droit de vote en Actions Ordinaires;
7.2.2.4 la réduction du capital social de la Société;
7.2.2.5 la modification de l'objet social de la Société;
7.2.2.6 l'émission d'obligations convertibles;
7.2.2.7 la dissolution anticipée de la Société;
7.2.2.8 la transformation de la Société en une société d'une autre forme juridique;
7.2.3 Les Actions Préférentielles A donnent en plus aux Actionnaires Préférentiels A le droit de voter sur les sujets et selon les conditions énoncées à l'Article 20.2.
7.2.4 Les Actionnaires Préférentiels A ont également conformément à la Loi sur les Sociétés les mêmes droits de vote que les détenteurs d'Actions Ordinaires à toutes assemblées, lorsque, malgré l'existence de bénéfices nets disponibles à cet effet, les Dividendes Préférentiels (cumulatifs) n'ont pas été entièrement payés, pour quelque cause que ce soit, pendant deux exercices comptables successifs (un «Non-paiement») et ce, jusqu'au moment où tous les Dividendes Préférentiels (cumulatifs) auront été intégralement payés.
7.2.5 Hormis le cas où les Actions Préférentielles A ont un droit de vote, il ne sera pas tenu compte des Actions Préférentielles A pour la détermination des conditions de quorum et de majorité à observer aux Assemblées Générales, auquel cas toute référence aux Actions et aux Actionnaires ne s'entendra, afin d'éviter tout doute, que comme faite aux Actions Ordinaires ou aux détenteurs d'Actions Ordinaires.
7.3 Dividendes Préférentiels
7.3.1 Taux
Sous réserve des droits des détenteurs de toute classe ou série d'Actions ayant un rang supérieur aux Actions Préférentielles A en ce qui concerne les dividendes ou autres distributions, les Actionnaires Préférentiels A auront le droit de recevoir, lorsque, tel que et si déclaré par l'Assemblée Générale ou en cas de dividendes intermédiaires, par le Conseil d'Administration, à partir des bénéfices ou réserves de la Société légalement disponibles à cet effet, un dividende cumulatif au taux annuel de cinq virgule soixante-quinze pourcent (5,75%) par an sur la Préférence de Liquidation par Action Préférentielle A (le «Taux de Dividende»>) (équivalent à deux virgule huit sept cinq dollars américains (2,875USD) par année par Action Préférentielle A) (le «Dividende Préférentiel»).
Sauf disposition contraire des présentes, les Dividendes Préférentiels sur les Actions Préférentielles A converties en Actions Ordinaires cesseront de s'accumuler à la Date de Conversion Obligatoire, la Date de Conversion de l'Acquisition en Espèces ou la Date de Conversion Anticipée (chacune, une «Date de Conversion»), selon le cas. Les Actionnaires Préférentiels A n'auront n'ont pas le droit de recevoir de dividendes ou autres distributions (autres que la Préférence de Liquidation en cas de liquidation) sur les Actions Préférentielles A, qu'ils soient payables en espèces, actifs ou Actions Ordinaires, au-delà de l'entièreté du Dividende Préférentiel.
7.3.2 Les Dividendes Préférentiels sur les Actions Préférentielles A peuvent être déclarés annuellement, semestriellement (le cas échéant avec versements échelonnés) ou trimestriellement par l'Assemblée Générale ou en tant que dividendes intérimaires par le Conseil d'Administration si, et dans la mesure où ils ont été déclarés, seront payables trimestriellement (le cas échéant, par versements échelonnés) à chaque Date de Paiement de Dividendes au Taux de Dividende. Le droit aux Dividendes Préférentiels pour une Période de Dividendes est calculé à compter du jour immédiatement suivant le dernier jour de la Période de Dividendes précédente ou en l'absence de Période de Dividendes précédente à partir de la Date d'Émission Préférentielle A, peu importe qu'il y ait eu ou non des bénéfices ou d'autres réserves légalement disponibles pour la déclaration et le paiement de ces Dividendes Préférentiels pendant une ou plusieurs Périodes de Dividendes. Les Dividendes Préférentiels déclarés seront payables (le cas échéant, par versements échelonnés) à la Date de Paiement de Dividendes concernée aux Porteurs d'Inscription Préférentielles A à la date précédant immédiatement la Date d'Inscription Préférentielle A, que les Porteurs d'Inscriptions Préférentielles A aient ou non converti leurs Actions Préférentielles A, ou que ces Actions Préférentielles A soient converties automatiquement, après une Date d'Inscription Préférentielle A et au jour ou avant la date suivant immédiatement la Date de Paiement du Dividende. Si une Date de Paiement du Dividende n'est pas un Jour Ouvrable, le paiement sera fait le Jour Ouvrable suivant, sans aucun intérêt, ou autre paiement en lieu et place d'un intérêt qui aurait accru pendant ce délai.
Le montant de Dividendes Préférentiels sur chaque Action Préférentielle A pour chaque Période de Dividende complète sera calculé en divisant le Taux de Dividende par quatre. Les Dividendes Préférentiels sur les Actions Préférentielles A pour toute période autre qu'une Période de Dividende complète seront calculés sur base du nombre de jours écoulés pendant la période sur une année de 360 jours (consistant en douze mois de 30 jours). Les Dividendes Préférentiels accumulés ne porteront pas d'intérêts s'ils sont payés après la Date de Paiement de Dividendes applicable.
Aucun Dividende Préférentiel ne sera déclaré ou payé, ou aucune somme en espèces ou nombre d'Actions Ordinaires réservées pour le paiement de Dividendes Préférentiels, par rapport aux Actions Préférentielles A en circulation par rapport à toute Période de Dividende, à moins que tous les Dividendes Préférentiels pour toutes les Périodes de Dividendes précédentes ont été déclarées et payées, ou si une somme en espèces suffisante ou un nombre suffisant d'Actions Ordinaires ont été réservées pour le paiement de tels Dividendes Préférentiels, sur toutes les Actions Préférentielles A en circulation.
7.3.3 Priorité des Dividendes Préférentiels
7.3.3.1 Tant que des Actions Préférentielles A seront en circulation, aucun dividende ou distribution ne pourra être déclaré ou payé sur les Actions Ordinaires ou toute autre Action de Second Rang, et aucune Action Ordinaire ou Action de Second Rang ne pourra, directement ou indirectement, être achetée, rachetée ou acquise par d'autres moyens moyennant contrepartie de la Société, ou n'importe laquelle de ses filiales, sauf si tous les Dividendes Préférentiels accumulés pour toutes les Périodes de Dividendes précédentes ont été déclarés et payés, ou si un montant suffisant ou un nombre d'Actions Ordinaires suffisant ont été réservées pour le paiement desdits Dividendes Préférentiels, sur toutes les Actions Préférentielles A en circulation.
7.3.3.2 Les limitations énoncées ci-dessus ne s'appliqueront pas à (i) tout dividende ou distribution payable sur toute Action de Second Rang en toute autre Action de Second Rang, ou pour l'acquisition d'Actions de Second Rang en échange de, ou par l'utilisation des produits provenant de la vente, de toutes autres Actions de Second Rang; (ii) rachats, achats ou autres acquisitions d'Actions Ordinaires ou autre Action de Second Rang en relation avec la gestion de tout programme de motivation ou autre plan d'intéressement dans le cadre au cours normal des affaires (en ce compris les rachats pour compenser un Montant de Dilution des Actions en vertu d'un programme de rachat annoncé publiquement); à condition que tout achat à fin de compensation du Montant de Dilution des Actions ne pourra en aucun cas excéder le Montant de Dilution des Actions; (iii) tous dividendes ou distributions de droits ou d'Actions de Second Rang en relation avec un plan de droit des actionnaires ou tout remboursement ou rachat de droits en vertu de tout plan de souscription d'actionnaires; (iv) l'acquisition par la Société ou une de ses filiales d'Actions de Second Rang dans l'intérêt économique de toute autre Personne (autre que la Société ou l'une de ses filiales), y compris en tant que fiduciaire (trustee) ou dépositaire (custodian); (v) l'échange ou la conversion d'Actions de Second Rang pour ou en d'autres Actions de Second Rang (ayant un montant de liquidation total égal ou inférieur), et (vi) tout rachat, remboursement ou achat de toute manière que ce soit, en en application de l'Article 8 (Limitations de propriété - Lois sur les Communications).
7.3.3.3 Lorsque des Dividendes Préférentiels ne sont pas payés (ou déclarés et une somme en espèces ou un nombre suffisant d'Actions Ordinaires pour le paiement de ceux-ci mis de côté au profit des Actionnaires Préférentiels A à la Date d'Inscription applicable), à toute Date de Paiement de Dividendes dans leur entièreté sur les Actions Préférentielles A, tous Dividendes Préférentiels déclarés sur les Actions Préférentielles A et tous dividendes sur toutes les Actions de Même Rang devront être déclarés de manière à ce que les montants respectifs de tels dividendes déclarés sur les Actions Préférentielles A et toute autre classe ou série d'Actions de Même Rang porte la même proportion les uns par rapport aux autres que tous les dividendes accumulés ou distributions par action sur les Actions Préférentielles A et lesdites classes ou séries d'Actions de Même Rang (à condition qu'ils aient été déclarés par l'Assemblée Générale ou le Conseil d'Administration à partir de bénéfices ou réserves légalement disponibles et comprenant tous les dividendes accumulés ou distributions ont les uns par rapports aux autres; à condition que tout Dividende Préférentiel non déclaré (et non payés) continuera de s'accumuler.
7.3.3.4 Sous réserve de ce qui précède, et pas autrement, de tels dividendes ou autres distributions (payables en espèces, titres ou autres actifs), tel qu'il pourra être déterminé par le Conseil d'Administration ou l'Assemblée Générale, peuvent être déclarés et payés sur tous titres, en ce compris les Actions Ordinaires et les autres Action de Second Rang, de temps en temps à partir de tous les bénéfices ou réserves légalement disponibles à cet effet, et les Actionnaires Préférentiels A n'auront pas le droit de participer auxdits dividendes ou distributions.
7.3.4 Méthode de Paiement de Dividendes Préférentiels
Les Dividendes Préférentiels peuvent être payés en espèces, par l'émission d'Actions Ordinaires ou par une combinaison d'espèces et d'Actions Ordinaires, tel que déterminé par la Société (sur décision du Conseil d'Administration) à sa seule discrétion (sous réserve des limitations décrites ci-dessous).
7.3.4.1 Sous réserve des limitations décrites ci-dessous, tout Dividende Préférentiel déclaré (ou toute portion de tout Dividende Préférentiel déclaré) sur les Actions Préférentielles A, se rapportant ou non à une Période de Dividende en cours ou à toute Période de Dividende précédente (y compris en relation avec le paiement de Dividendes Préférentiels déclarés et non payés dans la mesure où ceux-ci doivent être payés en vertu des Articles 7.5, 7.6 ou 7.7), peuvent être payés par la Société, tel que déterminé à l'entière discrétion de la Société: (i) en espèces; (ii) par livraison d'Actions Ordinaires; ou (iii) par une combinaison d'espèces et d'Actions Ordinaires.
7.3.4.2 Chaque paiement d'un Dividende Préférentiel déclaré sur les Actions Préférentielles A sera effectué en espèces, sauf si la Société décide de réaliser tout ou une partie de ce paiement en Actions Ordinaires. La Société peut prendre cette décision en avisant les Actionnaires Préférentiels A de ladite décision et des proportions dudit paiement qui doivent être faits en espèces et en Actions Ordinaires, au plus tard le douzième (12e) Jour de Négociation précédant la Date de Paiement de Dividendes pour ce Dividende Préférentiel.
7.3.4.3 Les Actions Ordinaires émises en paiement ou paiement partiel d'un Dividende Préférentiel déclaré seront évaluées à cette fin à 97% du VWAP moyen par Action Ordinaire sur une période de dix (10) Jours de Négociation consécutifs se terminant le deuxième (2e) Jour de Négociation précédant immédiatement la Date de Paiement du Dividende (le «Cours Moyen»).
7.3.5 Aucune fraction d'Action Ordinaire ne sera délivrée aux Actionnaires Privilégiés A en paiement ou paiement partiel d'un Dividende Préférentiel. Un ajustement en espèces sera payé à chaque Actionnaire Préférentiel A qui aurait eu droit à une fraction d'Action Ordinaire sur base du VWAP moyen par Action Ordinaire sur la période de dix (10) Jours de Négociation consécutifs se terminant le deuxième (2e) Jour de Négociation précédant immédiatement la Date de Paiement de Dividendes.
7.3.6 Nonobstant ce qui précède, le nombre d'Actions Ordinaires délivrées en relation avec tout Dividende Préférentiel déclaré, en ce compris tout Dividende Préférentiel déclaré payable en relation avec une conversion, ne pourra en aucun cas excéder un nombre égal au paiement du Dividende Préférentiel total divisé par six dollars américains et trente cents (6,30 USD), sous réserve d'un ajustement d'une manière inversement proportionnelle à tout ajustement anti dilutif pour chaque Taux de Conversion Fixe, tel que prévu à l'Article 7.11, (un tel montant en dollars, tel que ajusté, le «Cours Plancher»). Pour autant que le montant du Dividende Préférentiel déclaré excède le produit du nombre d'Actions Ordinaires de livrées en paiement dudit Dividende Préférentiel déclaré et le Cours Moyen, la Société devra, si elle peut légalement le faire, payer un tel excédent en numéraire.
7.3.7 Pour autant que la Société détermine, de façon raisonnable, qu'un Document d'Enregistrement de Base (Shelf Registration Statement) est requis en relation avec l'émission de, ou la revente d'Actions Ordinaires émises en paiement d'un dividende, en ce compris les Dividendes Préférentiels payés dans le cadre d'une conversion, la Société, pour autant qu'un tel Document d'Enregistrement de Base n'est pas actuellement déposé et effectif, fera des efforts raisonnables afin de déposer et maintenir l'effectivité d'un tel Document d'Enregistrement de Base jusqu'au moment le plus tôt du moment où toutes les Actions Ordinaires sous celui-ci ont été revendues et du moment où toutes les Actions Ordinaires sont librement négociables sans enregistrement. Pour autant que ce soit applicable, la Société fera des efforts raisonnables afin que les Actions Ordinaires soient qualifiées ou enregistrées selon les modalités du droit des marchés financiers de l'état applicable, si nécessaire, et approuvées pour une cotation sur le New York Stock Exchange (ou si les Actions Ordinaires ne sont pas cotées sur le New York Stock Exchange, sur une bourse régionale ou nationale principale des Etats-Unis sur lequel les Actions Ordinaires sont alors cotées).
7.4 Droits des Actions Préférentielles A au moment de la Liquidation ou de la Dissolution
7.4.1 En cas de liquidation ou de dissolution, volontaire ou involontaire, de la Société, chaque Actionnaire Préférentiel A aura le droit de recevoir la Préférence de Liquidation par Action Préférentielle A détenue, plus un montant égal aux Dividendes Préférentiels accumulés sur lesdites Actions Préférentielles A jusqu'à (mais à l'exclusion de) la date fixée pour (l'ouverture de) la liquidation, ou la dissolution, qui sera payée à partir des actifs de la Société disponibles pour distribution à ses Actionnaires, après paiement des passifs dus aux créanciers de la Société et aux détenteurs de toute Action de Premier Rang et avant tout paiement ou distribution sur toute Action de Second Rang, en ce compris, mais sans limitation, les Actions Ordinaires.
7.4.2 Ni la vente (en numéraire, actions, titres ou autres contreparties) de tous ou substantiellement tous les actifs ou activités commerciales de la Société (autres que dans le cadre d'une liquidation ou dissolution de ses activités commerciales), ni la fusion ou la consolidation de la Société dans ou avec une autre Personne, ne sera considérée comme étant une liquidation ou une dissolution, volontaire ou involontaire pour les besoins de cet Article.
7.4.3 Si, à l'occasion de la liquidation ou dissolution volontaire ou involontaire de la Société, les montants payables en tant que Préférences de Liquidation, plus un montant égal aux Dividendes Préférentiels accumulés (et non déclarés et impayés) sur les Actions Préférentielles A et toutes les Actions de Même Rang ne sont pas intégralement payés, les Actionnaires Préférentiels A et tous les détenteurs de toute Action de Même Rang se partageront également et proportionnellement toute distribution des actifs de la Société proportionnellement à la préférence de liquidation et un montant égal aux dividendes accumulés (et non déclarés et impayés) auxquels de tels détenteurs ont droit.
7.4.4 Après le paiement aux Actionnaires Préférentiels A de l'entièreté des montants préférentiels prévus dans cet Article 7.4, les Actionnaires Préférentiels A n'auront aucun droit ou créance sur les actifs restants de la Société.
7.5 Conversion Obligatoire à la Date de Conversion Obligatoire
7.5.1 Chaque Action Préférentielle A sera convertie automatiquement (sauf si elle a été convertie préalablement à l'initiative de l'Actionnaire Préférentiel A conformément à l'Article 7.6, ou en vertu de l'exercice d'un droit de Conversion en cas d'Acquisition en Espèces en vertu de l'Article 7.7) à la Date de Conversion Obligatoire («Conversion Obligatoire») en un nombre d'Actions Ordinaires égal au Taux de Conversion Obligatoire.
7.5.2 Le Taux de Conversion Obligatoire sera déterminé comme suit:
7.5.2.1 si la Valeur de Marché Applicable est supérieure à vingt-deux dollars américains et cinq cents (22,05 USD) (le «Prix Seuil d'Appréciation»), alors le Taux de Conversion Obligatoire sera égal à deux virgule deux six sept six (2,2676) Actions Ordinaires par Action Préférentielle A (le «Taux de Conversion Minimum»);
7.5.2.2 si la Valeur de Marché Applicable est inférieure ou égale au Prix Seuil d'Appréciation, mais égale ou supérieure à dix-huit dollars américains (18,00 USD) (le «Prix Initial»), alors le Taux de Conversion Obligatoire par Action Préférentielle A sera égal à la Préférence de Liquidation divisée par la Valeur de Marché Applicable; ou
7.5.2.3 si la Valeur de Marché Applicable est inférieure au Prix Initial, alors le Taux de Conversion Obligatoire sera égal à deux virgule sept sept sept huit (2,7778) Actions Ordinaires par Action Préférentielle A (le «Taux de Conversion Maximum»).
7.5.3 Les Taux de Conversion Fixes, le Prix Seuil d'Appréciation, le Prix Initial et la Valeur de Marché Applicable sont chacun sujets à ajustement conformément aux dispositions de l'Article 7.11.
7.5.4 Si la Société déclare un Dividende Préférentiel pour la Période de Dividende se terminant à la Date de Conversion Obligatoire, la Société devra payer un tel Dividende Préférentiel aux Porteurs d'Inscriptions Préférentielles à la date précédant immédiatement la Date d'Inscription Préférentielle A, conformément aux dispositions de l'Article 7.3.
Si avant la Date de Conversion Obligatoire, la Société n'a pas déclaré tout ou partie des Dividendes Préférentiels accumulés sur les Actions Préférentielles A, le Taux de Conversion Obligatoire sera ajusté de manière à ce que les Actionnaires Préférentiels A reçoivent un nombre d'Actions Ordinaires supplémentaires égal au montant des Dividendes Préférentiels accumulés qui n'ont pas été déclarés («Montant Additionnel de Conversion Obligatoire»), divisé par la valeur la plus élevée entre le Cours Plancher et la Valeur de Marché Applicable. Dans la mesure où le Montant Additionnel de Conversion Obligatoire excède le produit dudit nombre d'Actions Ordinaires additionnelles et la Valeur de Marché Applicable, la Société devra, si la Société est légalement capable de le faire, déclarer et payer un tel montant excédentaire en espèces et de manière proportionnelle aux Actionnaires Préférentiels A.
7.6 Conversion Anticipée à l'Option du Porteur
7.6.1 En dehors de toute Période de Conversion en cas d'Acquisition en Espèces les Actionnaires Préférentiels A auront le droit de convertir leurs Actions Préférentielles A, en tout ou en partie (mais en aucun cas moins d'une Action Préférentielle A), à tout moment précédant la Date de Conversion Obligatoire («Conversion Anticipée»), en Actions Ordinaires au Taux de Conversion Minimum, sous réserve des ajustements décrits à l'Article 7.11 et au respect des procédures de conversion prévues à l'Article 7.8.
7.6.2 Si à toute Date de Conversion Anticipée, la Société n'a pas déclaré tout ou partie du Dividende Préférentiel accumulé pour toutes les Périodes de Dividendes échues avant une telle Date de Conversion Anticipée, le Taux de Conversion Minimum sera ajusté de manière à ce que l'Actionnaire Préférentiel A participant à la conversion reçoive un nombre supplémentaire d'Actions Ordinaires égal au montant des Dividendes Préférentiels accumulés qui n'ont pas été déclarés, divisé par le montant le plus élevé entre le Cours Plancher et la moyenne des Cours de Clôture des Actions Ordinaires sur la période de quarante (40) Jours de Négociation consécutifs terminant le troisième (3 e ) Jour de Négociation précédant immédiatement la date de Conversion Anticipée (une telle moyenne sera désignée ci-après comme «Valeur de Marché de Conversion Anticipée Applicable»). À l'exception de ce qui est décrit ci-dessus, à l'occasion d'une Conversion Anticipée de toute Action Préférentielle A, la Société ne devra pas faire de paiement ou d'attribution pour des Dividendes Préférentiels impayés sur ces Actions Préférentielles A.
7.7 Conversion en Cas d'Acquisition en Espèces
7.7.1 Si une Acquisition en Espèces a lieu le jour de, ou avant, la Date de Conversion Obligatoire, les Actionnaires Préférentiels A auront le droit de convertir leurs Actions Préférentielles A, entièrement ou en partie (mais en aucun cas moins d'une Action Préférentielle A) (un tel droit des Actionnaires Préférentiels A de convertir leurs Actions Préférentielles A en vertu de cet Article 7.7.1 étant la «Conversion en Cas d'Acquisition en Espèces») pendant une période (la «Période de Conversion en Cas d'Acquisition en Espèces»), qui commence à la date d'effectivité d'une telle Acquisition en Espèces (la «Date d'Effectivité») et se termine à 17 heures, heure de la Ville de New York, à la date qui tombera vingt (20) jours calendaires après la Date d'Effectivité (ou, si elle a lieu plus tôt, la Date de Conversion Obligatoire) en Actions Ordinaires au Taux de Conversion d'Acquisition en Espèces (tel qu'ajusté en vertu de l'Article 7.11).
7.7.2 Au plus tard le vingtième (20e) jour calendaire avant la Date d'Effectivité anticipée de l'Acquisition en Espèces ou, si un tel préavis n'est pas réalisable, au plus tard le dixième (10e) jour calendaire suivant immédiatement une telle Date d'Effectivité, la Société devra en aviser les Actionnaires Préférentiels A (la «Notification d'Acquisition en Espèces»). Un tel avis devra mentionner: (i) la Date d'Effectivité anticipée de l'Acquisition en Espèces; (ii) que les Actionnaires Préférentiels A auront le droit de réaliser une Conversion en Cas d'Acquisition en Espèces en relation avec une telle Acquisition en Espèces pendant la Période de Conversion en cas d'Acquisition en Espèces; (iii) la Période de Conversion en Cas d'Acquisition en Espèces; et (iv) les instructions qu'un Actionnaire Préférentiel A doit suivre en vue de réaliser une Conversion en Cas d'Acquisition en Espèces en relation avec une telle Acquisition en Espèces.
Si la Société notifie les Actionnaires Préférentiels A d'une Acquisition en Espèces après le vingtième (20e) jour calendaire précédant la Date d'Effectivité d'une Acquisition en Espèces, la Période de Conversion en Cas d'Acquisition en Espèces sera étendue d'un nombre de jours égal au nombre de jours à partir et incluant le vingtième (20e) jour calendrier précédant la Date d'Effectivité de l'Acquisition en Espèces jusqu'à, mais excluant, la date d'une telle notification, pour autant que la Période de Conversion en Cas d'Acquisition en Espèces ne soit pas étendue au-delà de la Date de Conversion Obligatoire.
Cette notification pourra être faite par la Société conformément à l'Article 7.12.
7.7.3 Au plus tard le deuxième Jour Ouvrable suivant la Date d'Effectivité, ou, si elle est postérieure, la date à laquelle la Société notifié aux Actionnaires Préférentiels A la Date d'Effectivité de l'Acquisition en Espèces, la Société devra notifier les Actionnaires Préférentiels A de: (i) du Taux de Conversion d'Acquisition en Espèces; (ii) du Montant Agrégé de Dividendes en cas d'Acquisition en Espèces et si la Société paiera un tel montant en espèces, Actions Ordinaires ou une combinaison de ceux-ci (et dans ce cas, devra spécifier la combinaison, si applicable); et (iii) du montant des Dividendes Préférentiels accumulés et non déclarés à la Date d'Effectivité et si la Société devra payer ces montants par un ajustement du Taux de Conversion d'Acquisition en Espèces, un paiement en espèces ou une combinaison de ceux-ci (et dans ce cas, devra spécifier la combinaison, si applicable). Cette notification pourra être faite par la Société conformément à l'Article 7.12.
7.7.4 A l'occasion de toute conversion en vertu de l'Article 7.7.1, en sus de l'émission aux Actionnaires Préférentiels A participant à la conversion, du nombre d'Actions Ordinaires au Taux de Conversion d'Acquisition en Espèces, la Société devra:
7.7.4.1 soit (x) payer aux Actionnaires Préférentiels A participant à la conversion en espèces, dans la mesure où la Société est légalement capable de le faire, la valeur actuelle, calculée en utilisant un taux de ristourne de cinq virgule soixante-quinze pourcent (5,75%) par année, de tout montant de Dividende Préférentiel sur les Actions Préférentielles A soumises à la Conversion en Cas d'Acquisition en Espèces pour toute Période de Dividende restante (à l'exception de tout Dividende Préférentiel accumulé à la Date d'Effectivité) à partir de ladite Date d'Effectivité jusqu'à, mais à l'exclusion de, la Date de Conversion Obligatoire (le «Montant Agrégé de Dividende d'Acquisition en Espèces»); ou (y) augmenter le nombre d'Actions Ordinaires qui devront être émises lors de la conversion par un nombre égal (A) au Montant Agrégé de Dividende d'Acquisition en Espèces divisé par (B) le montant le plus élevé entre le Cours Plancher et le Cours de l'Action; et
7.7.4.2 pour autant que, à la Date d'Effectivité, la Société n'a pas déclaré tout ou partie du Dividende Préférentiel accumulé sur les Actions Préférentielles A à une telle Date d'Effectivité, le Taux de Conversion d'Acquisition en Espèces devra être encore ajusté de manière à ce que les Actionnaires Préférentiels A participant à la conversion reçoivent un nombre supplémentaires d'Actions Ordinaires égal au montant de tels Dividendes Préférentiels accumulés (le «Montant de Conversion Additionnel en cas d'Acquisition en Espèces»), divisé par le montant le plus élevé entre le Cours Plancher et le Cours de l'Action. Dans la mesure où le Montant de Conversion Additionnel en cas d'Acquisition en Espèces excède le produit du nombre d'Actions Ordinaires additionnelles et le Cour de l'Action, la Société devra, si elle est légalement autorisée à le faire, déclarer et payer un tel montant excédentaire en espèces; et
7.7.4.3 si la Date d'Effectivité tombe pendant une Période de Dividende pour laquelle la Société a déclaré un Dividende Préférentiel, la Société devra payer un tel Dividende Préférentiel à la Date de Paiement du Dividende adéquate, aux Actionnaires Préférentiels A à la Date d'Inscription Préférentielle A précédant immédiatement, conformément à l'Article 7.3.
7.8 Procédures de Conversion
7.8.1 En vertu de l'Article 7.5, à la Date de Conversion Obligatoire, toutes Actions Préférentielles A en circulation seront automatiquement converties en Actions Ordinaires. La Personne ou les Personnes qui auront le droit de recevoir des Actions Ordinaires pouvant être émises en cas de conversion obligatoire des Actions Préférentielles A seront traitées comme les détenteurs d'inscriptions de telles Actions Ordinaires à partir de 17 heures, heure de la Ville de New York, à la Date de Conversion Obligatoire. Sous réserve des dispositions de l'Article 7.11.3.3, avant 17 heures, heure de la Ville de New York, à la Date de Conversion Obligatoire, les Actions Ordinaires potentiellement à émettre en cas de conversion d'Actions Préférentielles A ne seront pas émis et en circulation à aucune fin et les Actionnaires Préférentiels A n'auront aucun droit sur de telles Actions Ordinaires, y compris en ce qui concerne les droits de vote, droits de répondre à des offres d'achat et droits de recevoir dividendes ou autres distributions sur les Actions Ordinaires en vertu de la détention d'Actions Préférentielles A.
7.8.2 Pour donner effet à une Conversion Anticipée en vertu de l'Article 7.6, un Actionnaire Préférentiel A doit fournir à la DTC le formulaire d'instructions approprié pour la conversion en vertu du programme de conversion de DTC et, si nécessaire, payer tous frais ou taxes de transfert ou similaires, le cas échéant.
La Conversion Anticipée sera effective à la date à laquelle un Actionnaire Préférentiel A aura satisfait aux conditions énumérées ci-dessus, pour autant qu'elles soient applicables («Date de Conversion Anticipée»). Un Actionnaire Préférentiel A ne devra payer aucun frais ou taxe de transfert ou similaire s'appliquant à l'émission ou la délivrance d'Actions Ordinaires si cet Actionnaire Préférentiel A exerce ses droits de conversion, mais un tel Actionnaire Préférentiel A devra payer tous frais ou taxe de transfert ou similaire qui pourrait être payable en relation avec tout transfert impliqué dans l'émission ou la délivrance d'Actions Ordinaires à un nom autre que celui dudit Actionnaire Préférentiel A. Les Actions Ordinaires ne seront émises et livrées qu'après que toutes les taxes ou frais, le cas échéant, payables par l'Actionnaire Préférentiel A, aient été intégralement payées et seront émises, ainsi que tout montant en espèces auquel l'Actionnaire Préférentiel A participant à la conversion a droit, le dernier jour en date des jours suivants: le troisième (3 e ) Jour Ouvrable immédiatement suivant la Date de Conversion Anticipée et le Jour Ouvrable suivant le paiement intégral de la totalité des taxes et frais, le cas échéant, par l'Actionnaire Préférentiel A.
La Personne ou les Personnes qui auront le droit de recevoir les Actions Ordinaires pouvant être émises au moment de la Conversion Anticipée sera (ont) traité(s) à toutes fins comme détenteur(s) de l'inscription desdites Actions Ordinaires à partir de 17 heures, heure de la Ville de New York, à la Date de Conversion Anticipée applicable. Aucune attribution ou ajustement, sauf ce qui est prévu à l'Article 7.11.3.3, ne sera fait en relation avec les dividendes ou distributions payables aux détenteurs d'inscriptions d'Actions Ordinaires inscrits à toute date précédant une telle Date de Conversion Anticipée applicable. Avant une telle Date de Conversion Anticipée applicable, les Actions Ordinaires potentiellement à émettre en cas de conversion de toute Action Préférentielle A ne seront pas émis et en circulation à aucune fin, et les Actionnaires Préférentiels A n'auront aucun droit sur ces Actions Ordinaires (en ce compris les droits de vote, droits de répondre à des offres d'achat pour les Actions Ordinaires et le droit de recevoir tout dividende ou autre distribution sur les Actions Ordinaires) en vertu de la détention des Actions Préférentielles A. Dans le cas où une Conversion Anticipée est réalisée pour des Actions Préférentielles A représentant moins que la totalité des Actions Préférentielles A détenues par un Actionnaire Préférentiel A, les inscriptions dans le registre devront être modifiées en conséquence lors d'une telle Conversion Anticipée.
7.8.3 Afin de donner effet à une Conversion en cas d'Acquisition en Espèces en vertu de l'Article 7.7, un Actionnaire Préférentiel A devra, pendant la Période de Conversion en cas d'Acquisition en Espèces, fournir à la DTC le formulaire d'instructions approprié pour la conversion en vertu du programme de conversion de la DTC, et, si nécessaire, payer tout droit ou taxe de transfert ou similaire, le cas échéant.
La Conversion en cas d'Acquisition en Espèces sera effective à la date à laquelle un Actionnaire Préférentiel A aura satisfait aux conditions énumérées précédemment, pour autant qu'elles soient applicables (la «Date de Conversion en cas d'Acquisition en Espèces»). Un Actionnaire Préférentiel A n'aura à payer aucun droit ou taxe de transfert ou similaire pouvant être due en relation avec l'émission ou la livraison d'Actions Ordinaires si un tel Actionnaire Préférentiel A exerce ses droits de conversion, mais un tel Actionnaire Préférentiel A devra payer tout droit ou taxe de transfert ou similaire qui serait due en relation avec tout transfert impliqué dans l'émission ou la livraison d'Actions Ordinaires à un nom autre que celui d'un tel Actionnaire Préférentiel A. Les Actions Ordinaires sont émises et délivrées uniquement après que tout droit ou taxe, le cas échéant, payables par l'Actionnaire Préférentiel A, auront été entièrement payés et seront émises, avec tout montant en espèces auquel l'Actionnaire Préférentiel A participant à la conversion a droit, le dernier jour en date des jours suivants: le troisième (3 e ) Jour Ouvrable suivant immédiatement la Date de Conversion en cas d'Acquisition en Espèces et le Jour Ouvrable suivant le jour où l'Actionnaire Préférentiel A a payé la totalité des droits et taxes applicables, le cas échéant. En vue d'éviter tout doute, les Actionnaires Préférentiels A qui n'auront pas soumis leur formulaire d'instruction pour la conversion pendant la Période de Conversion en cas d'Acquisition en Espèces n'auront pas le droit de convertir leurs Actions Préférentielles A au Taux de Conversion d'Acquisition en Espèces, ou de recevoir le Montant Agrégé de Dividende d'Acquisition en Espèces.
La Personne ou les Personnes qui auront le droit de recevoir des Actions Ordinaires pouvant être émises en cas d'une telle Conversion en cas d'Acquisition en Espèces sera(ont) traitée(s) à toutes fins comme les détenteurs d'inscriptions de telles Actions Ordinaires à partir de 17 heures, heure de la Ville de New York, à la Date de Conversion en cas d'Acquisition en Espèces applicable. Aucune allocation ou ajustement, sous réserve de ce qui figure à l'Article 7.11.3.3, ne sera faite en relation avec les dividendes ou distributions payables aux détenteurs d'Actions Ordinaires inscrits à toute date précédant une telle Date de Conversion en cas d'Acquisition en Espèces. Avant une telle Date de Conversion en cas d'Acquisition en Espèces applicable, les Actions Ordinaires potentiellement à émettre en cas de conversion de toute Action Préférentielle A ne seront pas considérées comme émises et en circulation à aucune fin, et les Actionnaires Préférentiels A n'auront aucun droit en relation avec ces Actions Ordinaires (en ce compris les droits de vote, droits de répondre à des offres d'achat pour les Actions Ordinaires et les droits de recevoir tous dividendes ou autres distributions sur les Actions Ordinaires en vertu de la détention d'Actions Préférentielles A).
Dans le cas où une Conversion en cas d'Acquisition en Espèces prend effet en relation avec des Actions Préférentielles A représentant moins que toutes les Actions Préférentielles A détenues par un Actionnaire Préférentiel A, les inscriptions dans le registre pertinent devront en cas d'une telle Conversion en cas d'Acquisition en Espèces être modifiées en conséquence.
7.8.4 Dans le cas où un Actionnaire Préférentiel A n'aura pas par notification écrite désigné le nom auquel les Actions Ordinaires qui devront être émises en cas de conversion de telles Actions Préférentielles A devront être inscrites, la Société aura le droit d'enregistrer de telles Actions, et de faire un tel paiement au nom de l'Actionnaire Préférentiel A tel qu'il figure dans les documents de la Société.
7.8.5 Les Actions Préférentielles A cesseront d'être en circulation à partir de la Date de Conversion applicable, sous réserve du droit de l'Actionnaire Préférentiel A en question de recevoir des Actions Ordinaires à émettre en cas de conversion de telles Actions Préférentielles A et d'autres montants et Actions Ordinaires, le cas échéant, auxquels ils ont droit en vertu des Articles 7.5, 7.6 ou 7.7, le cas échéant.
7.9 Réservation d'Actions Ordinaires
7.9.1 La Société devra de tout temps réserver et maintenir disponible, dans de ses Actions Ordinaires autorisées et non émises, ou ses Actions Ordinaires détenues en trésorerie par la Société, uniquement pour l'émission à la conversion d'Actions Préférentielles A tel que prévu dans les présentes, libres de tout droit de préemption ou autres droits similaires, le nombre maximum d'Actions Ordinaires qui pourront être émises de temps à autre à la conversion de toutes les Actions Préférentielles A alors en circulation. Pour les besoins de cet Article 7.9.1, le nombre d'Actions Ordinaires qui seront à délivrer à la conversion de toutes les Actions Préférentielles A sera calculé comme si, au moment d'un tel calcul, toutes ces Actions Préférentielles A alors en circulation étaient détenues par un seul Actionnaire Préférentiel A.
7.9.2 Nonobstant ce qui précède, la Société aura en cas de conversion d'Actions Préférentielles A tel qu'il est prévu dans les présentes le droit de délivrer des Actions Ordinaires réacquises et détenues dans le trésorerie de la Société (ou une filiale de la Société) (émission d'Actions Ordinaires autorisées mais non émises) tant que lesdites Actions Ordinaires détenues en trésorerie sont libres de tout lien, charge, sûreté (autres que des liens, charges, sûretés ou autres engagements créés par les Actionnaires Préférentiels A).
7.9.3 Toutes les Actions Ordinaires livrées en cas de conversion des Actions Préférentielles A devront être dûment autorisées, valablement émises, entièrement payées et non susceptibles d'appels de versement, libres de tout privilège, charges, sûretés et autres encombrements (autres que des privilèges, charges, sûretés et autres encombrements créées par les Actionnaires Préférentiels A).
7.9.4 Avant de délivrer tout titre que la Société est dans l'obligation de délivrer suite à la conversion d'Actions Préférentielles A, la Société fera des efforts raisonnables en vue de se conformer à toutes les lois fédérales et étatiques américaines ainsi qu'aux règlements y relatifs requérant l'enregistrement de tels titres, ou toute approbation ou autre consentement à une telle livraison par toute autorité gouvernementale.
7.9.5 Si à un moment les Actions Ordinaires devraient être cotées sur le New York Stock Exchange ou toute autre bourse nationale (des Etats Unis) ou tout autre système automatisé de cotation, la Société devra, si cela est autorisé par les règles d'une telle bourse ou système de cotation automatisé, coter et maintenir cotées tant que les Actions Ordinaires seront cotées sur une telle bourse ou système de cotation automatisé, toutes les Actions Ordinaires pouvant être émises à la conversion des Actions Préférentielles A; à condition, toutefois, que si les règles d'une telle bourse ou système de cotation automatisé autorisent la Société à retarder la cotation de telles Actions Ordinaires jusqu'à la première conversion d'Actions Préférentielles A en Actions Ordinaires conformément aux dispositions de celles-ci, la Société s'engage à coter ces Actions Ordinaires pouvant être émises lors de la première conversion d'Actions Préférentielles A, conformément aux exigences d'une telle bourse ou système automatisé de cotation.
7.10 Fractions d'Actions
7.10.1 Aucune fraction d'Action Ordinaire ne pourra être émise en résultat d'une conversion d'Actions Préférentielles A.
7.10.2 En lieu et place de toute fraction d'Action Ordinaire qui pourrait autrement être émise en cas de conversion obligatoire en vertu de l'Article 7.5, ou une conversion à l'initiative de l'Actionnaire Préférentiel A en vertu de l'Article 7.6 ou de l'Article 7.7, la Société devra payer un montant en espèces (calculé au centime le plus proche) égal au produit de (i) cette même fraction et (ii) la moyenne des Cours de Clôture de la période de cinq (5) Jours de Négociation consécutifs se terminant le deuxième Jour de Négociation précédant immédiatement la Date de Conversion Obligatoire, la Date de Conversion en cas d'Acquisition en Espèces ou la Date de Conversion Anticipée, le cas échéant.
7.10.3 Si plus qu'une action préférentielle A est remise aux fins de conversion à un moment donné par ou pour le même Actionnaire Préférentiel A, le nombre total d'Actions Ordinaires pouvant être émises lors de cette conversion sera calculé sur base du montant total d'Actions Préférentielles A ainsi remises.
7.11 Ajustements Anti-Dilution aux Taux de Conversion Fixes
7.11.1 Chaque Taux de Conversion Fixe sera soumis aux ajustements suivants:
7.11.1.1 Dividendes en Actions et Dividendes
Si la Société émet des Actions Ordinaires à tous les détenteurs d'Actions Ordinaires pour dividende ou autre distribution, chaque Taux de Conversion Fixe, effectif à 17 heures, heure de la Ville de New York, à la date fixée pour la détermination des détenteurs d'Actions Ordinaires qui ont le droit de recevoir un tel dividende ou autre distribution, sera divisé par une fraction:
(A) dont le numérateur est le nombre d'Actions Ordinaires en circulation à 17 heures, heure de la Ville de New York, à la date fixée pour une telle détermination, et
(B) dont le dénominateur est la somme du nombre d'Actions Ordinaires en circulation à 17 heures, heure de la Ville de New York, à la date fixée pour une telle détermination et le nombre total d'Actions Ordinaires constituant tel dividende ou autre distribution.
Tout ajustement fait en vertu de cet Article 7.11.1.1 sera effectif immédiatement après 17 heures, heure de la Ville de New York, à la date fixée pour une telle détermination. Si un dividende ou une distribution décrits dans cet Article 7.11.1.1 est déclaré mais n'est pas payé ou réalisé, chaque Taux de Conversion Fixe sera réajusté, avec effet à la date à laquelle le Conseil d'Administration annonce publiquement sa, ou, le cas échéant, la décision de l'Assemblée Générale de ne pas réaliser un tel dividende ou distribution, au Taux de Conversion Fixe qui aurait été effectif si un tel dividende ou distribution n'avait pas été déclaré. Pour les besoins de cet Article 7.11.1.1, le nombre d'Actions Ordinaires en circulation à 17 heures, heure de la Ville de New York, à la date fixée pour une telle détermination, ne comprendra pas les Actions Ordinaires propres détenues en trésorerie par la Société mais comprendra toutes Actions Ordinaires pouvant être émises en relation à tout certificat émis en lieu et place de fractions d'Actions Ordinaires. La Société ne paiera aucun dividende et ne fera aucune distribution sur les Actions Ordinaires propres détenues en trésorerie par la Société.
7.11.1.2 Émission de Droits d'Achat d'Actions
Si la Société émet à tous les détenteurs d'Actions Ordinaires des droits ou bons de souscription d'action (autres que les droits ou bons de souscription d'actions émis à la suite d'un plan de réinvestissement de dividendes ou un plan d'achat d'actions ou tout autre plan similaire), donnant droit à ces détenteurs, pour une période d'un maximum de quarante-cinq (45) jours calendaires à partir de la date d'émission desdits droits ou bons de souscription d'actions, de souscrire ou d'acheter des Actions Ordinaires à un prix par Action Ordinaire inférieur au Cours Boursier Actuel, chaque Taux de Conversion Fixe en effet à 17 heures, heure de la Ville de New York, à la date fixée pour la détermination des détenteurs d'Actions Ordinaires ayant le droit de recevoir lesdits droits ou bons de souscription d'actions, sera augmenté en multipliant ledit Taux de Conversion Fixe par une fraction dont:
(A) le numérateur est la somme du nombre d'Actions Ordinaires émises à 17 heures, heure de la Ville de New York, à la date fixée pour cette détermination et du nombre d'Actions Ordinaires pouvant être émises en vertu desdits droits ou bons de souscription d'actions, et
(B) le dénominateur sera la somme du nombre d'Actions Ordinaires émises à 17 heures, heure de la Ville de New York, à la date fixée pour cette détermination et du nombre d'Actions Ordinaires égal au quotient du prix d'offre agrégé payable afin d'exercer lesdits droits ou bons de souscription d'actions et divisé par le Cours Boursier Actuel.
Tout ajustement fait en vertu du présent Article 7.11.1.2 deviendra effectif immédiatement après 17 heures, heure de la Ville de New York, à la date fixée pour cette détermination. Dans l'éventualité où lesdits droits ou bons de souscription d'actions décrits dans cet Article 7.11.1.2 ne seraient pas émis de la sorte, chaque Taux de Conversion Fixe sera réajusté avec effet à la date où le Conseil d'Administration annonce publiquement sa ou, le cas échéant, la décision de l'Assemblée Générale, de ne pas émettre lesdits droits ou bons de souscription d'actions au Taux de Conversion Fixe qui aurait été en vigueur à cette date si ladite émission n'avait pas été déclarée. Dans la mesure où lesdits droits ou bons de souscription d'actions ne sont pas exercés avant leur expiration ou les Actions Ordinaires ne sont pas autrement délivrées en vertu desdits droits ou bons de souscription d'actions lors de l'exercice desdits droits ou bons de souscription d'actions, chaque taux de Conversion Fixe sera réajusté au Taux de Conversion Fixe qui aurait été en vigueur si l'ajustement fait lors de l'émission desdits droits ou bons de souscription d'actions avait été fait sur la base de la livraison du seul nombre d'Actions Ordinaires effectivement délivrées. Afin de déterminer le prix d'offre agrégé payable afin d'exercer lesdits droits ou bons de souscription d'actions, devra être pris en compte toute contrepartie reçue pour ces droits ou bons de souscription d'actions et la valeur de cette contrepartie (si autre qu'en espèces, devant être déterminée par le Conseil d'Administration). Aux fins de cet Article 7.11.1.2, le nombre d'Actions Ordinaires émises à ce moment n'inclura pas les Actions détenues en trésorerie par la Société mais devra inclure toutes les Actions Ordinaires pouvant être émises en vertu de tout certificat émis en remplacement de fractions d'Actions Ordinaires. La Société n'émettra pas de tels droits ou bons de souscription d'actions attachés aux Actions Ordinaires propres détenues par la Société en trésorerie.
7.11.1.3 Sous-divisions et Combinaison des Actions Ordinaires
Si des Actions Ordinaires en circulation doivent être sous-divisées en un nombre supérieur d'Actions Ordinaires ou combinées en un nombre inférieur d'Actions Ordinaires, chaque Taux de Conversion Fixe effectif à 17 heures, heure de la Ville de New York, à la date effective de ladite sous-division ou combinaison, sera multiplié par une fraction:
(A) dont le numérateur est une fraction du nombre d'Actions Ordinaires qui seraient en circulation immédiatement après, et uniquement en conséquence de ladite sous-division ou combinaison, et
(B) dont le dénominateur est le nombre d'Actions Ordinaires en circulation immédiatement avant ladite sous-division ou combinaison.
Tout ajustement effectué en application de cet Article 7.11.1.3 deviendra effectif immédiatement après 17 heures, heure de la Ville de New York, le jour de la date effective de cette sous-division ou combinaison.
7.11.1.4 Dette ou Dividende en Nature
(A) Si la Société distribue à tous les détenteurs d'Actions Ordinaires des créances sur la Société, des Actions, des titres, droits d'acquisition du capital social de la Société, des espèces ou autres actifs (à l'exclusion de (1) toute distribution ou dividende visé à l'Article 7.11.1.1., (2) tous droits ou bons de souscription d'actions visés par l'Article 7.11.1.2, (3) toute distribution ou dividende visé à l'Article 7.11.5.1 et (4) tout Dividende de Scission pour lequel les dispositions énoncées à l'Article 7.11.1.4 (B) s'appliquent), chaque Taux de Conversion Fixe effectif à 17 heures, heure de la Ville de New York, à la date fixée pour la détermination des détenteurs d'Actions Ordinaires ayant le droit de recevoir ladite distribution, sera multiplié par une fraction:
(1) dont le numérateur est le Cours Boursier Actuel, et
(2) dont le dénominateur est le Cours Boursier Actuel, diminué de la Juste Valeur de Marché, à la date fixée pour la détermination, de la portion des créances sur la Société, Actions, sûretés, droits d'acquérir du capital social de la Société, espèces ou autres actifs distribués de la sorte applicables à une Action Ordinaire.
(B) Dans le cas d'un Dividende de Scission, chaque Taux de Conversion Fixe effectif à 17 heures, heure de la Ville de New York à la date fixée pour la détermination des détenteurs d'Actions Ordinaires ayant droit de recevoir ladite distribution, sera multiplié par une fraction:
(1) dont le numérateur est la somme du (x) Cours Boursier Actuel des Actions Ordinaires et (y) de la Juste Valeur de Marché de la portion de ces Actions ou participations similaires distribuées de la sorte applicables à une Action Ordinaire au quinzième (15e) Jour de Négociation après la date d'effet de cette distribution (ou, si lesdites Actions ou participations sont cotées auprès d'une bourse nationale ou régionale des Etats-Unis, le Cours Boursier Actuel desdits titres), et
(2) dont le dénominateur est le Cours Boursier Actuel des Actions Ordinaires.
Tout ajustement fait en vertu de cet Article 7.11.1.4 prendra effet immédiatement après 17 heures, heure de la Ville de New York, à la date fixée pour la détermination des détenteurs d'Actions Ordinaires ayant le droit de recevoir ladite distribution. Dans le cas où cette distribution, telle que décrite dans cet Article 7.11.1.4, n'est pas faite, chaque taux de Conversion Fixe sera réajusté, avec effet à la date où le Conseil d'Administration annonce publiquement sa ou, le cas échéant, la décision de l'Assemblée Générale, de ne pas effectuer ladite distribution, au Taux de Conversion Fixe qui aurait été effectif si cette distribution n'avait pas été déclarée. Si un ajustement à chaque Taux de Conversion Fixe est requis en vertu de cet Article 7.11.1.4 pendant toute période de règlement relative aux Actions Préférentielles A qui ont été livrées pour conversion, la livraison des Actions Ordinaires pouvant être émises lors de la conversion sera retardée dans la mesure nécessaire afin de finaliser les calculs prévus par cet Article 7.11.1.4.
7.11.1.5 Dividendes ou Distributions en Espèces
Si la Société distribue un montant exclusivement en espèces à tous les détenteurs d'Actions Ordinaires (à l'exclusion de (1) toute distribution en espèces effectuée lors d'un Évènement de Restructuration auquel l'Article 7.11.5 s'applique, (2) tout dividende ou distribution en connexion avec la dissolution ou liquidation de la Société ou (3) toute contrepartie payable dans le cadre d'une offre d'achat ou d'échange de la Société ou de toute filiale de la Société), chaque Taux de Conversion Fixe en vigueur à 17 heures, heure de la Ville de New York, à la date fixée pour la détermination des détenteurs d'Actions Ordinaires ayant droit de recevoir ladite distribution, sera multiplié par une fraction:
(1) dont le numérateur est le Cours Boursier Actuel, et
(2) dont le dénominateur est le Cours Boursier Actuel minoré du montant de ladite distribution par Action Ordinaire.
Chaque ajustement fait en vertu de cet Article 7.11.1.5 prendra effet immédiatement après 17 heures, heure de la Ville de New York, à la date fixée pour la détermination des détenteurs d'Actions Ordinaires ayant droit de recevoir ladite distribution. Dans le cas où toute distribution décrite à cet Article 7.11.1.5 n'est pas faite de la sorte, chaque Taux de Conversion Fixe sera réajusté, avec effet à la date où le Conseil d'Administration annonce publiquement sa ou, le cas échéant, la décision de l'Assemblée Générale, de ne pas effectuer ladite distribution, au Taux de Conversion Fixe qui aurait alors été en vigueur si ladite distribution n'avait pas été déclarée.
7.11.1.6 Offres d'Achat Préalablement Enregistrées et Offres d'Echange
Si la Société ou toute filiale de la Société parvient à mener à bonne fin une offre d'achat ou d'échange en vertu d'un Schedule TO ou d'une déclaration d'enregistrement par Formulaire F-4 (ou Formulaire S-4) pour les Actions Ordinaires (à l'exclusion de tout titre convertible ou échangeable en Actions Ordinaires) et où les espèces et la valeur de toute autre contrepartie inclues dans le paiement par Action Ordinaire est supérieur au Cours Boursier Actuel, chaque Taux de Conversion Fixe en effet à 17 heures, heure de la Ville de New York, à la date d'expiration de l'offre d'achat ou d'échange (la «Date d'Expiration») sera multiplié par une fraction:
(A) dont le numérateur sera égal à la somme de:
(1) la valeur totale des espèces et de la Juste Valeur de Marché à la Date d'Expiration de toute autre contrepartie payée ou payable pour les Actions Ordinaires achetées lors de ladite offre d'achat ou d'échange, et
(2) le produit du Cours Boursier Actuel et du nombre d'Actions Ordinaires en circulation immédiatement après l'expiration de ladite offre d'achat ou d'échange (après avoir donné effet à l'achat ou l'échange d'actions en vertu de ladite offre d'achat ou d'échange); et
(A) dont le dénominateur sera égal au produit (1) du Cours Boursier Actuel et (2) du nombre d'Actions Ordinaires en circulation immédiatement avant le moment de l'expiration de ladite offre d'achat ou d'échange.
Tout ajustement fait en vertu de cet Article 7.11.1.6 prendra effet immédiatement après 17 heures, heure de la Ville de New York, le septième (7 e ) Jour de Négociation suivant immédiatement la Date d'Expiration. Dans le cas où la Société ou une de ses filiales est obligée d'acheter des Actions Ordinaires en vertu d'une telle offre d'échange ou d'achat, mais que la Société ou ladite filiale est empêchée de manière permanente par la loi applicable d'effectuer lesdits achats, ou que tous lesdits achats sont annulés, alors chaque Taux de Conversion Fixe sera réajusté au Taux de Conversion Fixe qui aurait été effectif si ladite offre d'achat ou d'échange n'avait pas été faite. Excepté tel que mentionné dans la phrase précédente, si l'application de cet Article 7.11.1.6 à toute offre d'achat ou d'échange résultait dans une réduction de chaque Taux de Conversion Fixe, aucun ajustement ne sera fait pour ladite offre d'achat ou d'échange en vertu de cet Article 7.11.1.6. Si un ajustement à chaque Taux de Conversion Fixe est requis en vertu de cet Article 7.11.1.6 pendant toute période de règlement afférente aux Actions Préférentielles A qui ont été livrées pour conversion, la livraison de la contrepartie de conversion afférente sera retardée dans la mesure nécessaire pour mener à bien les calculs prévus dans cet Article 7.11.1.6.
7.11.1.7 Excepté le cas d'un Dividende de Scission, dans les cas où la Juste Valeur de Marché des créances sur la Société, des Actions, des titres, des droits d'acquérir du capital social de la Société, des espèces ou autres actifs pour lesquels l'Article 7.11.1.4 ou l'Article 7.11.1.5 s'applique, applicable à une Action Ordinaire, distribuée aux détenteurs d'Actions Ordinaires équivaut ou excède la moyenne des Cours de Clôture des Actions Ordinaires sur une période de cinq (5) Jours de Négociation consécutifs se terminant le Jour de Négociation précédant l'Ex Date de ladite distribution, au lieu d'avoir droit à un ajustement de chaque Taux de Conversion Fixe, les Actionnaires Préférentiels A auront le droit de recevoir lors de la conversion, en sus d'un nombre d'Actions Ordinaires qui serait autrement livrables au jour de la Date de Conversion applicable, la nature et le montant des créances sur la Société, des Actions, des titres, des droits d'acquérir le capital social de la Société, des espèces ou des autres actifs compris dans la distribution que lesdits Actionnaires Préférentiels A auraient reçue si lesdits Actionnaires Préférentiels A avaient été propriétaires immédiatement avant la date d'inscription pour la détermination des détenteurs d'Actions Ordinaires en droit de recevoir la distribution, pour chaque Action Préférentielle A, d'un nombre d'Actions Ordinaires égal au Taux de Conversion Maximum en vigueur à la date de ladite distribution.
7.11.1.8 Les Plan de Droits.
Dans la mesure où la Société a un plan en vigueur donnant accès à certains droits en relation aux Actions Ordinaires à toute Date de Conversion, lors de la conversion de toutes Actions Préférentielles A, les Actionnaires Préférentiels A recevront, en plus des Actions Ordinaires, les droits décrits dans ledit plan de droits, à moins que, avant ladite Date de Conversion, les droits aient été séparés des Actions Ordinaires, dans quel cas chaque Taux de Conversion Fixe sera ajusté au moment de la séparation desdits droits comme si la Société avait fait une distribution à tous les détenteurs d'Actions Ordinaires tel que décrit dans l'Article 7.11.1.4, sous réserve d'un réajustement effectué dans le cas d'une expiration, cessation ou rachat desdits droits. Toute distribution de droits ou bons de souscription d'actions effectuée en vertu d'un plan de droits qui aurait permis aux Actionnaires Préférentiels A de recevoir lors de la conversion, en sus des Actions Ordinaires, les droits décrits dans les présentes (à moins que lesdits droits ou bons de souscription d'actions aient été séparés des Actions Ordinaires) ne constituera pas une distribution de droits ou bons de souscription d'actions qui donnerait droit aux Actionnaires Préférentiels A à un ajustement aux Taux de Conversion Fixes.
7.11.2 Ajustement pour Raisons Fiscales.
La Société peut effectuer toute augmentation de chaque de Taux de Conversion Fixe, en plus de toutes autres augmentations requises par cet Article 7.11, que la Société juge opportune afin d'éviter ou de diminuer tout impôt sur le revenu des détenteurs d'Actions Ordinaires qui résulterait de tout dividende ou distribution d'Actions Ordinaires (ou l'émission de droits ou bons de souscription d'actions afin d'acquérir des Actions Ordinaires) ou pour tout évènement traité comme tel pour des raisons fiscales liées à l'impôt sur le revenu ou toutes autres raisons; pour autant que le même ajustement proportionnel soit effectué à chaque Taux de Conversion Fixe.
7.11.3 Calcul des Ajustements; Ajustements du Prix Seuil d'Appréciation, Prix Initial et Cours de Action.
7.11.3.1 Tous les ajustements à chaque Taux de Conversion Fixe seront calculés au plus proche 1/10.000ème d'une Action Ordinaire. Avant la Date de Conversion Obligatoire, aucun ajustement à un Taux de Conversion Fixe ne sera requis à moins que ledit ajustement ne requière une augmentation ou une réduction d'au moins un pourcent (1%); pour autant que, tous les ajustements qui du fait de cet Article 7.11.3.1 ne sont pas requis seront reportés et pris en compte dans tout ajustement subséquent; pour autant, cependant que tous les ajustements aux Taux de Conversion Fixes en relation avec des dividendes en espèces ou distributions payés par la Société, les Taux de Conversion Fixes seront ajustés indépendamment du fait que les ajustements agrégés représentent un pourcent (1%) ou plus des Taux de Conversion Fixes au plus tard le 15 novembre de chaque année calendaire; pour autant que, de plus, à la première de la Date de Conversion Obligatoire, de la Date de Conversion Anticipée ou de la Date Effective d'une Acquisition en Espèces, les ajustements de chaque Taux de Conversion Fixe seront faits en ce qui concerne lesdits ajustements reportés qui n'ont pas été pris en compte avant cette date.
7.11.3.2 Si un ajustement est fait aux Taux de Conversion Fixes en vertu de l'Article 7.11.1 ou de l'Article 7.11.2, un ajustement inversement proportionnel devra également être fait au Prix Seuil d'Appréciation et au Prix Initial uniquement afin de déterminer lequel des Articles 7.5.2.1, 7.5.2.2 ou 7.5.2.3 de l'Article 7.5.2 sera applicable à la Date de Conversion Obligatoire. Ledit ajustement sera fait par division du Prix Seuil d'Appréciation et du Prix Initial par une fraction, dont le numérateur sera soit le Taux de Conversion Fixe immédiatement après ledit ajustement en vertu de l'Article 7.11.1 ou l'Article 7.11.2 et dont le dénominateur sera ce Taux de Conversion Fixe immédiatement avant ledit ajustement. La Société fera tous les ajustements appropriés au Cours de Clôture avant l'Ex Date, la date effective ou la Date d'Expiration pertinente, le cas échéant, utilisée pour calculer la Valeur de Marché Applicable afin de prendre en compte tous ajustements au Prix Initial, au Prix Seuil d'Appréciation et aux Taux de Conversion Fixes devenant effectifs pendant la période de quarante (40) Jours de Négociation consécutifs utilisée pour calculer la Valeur de Marché Applicable.
7.11.3.3 Si:
(A) la date d'inscription déterminée pour un dividende ou une distribution sur les Actions Ordinaires se situe après la fin de la période de quarante (40) Jours de Négociation consécutifs utilisée pour calculer la Valeur de Marché Applicable et avant la Date de Conversion Obligatoire; et
(B) ce dividende ou cette distribution aurait résulté en un ajustement du nombre d'Actions Ordinaires pouvant être émises aux Actionnaires Préférentiels A si ladite date d'inscription se serait située, ou avant le, dernier Jour de Négociation de ladite période de quarante (40) Jours de Négociation, alors la Société considérera les Actionnaires Préférentiels A comme détenteurs inscrits d'Actions Ordinaires aux fins dudit dividende ou distribution. Dans ce cas, les Actionnaires Préférentiels A recevront le dividende ou la distribution sur les Actions Ordinaires ensemble avec le nombre d'Actions Ordinaires à émettre à la Date de Conversion Obligatoire.
7.11.3.4 Si un ajustement est fait au Taux de Conversion Fixes en vertu de l'Article 7.11.1 ou Article 7.11.2, un ajustement proportionnel sera fait à chaque titre de colonne du Cours d' Action, tel que présenté dans le tableau inclus dans la définition de «Taux de Conversion d'Acquisition en Espèces». Un tel ajustement sera fait en multipliant chaque Cours d'Action inclus dans ledit tableau par une fraction, dont le numérateur est le Taux de Conversion Minimum immédiatement avant ledit ajustement et dont le dénominateur sera le taux de Conversion Minimum immédiatement après ledit ajustement.
7.11.3.5 Aucun ajustement aux Taux de Conversion Fixes ne sera fait si les Actionnaires Préférentiels A peuvent participer à la transaction qui aurait autrement donné lieu à un ajustement comme s'ils étaient détenteurs, pour chaque Action Préférentielle A, d'un nombre d'Actions Ordinaires égal au Taux de Conversion Maximum alors en vigueur. De plus, le Taux de Conversion Fixe applicable ne sera pas ajusté:
(A) lors de l'émission d'Actions Ordinaires en vertu de tout plan présent ou futur de réinvestissement des dividendes ou d'intérêts payables sur les titres de la Société et l'investissement de toutes sommes additionnelles optionnelles en Actions Ordinaires en vertu de tout plan;
(B) lors de l'émission d'Actions Ordinaires ou de droits ou bons de souscription de ces actions en vertu de tout plan ou programme présent ou futur d'intéressement ou de motivation de, ou assumé par, la Société ou l'une de ses filiales;
(C) lors de l'émission de toutes Actions Ordinaires en vertu de toute option, bon de souscription, droit ou titre exerçable, échangeable ou convertible et émis à la Date d'Émission Préférentielle A;
(D) pour une modification de la valeur nominale ou aucune valeur nominale des Actions Ordinaires; ou
(E) pour les Dividendes Préférentiels accumulés sur les Actions Préférentielles A, sauf tel que prévu aux dispositions des Articles 7.5, 7.6 et 7.7.
7.11.4 Notification d'Ajustement
Lorsque les Taux de Conversion Fixes et les Taux de Conversion d'Acquisition en Espèces sont à ajuster, la Société devra:
7.11.4.1 calculer lesdits Taux de Conversion Fixes et Taux de Conversion d'Acquisition en Espèces ajustés, et préparer et transmettre à l'Agent de Transfert un Certificat de Dirigeant indiquant lesdits Taux de Conversion Fixes et Taux de Conversion d'Acquisition en Espèces ajustés, la méthode de calcul raisonnablement détaillée de manière raisonnable et les faits ayant entraîné ledit ajustement et sur lesquels ledit ajustement est basé;
7.11.4.2 dans les cinq (5) Jours Ouvrables suivant la survenance d'un évènement qui requiert un ajustement des Taux de Conversion Fixes et des Taux de Conversion d'Acquisition en Espèces (ou, si la Société n'a pas connaissance de ladite survenance, dès que possible après en avoir eu connaissance), notifier, ou s'assurer que les Actionnaires Préférentiels A soient notifiés de la survenance dudit évènement; et
7.11.4.3 dans les cinq (5) Jours Ouvrables suivant la détermination desdits Taux de Conversion Fixes et Taux de Conversion d'Acquisition en Espèces ajustés, fournir, ou s'assurer de la fourniture aux Actionnaires Préférentiels A d'une déclaration énonçant de manière raisonnablement détaillée la méthode par laquelle l'ajustement desdits Taux de Conversion Fixe et Taux de Conversion d'Acquisition en Espèces, le cas échéant, a été déterminé, et énonçant lesdits Taux de Conversion Fixes ou Taux de Conversion d'Acquisition en Espèces ajustés.
7.11.5 Évènements de Restructuration
7.11.5.1 Dans le cas:
(i) d'une consolidation ou fusion de la Société avec ou dans toute autre Personne (autre qu'une fusion ou consolidation dans laquelle la Société serait la société survivante et dans laquelle les Actions Ordinaires en circulation immédiatement avant la fusion ou consolidation ne sont pas échangées en espèces, titres ou autre propriété de la Société ou d'une autre Personne);
(ii) de toute vente, transfert, location ou cession à toute autre Personne de toute ou substantiellement toute la propriété et des actifs de la Société;
(iii) de toute reclassification d'Actions Ordinaires en titres y compris des titres autres que des Actions Ordinaires; ou
(iv) de tout échange prévu par la loi des titres de la Société avec une autre Personne (autre qu'en relation avec une fusion ou acquisition), dans chaque cas, dont le résultat serait que les Actions Ordinaires de la Société seraient converties en, ou échangées pour, des titres, espèces ou biens (chacun, un «Évènement de Restructuration»), chaque Action Préférentielle A en circulation immédiatement avant ledit Évènement de Restructuration deviendra, sans le consentement des Actionnaires Préférentiels A, convertible en la catégorie de titres, espèces et autres biens (la «Propriété Echangée») à laquelle ledit Actionnaire Préférentiel A aurait eu droit si ledit Actionnaire Préférentiel A avait converti ses Actions Préférentielles A en Actions Ordinaires immédiatement avant ledit Évènement de Restructuration. A cette fin, la catégorie et le montant de la Propriété Echangée dans le cas de tout Évènement de Restructuration qui entraine la conversion des Actions Ordinaires en droit de recevoir plus (déterminée en partie en fonction d'une seule catégorie de contrepartie, entre autres de toute forme de choix de l'actionnaire) sera considérée comme la moyenne pondérée de toutes les catégories et montants de contrepartie reçues par les détenteurs d'Actions Ordinaires qui de manière affirmative font un tel choix. Aux fins de cet Article 7.11.5 une «Unité de Propriété Echangée» s'entend comme la catégorie et le montant de ladite Propriété Echangée attribuable à une Action Ordinaire. Le nombre d'Unités de Propriétés Echangées pour chaque Action Préférentielle A convertie après la date effective dudit Évènement de Restructuration sera déterminé en fonction du Taux de Conversion Obligatoire, Taux de Conversion Minimum ou Taux de Conversion d'Acquisition en Espèces, le cas échéant, alors en vigueur à la Date de Conversion applicable (sans intérêts dus et sans aucun droit aux dividendes ou distributions ayant une date d'inscription précédant la Date de Conversion). En cas de survenance d'un tel tout Évènement de Restructuration, le taux de conversion applicable sera (1) dans le cas d'une Conversion Anticipée, le Taux de Conversion Minimum (et tout ajustement y relatif en vertu de l'Article 7.6.2 basé sur la Valeur de Marché de Conversion Anticipée Applicable tel que déterminée en utilisant la formulation alternative de la Valeur de Marché de Conversion Anticipée décrite dans le paragraphe suivant) et (2) dans le cas d'une Conversion Obligatoire, le Taux de Conversion Obligatoire (déterminé en vertu de l'Article 7.5 sur base de la Valeur de Marché Applicable déterminée utilisant la formulation alternative de la Valeur de Marché Applicable tel que décrite dans le paragraphe suivant).
Aux fins de cet Article 7.11.5, la «Valeur de Marché Applicable» et la «Valeur de Marché de Conversion Anticipée Applicable» seront considérées comme se référant à la Valeur de Marché Applicable ou à la Valeur de Marché de Conversion Anticipée Applicable, le cas échéant, de la Propriété Echangée et cette valeur sera déterminée (A) pour les titres côtés sur un marché public et composant tout ou partie de la Propriété Echangée, sur la base du Cours de Clôture desdits titres, (B) dans le cas où la Propriété Echangée est composée en tout ou partie d'espèces, sur la base du montant de ces espèces et (C) dans le cas où tout autre bien compose tout ou partie de la Propriété Echangée, sur la base de la valeur dudit bien, tel que déterminée par une banque d'investissement indépendante et nationalement (aux Etats-Unis) reconnue choisie par la Société dans ce but. Aux fins du présent Article 7.11.5, le terme «Cours de Clôture» sera considéré comme référant au cours de vente de clôture, le dernier prix d'achat de référence ou une moyenne entre les derniers prix de vente et prix d'achat, le cas échéant, de tous titres côtés sur un marché public composant toute ou partie de la Propriété Echangée. Aux fins du présent Article 7.11.5, les références aux Actions Ordinaires dans les définitions de «Jour de Négociation», la «Valeur de Marché Applicable» et la «Valeur de Marché de Conversion Anticipée Applicable» seront remplacées par des références à tous titres côtés sur un marché public composant toute ou partie de la Propriété Echangée.
Les dispositions de cet Article 7.11.5 décrites ci-dessus s'appliqueront également à tous Événements de Restructuration successifs et les dispositions de cet Article 7.11 s'appliqueront à toutes les Actions de la Société (ou tout successeur) reçues par les détenteurs d'Actions Ordinaires lors d'un tel Évènement de Restructuration.
La Société (ou tout successeur) devra, dans les vingt (20) jours de la survenance d'un Évènement de Restructuration, notifier les Actionnaires Préférentiels A de la survenance dudit évènement et du type et du montant des espèces, titres ou autre biens qui compose la Propriété Echangée. Le défaut de ladite notification n'affectera pas le mécanisme de cet Article 7.11.5.
7.12 Notifications aux Actionnaires Préférentiels A
Toutes notifications ou autres communications, autres que celles pouvant être exigées par la loi applicable dans le cadre des Assemblées Générales, afférentes aux Actions Préférentielles A seront faites de manière satisfaisante si elles sont données par la Société (i) concernant les Actions Préférentielles A dont les détenteurs sont (directement) inscrits dans le registre d'actionnaires de la Société, à ces détenteurs d'Actions Préférentielles A inscrits par écrit et délivrées en personne ou par courrier prioritaire, port payé, ou de toute autre manière qui serait permise dans ces Statuts ou par la loi applicable, et (ii) concernant les Actions Préférentielles A détenues par ou par l'intermédiaire de la DTC (et tout autre système de règlement ou dépositaire), par notification à la DTC (ou tout autre système de règlement ou dépôt).
7.13 Divers.
7.13.1 La Société paiera toutes et l'intégralité des taxes et frais de timbre relatifs au transfert d'actions et qui seraient payables du fait de l'émission ou de la livraison des Actions Préférentielles A ou Actions Ordinaires ou tous autres titres émis en raison des Actions Préférentielles A. La Société ne sera cependant pas tenue de payer toute taxe qui serait due au fait de tout transfert relatif à l'émission ou la livraison des Actions Ordinaires ou autres titres à un nom autre que celui auquel les Actions Préférentielles A, par rapport auxquelles lesdites actions ou autres titres sont émis ou livrés, ont été inscrits, et ne sera pas dans l'obligation de faire ladite émission ou livraison à moins que et jusqu'à ce que la Personne ayant autrement droit à ladite émission ou livraison ait payé à la Société la somme de ladite taxe ou ait prouvé, de manière satisfaisante pour la Société, que ladite a bien été payée ou n'est pas due.
7.13.2 La Préférence de Liquidation et le Taux de Dividende seront sujets à un ajustement équitable lors de chaque survenance d'une division d'actions, une combinaison, une reclassification ou tout autre évènement similaire impliquant les Actions Préférentielles A. Lesdits ajustements seront déterminés de bonne foi par le Conseil d'Administration et soumis par le Conseil d'Administration à l'Agent de Transfert.
Art. 8. Limitation de Propriété - Lois sur les Communications.
8.1 La Société peut restreindre la propriété, ou la propriété proposée, des Actions ou autres titres de capital de la Société par toute Personne ou le transfert d'Actions (ou autres titres de capital) à toute Personne si la propriété ou la propriété proposée des Actions (ou autres titres de capital) (ou le transfert d'Actions ou autres titres de capital à) de telle Personne (i) est ou pourrait être, tel que déterminé par le Conseil d'Administration, non conforme à, ou en violation de, toute disposition de, Lois sur les Communications, (ii) limitera ou pourrait limiter ou porter atteinte à, tel que déterminé par le Conseil d'Administration, toutes activités commerciales ou activités commerciales proposées de la Société et/ou son groupe ou toute entité du groupe sous les Lois sur les Communications ou (iii) soumettra, ou pourrait soumettre, la Société et/ou son groupe ou toute entité de groupe, à toute loi, règle, règlement, disposition ou politique spécifique de Lois sur les Communications auxquelles la Société, son groupe ou entité de groupe ne seraient pas soumis en l'absence d'une telle propriété, propriété proposée ou transfert ((i), (ii) et (iii) collectivement les «Limitations dues aux Lois sur les Communications»).
8.2 Si la Société juge que la propriété ou la propriété proposée des Actions ou autres titres de capital de la Société par toute Personne peut résulter dans une Limitation des Lois sur les Communications, la Société peut à tout moment requérir des informations des Actionnaires, autres détenteurs de titres de capital, cessionnaires ou cessionnaires proposés, incluant de manière non limitative des informations concernant la citoyenneté, les affiliations, et la propriété ou autres intérêts dans d'autres sociétés ou entreprises, et ladite Personne devra fournir dans les meilleurs délais lesdites informations à la Société.
8.3 Si (A) la Société ne reçoit pas les informations pertinentes requises en vertu de l'Article 8.2 ou (B) la Société détermine que la propriété ou la propriété proposée des Actions ou autres titres de capital par une Personne ou que l'exercice de tous droits afférents aux Actions ou autres titres de capital par une Personne, résulte ou pourrait résulter, comme déterminé par la Société, dans une Limitation due aux Lois sur les Communications, la Société a le droit absolu de (i) refuser d'émettre les Actions ou les autres titres de capital à ladite Personne, (ii) refuser de permettre ou de reconnaitre un transfert (ou tentative de transfert) des Actions ou autres titres de capital à une telle Personne et tout transfert visé ou tentative de transfert ne sera pas inscrit dans le(s) registre(s) de la Société, (iii) suspendre tous droits attachés auxdites Actions ou titres de capital (incluant de manière non limitative le droit d'assister et de voter aux Assemblées Générales et le droit de recevoir des dividendes ou autres distributions) et qui créerait ou pourrait créer une Limitation due aux Lois sur les Communications, (iv) racheter obligatoirement les Actions ou autres titres de capital de la Société détenus par cette Personne. La Société aura également le droit d'exercer les recours appropriés de toute sorte prévus, par la loi ou en équité devant n'importe quelle juridiction compétente, contre toute dite Personne, afin d'obtenir lesdites informations ou de prévenir ou de remédier à toute situation qui cause ou causerait une Limitation des Lois sur les Communications. Toute mesure prise par la Société en vertu du (i), (ii) ou (iii), respectivement, restera effective jusqu'à ce que les informations requises aient été reçues et/ou la Société ait déterminé que la propriété, propriété proposée ou transfert des Actions ou autres titres de capital par (ou à) la Personne concernée ou que l'exercice de tous droits des Actions ou autres titres de capital par ladite Personne, le cas échéant, ne résulte pas en une Limitation due aux Lois sur les Communications.
8.4 En cas de rachat obligatoire,
8.4.1 La Société devra délivrer une notification (une «Notification de Rachat») à l'/aux Actionnaire(s) concerné(s), spécifiant (1) les Actions faisant l'objet du rachat, (2) le prix de rachat pour lesdites Actions, et (3) l'endroit où le prix de rachat pour lesdites Actions est payable. Immédiatement après la fin des heures d'ouverture à la date spécifiée dans la Notification de Rachat, chaque dit Actionnaire cessera d'être le propriétaire des Actions spécifiées dans ladite notification et, le cas échéant, le nom dudit Actionnaire sera rayé du registre d'Actionnaires.
8.4.2 Le prix auquel les Actions spécifiées dans toute Notification de Rachat seront rachetées (le «Prix de Rachat») sera un montant égal au plus petit de (A) la valeur totale payée pour lesdites Actions (si acquises pendant les douze mois précédant la date de la Notification de Rachat pertinente), (B) dans le cas d'Actions de la Société cotées sur un Marché Réglementé, le dernier prix côté pour les Actions le jour ouvrable précédant immédiatement le jour où la Notification de Rachat est délivrée, et (C) la valeur comptable par Action déterminée sur la base des derniers comptes publiés avant le jour de livraison de la Notification de Rachat.
8.4.3 Le paiement du Prix de Rachat sera fait directement au détenteur des Actions ainsi achetées ou pourra être déposé par la Société sur un compte d'une banque au Luxembourg, aux Etats-Unis ou ailleurs (tel que spécifié dans la Notification de Rachat) pour le paiement audit détenteur. Dès paiement du Prix de Rachat (que ce soit directement ou à travers le dépôt dudit prix tel que mentionné précédemment), aucune Personne ayant un intérêt dans les Actions spécifiées dans ladite Notification de Rachat n'aura plus aucun intérêt dans lesdites Actions ou dans l'une d'entre elles, ou une quelconque revendication contre la Société ou ses actifs à ce titre sauf dans le cas d'un dépôt du Prix de Rachat tel que mentionné précédemment, le droit de recevoir le Prix de Rachat déposé (sans intérêts).
8.4.4 L'exercice par la Société des pouvoirs lui étant conférés par cet Article ne pourra en aucun cas être remis en cause ou invalidé, sur le fondement d'une insuffisance de preuve de la propriété des Actions par toute Personne était insuffisante ou que la vraie propriété de toutes Actions était différente de ce qui semblait à la Société à la date de toute Notification de Rachat.
Art. 9. Actions - Droits de vote.
9.1 Excepté et sous réserve des dispositions des présents Statuts, chaque Action donne droit à une voix à toutes les Assemblées Générales des Actionnaires.
9.2 Sauf disposition contraire impérative de la Loi sur les Sociétés l'exige autrement ou sauf disposition contraire des Statuts, les Actions Préférentielles A ne seront pas assorties de droit de vote aux Assemblées Générales de la Société ou autrement.
Art. 10. Administration de la Société - Conseil d'Administration.
10.1 La Société sera administrée par un Conseil d'Administration qui aura les pouvoirs les plus étendus pour gérer les affaires de la Société et pour autoriser et/ou exécuter tout acte de disposition, de gestion ou d'administration dans les limites de l'objet de la Société.
10.2 Tous les pouvoirs non expressément réservés par la Loi sur les Sociétés ou par les présents Statuts à l'Assemblée Générale relèvent de la compétence du Conseil d'Administration.
10.3 Sauf disposition contraire de la loi ou des présents Statuts, le Conseil d'Administration de la Société est autorisé à prendre toutes les mesures (par voie de résolution ou autrement) et à adopter toutes les dispositions nécessaires, opportunes, adéquates ou jugées appropriées afin d'accomplir l'objet de la Société.
Art. 11. Composition du Conseil d'Administration.
11.1 La Société est administrée par un Conseil d'Administration composé d'un minimum de trois (3) Administrateurs et d'un maximum de vingt (20) (sauf disposition contraire des présentes), Actionnaires de la Société ou non.
Les Administrateurs sont nommés par l'Assemblée Générale des Actionnaires pour une période ne pouvant excéder trois (3) ans (étant toutefois entendu que cette période de trois (3) ans peut être se prolonger jusqu'à l'Assemblée Générale annuelle qui se tient après le troisième anniversaire de la nomination); à condition toutefois que les Administrateurs soient divisés en trois (3) classes, à savoir la classe I, la classe II et la classe III, de sorte que, sous réserve du nombre d'Administrateurs, chaque classe comportera (autant que possible) un tiers (1/3) des Administrateurs. Les Administrateurs sont nommés sur une base échelonnée et les Administrateurs de l'une des classes seront nommés chaque année pour une durée ne pouvant excéder trois (3) ans (sous réserve des dispositions ci-dessus quant à la prolongation de cette durée), et à condition que les Administrateurs initiaux de la Classe I et les Administrateurs initiaux de la Classe II soient élus respectivement jusqu'à la première (concernant la classe I) et la deuxième (concernant la classe II) Assemblée Générale annuelle qui se tient après leur nomination. Les Administrateurs peuvent être révoqués avec ou sans cause (ad nutum) par l'Assemblée Générale des Actionnaires à la majorité simple des voix exprimées lors d'une Assemblée Générale des Actionnaires. Les Administrateurs seront indéfiniment rééligibles.
11.2 En cas de vacance d'un poste d'Administrateur pour cause de décès, de retraite, de démission, de révocation, destitution ou de toute autre cause, les Administrateurs restants pourront pourvoir à ce poste devenu vacant par un vote à la majorité simple et élire un successeur conformément à la loi applicable.
11.3 (A) Sauf décision contraire du Conseil d'Administration, les candidats à l'élection au Conseil doivent fournir à la Société (i) un questionnaire écrit complété portant sur l'expérience et les compétences de cette Personne (ce questionnaire devra être fourni par la Société sur demande écrite), (ii) les informations pouvant être demandées par la Société, y compris et ce, de manière non limitative, les informations pouvant être requises, nécessaires ou appropriées en vertu de lois ou règlements (y compris les règles, politiques ou règlements de tout Marché Règlementé où les Actions de la Société sont cotées ou négociées) applicables à la Société et (iii) la déclaration et l'engagement écrit que cette Personne respecte et respectera toutes les politiques et lignes directrices de la Société applicables et rendues publiques relatives à la gouvernance d'entreprise, aux conflits d'intérêts, à la confidentialité et la négociation et la propriété d'actions et autres politiques et lignes directrices de la Société ou conformément à la loi applicable aux Administrateurs. (B) Tout candidat potentiel doit, en ce qui concerne ses compétences et affiliations, respecter les lois, règlements, règles ou politiques (y compris les règles, politiques ou règlements de tout Marché Règlementé où des Actions de la Société sont cotées ou négociées) applicables à la Société.
11.4 Toute proposition de la part d'un (des) Actionnaire(s) détenant moins de dix pour cent (10%) du capital social émis Actionnaire Proposant»), de candidat(s) à l'élection au Conseil d'Administration par l'Assemblée Générale (une «Proposition») doit être reçue par la Société par écrit conformément aux dispositions énoncées ci-après, et sauf disposition contraire et impérative expresse de la loi:
11.4.1 Notification de Candidats - Calendrier
11.4.1.1 Toute Proposition doit être faite à la Société par notification écrite par l'(les) Actionnaire(s) Proposant (la «Notification de Candidats») dans un délai raisonnable. Pour être dans les temps, la Notification de Candidats doit être reçue au siège social de la Société jusqu'aux dates suivantes avant l'Assemblée Générale concernée où l'élection des membres du Conseil est à l'ordre du jour:
11.4.1.2 en cas de Proposition pour l’élection au Conseil à une Assemblée Générale annuelle, au moins quatre-vingt-dix (90) jours et pas plus de cent vingt (120) jours avant le premier (1er) anniversaire du premier envoi de l’avis concernant l’Assemblée Générale annuelle de l’année précédente ; pour autant que, si la date de cette Assemblée Générale annuelle est avancée de plus de trente (30) jours avant, ou reportée de plus de trente (30) jours après, le premier (1er) anniversaire de l’Assemblée Générale annuelle de l’année précédente ; la Société ait reçu la Notification de Candidats par écrit au plus tôt à la fermeture des bureaux (heure locale, CET) le cent-vingtième (120e) jour avant cette Assemblée Générale annuelle et au plus tard à la fermeture des bureaux (CET) le dernier des jours suivants: le quatre-vingt-dixième (90e) jour précédant cette Assemblée Générale annuelle et le dixième (10e) jour suivant le jour où la première communication publique de cette Assemblée Générale annuelle (avancée ou reportée) est faite ;
11.4.1.3 en cas de Proposition pour l'élection au Conseil à une Assemblée Générale autre que l'Assemblée Générale annuelle (étant entendu que cette Proposition n'est recevable que si l'élection de membres au Conseil est mentionnée comme point de l'ordre du jour de cette Assemblée Générale), la Notification de Candidats par écrit doit être reçue par la Société au pas avant la fermeture des bureaux (heure locale, CET) le cent-vingtième (120e) jour précédant cette Assemblée Générale et pas plus tard qu'à la fermeture des bureaux (CET) le dernier des jours suivants: quatre-vingt-dixième (90e) jour précédant cette Assemblée Générale et le dixième (10e) jour suivant le jour où la première communication publique de cette Assemblée Générale annuelle est faite.
11.4.1.4 Tout ajournement, report ou remise, ou toute communication d'un ajournement, report ou remise d'une Assemblée Générale annuelle ou autre n'entamera pas une nouvelle période (et ne prolongera pas une quelconque période) pour la réception d'une Notification de Candidats par la Société.
11.4.2 La Notification de Candidats doit au moins contenir les informations ou preuves suivantes:
11.4.2.1 le nom et l'adresse de chaque Actionnaire Proposant inscrit au registre;
11.4.2.2 une déclaration selon laquelle chaque Actionnaire Proposant est un détenteur d'Actions de la Société et a l'intention d'assister en Personne ou par procuration à l'Assemblée Générale afin de faire la Proposition, ainsi que la preuve de la détention des Actions par cet Actionnaire Proposant;
11.4.2.3 l'accord écrit du candidat indiqué dans la Notification de Candidats concernant sa nomination en tant que candidat à l'élection au Conseil et dans toute communication, procuration ou autre document, et ses fonctions en tant qu'Administrateur de la Société s'il est élu;
11.4.2.4 les informations conformément à l'Article 11.3 concernant le candidat cité dans la Notification ainsi que la preuve que le candidat cité dans la Notification respecte toutes les dispositions de l'Article 11.3 (B); et la déclaration écrite de l'(des) Actionnaire(s) Proposant(s) et du candidat indiqué dans la Notification selon laquelle ces informations et preuves sont vraies, correctes et à jour;
11.4.2.5 l'engagement écrit du candidat à rapidement fournir toute autre information et/ou preuve pouvant être requise par la Société en vertu de l'Article 11.3;
11.4.2.6 l'engagement écrit du l'(des) Actionnaire(s) Proposant(s) de fournir promptement à la Société toute information ou preuve pouvant être raisonnablement requise par la Société afin que celle-ci respecte les lois, règlements, règles ou politiques (y compris les règles, politiques ou règlements de tout Marché Règlementé où des Actions de la Société sont cotées ou négociées) applicables à la Société.
11.5 Si l'(les) Actionnaire(s) Proposant(s) (ou le mandataire de celui(ceux)-ci) n'assiste(nt) pas à l'Assemblée Générale applicable pour faire une Proposition, cette Proposition ne sera pas prise en compte, nonobstant le fait que la Société ait pu recevoir les procurations y relatives.
Art. 12. Président.
12.1 Le Conseil d'Administration, dans la mesure requise par la loi et dans les autres cas, peut, nommer le président du Conseil d'Administration parmi ses membres (le «Président»). Le Président présidera toutes les réunions du Conseil d'Administration et des Actionnaires. En l'absence du Président du Conseil, un président ad hoc présidera l'assemblée / réunion concernée.
12.2 En cas d'égalité des votes, ni le Président ni tout autre Membre du Conseil n'aura de voix prépondérante.
Art. 13. Procédures au sein du Conseil.
13.1 Le Conseil d'Administration se réunira sur convocation du (ou pour le compte du) Président ou de deux Administrateurs, quels qu'ils soient. Le Conseil d'Administration se réunira aussi souvent que les intérêts de la Société l'exigent.
13.2 Une notification écrite de toute réunion du Conseil d'Administration sera donnée par lettre, câble, télégramme, téléphone, télécopie ou email à chaque Administrateur deux (2) jours avant la réunion, sauf en cas d'urgence, auquel cas un préavis de vingt-quatre (24) heures sera suffisant. Une convocation spéciale ne sera pas requise pour les réunions se tenant conformément à un échéancier préalablement approuvé par le Conseil et communiqué à tous les membres du Conseil. Une réunion du Conseil peut aussi valablement être tenue sans convocation spéciale dans la mesure où les Administrateurs présents ou représentés ne s'y opposent pas et que les Administrateurs qui ne sont pas présents ou représentés, ont renoncé à la convocation spéciale par écrit, par voie de télécopie, d'email ou autrement.
13.3 Les réunions du Conseil d'Administration peuvent se tenir physiquement ou, en toutes circonstances, par voie de conférence téléphonique, vidéoconférence ou autre moyen similaire de communication permettant aux participants de communiquer entre eux. Un Administrateur participant par l'un de ces moyens sera considéré comme présent à la réunion aussi longtemps qu'il est connecté.
13.4 Tout Administrateur peut se faire représenter à toute réunion du Conseil d'Administration en désignant par écrit, par lettre ou par câble, télégramme, télécopie ou email un autre Administrateur comme son mandataire. Un Administrateur peut représenter plus d'un de ses collègues.
13.5 Le Conseil d'Administration ne peut délibérer et agir valablement que si une majorité des membres du Conseil (ayant le droit de voter) est présente ou représentée. Les décisions sont prises à la majorité simple des voix valablement exprimées par les membres du Conseil présents ou représentés (et ayant le droit de voter).
13.6 Le Conseil d'Administration peut également, en toutes circonstances et unanimement, adopter des résolutions par voie circulaire et les résolutions écrites signées par tous les membres du Conseil seront aussi valables et effectives que si elles étaient adoptées lors d'une réunion régulièrement convoquée et tenue. Ces signatures peuvent apparaître sur un seul document ou plusieurs copies de la même résolution et seront établies par lettre, câble, télécopie ou email.
13.7 Les procès-verbaux de toute réunion du Conseil d'Administration (ou copies ou extraits de ces procès-verbaux qui peuvent servir lors d'une action en justice ou autrement) doivent être signés par le Président, le président (ad hoc) de la réunion en question ou par deux (2) Administrateurs ou tel que décidé lors de la réunion du Conseil concernée ou lors d'une réunion du Conseil subséquente. Les procès-verbaux ou résolutions du Conseil (ou copies ou extraits de ceux-ci) peuvent également être certifiés par le secrétaire du Conseil.
Art. 14. Délégation de pouvoirs, Comités, Secrétaire.
14.1 Le Conseil peut déléguer la gestion journalière des affaires de la Société de même que le pouvoir de représenter la Société dans ses affaires journalières à des Administrateurs individuels ou à d'autres fondés de pouvoirs ou agents de la Société (avec le pouvoir de sous-déléguer). En plus, le Conseil d'Administration peut déléguer la gestion journalière des affaires de la Société de même que le pouvoir de représenter la Société dans ses affaires journalières à un comité exécutif ou autre tel qu'il le juge approprié. Le Conseil d'Administration déterminera les conditions de nomination et de révocation de même que la rémunération et les pouvoirs de la Personne ou des Personnes ainsi nommée(s).
14.2 Le Conseil d'Administration peut (mais ne doit pas, à moins que la loi ne le requière) établir un ou plusieurs comités et dont il doit, si un ou plusieurs comités sont établis, nommer les membres (qui peuvent mais ne doivent pas être membres du Conseil), déterminer l'objet, les pouvoirs et les compétences ainsi que les procédures et toutes autres règles qui peuvent y être applicables.
14.3 Le Conseil d'Administration peut nommer un secrétaire de la Société qui peut mais ne doit pas être un membre du Conseil d'Administration et déterminer ses responsabilités, pouvoirs et compétences.
Art. 15. Signatures autorisées. La Société sera engagée par la seule signature du Président ou la seule signature de l'un (1) des Administrateurs ou par les signatures conjointes ou individuelles de toutes Personnes à qui de tels pouvoirs de signature auront été délégués par le Conseil d'Administration. Afin d'éviter tout doute, pour les matières se rapportant à la gestion journalière de la Société, la Société sera engagée par la seule signature de l'administrateur délégué («Chief Executive Officer» ou «CEO») ou de toute(s) Personne(s) à qui de tels pouvoirs de signature auront été délégués par le Conseil d'Administration (avec ou sans pouvoir de substitution).
Art. 16. Responsabilité du Conseil, Indemnisation.
16.1 Les Administrateurs ne seront pas tenus personnellement responsables de l'endettement et des autres obligations de la Société. En tant que mandataires de la Société, ils sont responsables de l'exécution de leurs devoirs. Sous réserve des exceptions et limitations prévues à l'Article 16.2, toute personne qui est, ou a été, administrateur ou agent de la Société ou d'une filiale directe ou indirecte de la Société sera indemnisée par la Société dans la mesure la plus large permise par la loi pour les responsabilités et toutes les dépenses raisonnablement engagées ou payées par celui-ci en rapport avec une demande, action, poursuite ou procédure judiciaire dans laquelle il est impliqué en tant que partie ou autrement en vertu de sa qualité passée ou présente d'administrateur ou d'agent de la Société ou de filiale directe ou indirecte de la Société, et pour tous les montants qu'il aurait payés ou engagés dans le cadre du règlement des différends mentionnés ci-dessus. Les termes «demande», «action», «poursuite» ou «procédure judiciaire» s'appliqueront à toutes les demandes, actions, poursuites ou procédures judiciaires (civiles, pénales ou autres, y compris appel) actuels ou éventuels et les termes «responsabilités» et «dépenses» incluront sans limitation les honoraires d'avocat, frais, jugements, montants payés dans le cadre d'une transaction et autres dettes.
16.2 Aucune indemnisation ne sera due à un administrateur ou un fondé de pouvoir de la Société ou filiale directe ou indirecte de la Société:
16.2.1 En cas de mise en cause de sa responsabilité vis-à-vis de la Société ou de ses actionnaires en raison d'un abus de pouvoir, de mauvaise foi, de négligence grave ou d'imprudence extrême dans l'accomplissement des devoirs découlant de sa fonction;
16.2.2 Pour toute affaire dans le cadre de laquelle il/elle serait finalement condamné(e) pour avoir agi de mauvaise foi et non dans l'intérêt de la Société (ou, le cas échéant, la filiale concernée); ou
16.2.3 En cas de transaction, à moins que la transaction n'ait été approuvée par le tribunal d'une juridiction compétente ou par le Conseil d'Administration.
16.3 La Société peut, dans la mesure la plus large permise par la loi, contracter et maintenir une assurance ou fournir une protection similaire ou prendre d'autres dispositions, y compris et ce, de manière non limitative, fournir un fond en fiducie, une lettre de crédit ou une garantie de paiement au nom d'un administrateur ou d'un agent de la Société ou d'une filiale directe ou indirecte de la Société pour toute dette à son encontre ou encourue par lui ou en son nom en sa qualité d'administrateur ou agent de la Société ou d'une filiale directe ou indirecte de la Société.
16.4 Le droit d'indemnisation, tel que défini dans les présentes, sera individuel et n'exclura pas d'autres droits présents ou futurs d'un administrateur ou fondé de pouvoir de la Société ou filiale directe ou indirecte de la Société, il restera en effet en faveur d'une personne ayant cessé d'être administrateur ou fondé de pouvoir de la Société ainsi qu'aux héritiers, exécuteurs testamentaires ou administrateurs de cette personne. Le droit d'indemnisation prévu dans les présentes n'est pas exclusif et les présentes dispositions n'affecteront en rien le droit d'indemnisation pouvant appartenir aux membres du personnel de la Société, y compris les administrateurs et fondés de pouvoir, en vertu d'un contrat ou de la loi.
16.5 Les dépenses relatives à la préparation d'une défense et la représentation dans le cadre d'une demande, action, poursuite ou procédure judiciaire de la nature décrite dans le présent Article seront avancées par la Société avant toute décision finale sur la question de savoir qui supportera ces dépenses, dès réception d'un engagement par ou pour compte du fondé de pouvoir ou de l'administrateur de rembourser ce montant s'il est finalement décidé qu'il/elle n'aurait pas eu droit à une indemnisation conformément au présent Article.
Art. 17. Conflits d'intérêts.
17.1 Aucun contrat ou autre transaction entre la Société et une quelconque autre société ou entreprise ne seront affectés ou invalidés par le fait qu'un ou plusieurs Administrateurs ou fondés de pouvoir de la Société aurai(en)t un intérêt dans, ou est administrateur, associé, fondé de pouvoir, mandataire, conseil ou employé d'une telle autre société ou entreprise. Tout Administrateur ou fondé de pouvoir qui est administrateur, fondé de pouvoir, employé ou autre d'une société ou entreprise avec laquelle la Société contracterait ou s'engagerait autrement en affaires, ne pourra, en raison de sa position dans cette autre société ou entreprise, être empêché de délibérer, de voter ou d'agir en tous points relatifs avec un tel contrat ou autre affaire.
17.2 En cas de conflit d'intérêts d'un Administrateur, cet Administrateur devra en informer le Conseil et il ne prendra pas part aux délibérations et au vote sur cette affaire. Rapport de tout conflit d'intérêt émergeant au niveau du Conseil devra être fait à la prochaine Assemblée Générale des Actionnaires avant toute résolution dans la mesure requise par la loi.
Art. 18. Assemblées Générales des Actionnaires.
18.1 Toute Assemblée Générale des Actionnaires de la Société régulièrement constituée représentera l'ensemble des Actionnaires de la Société. Elle aura les pouvoirs les plus étendus afin d'ordonner, d'effectuer ou de ratifier les actes relatifs à toutes les opérations de la Société.
18.2 L’Assemblée Générale annuelle se tiendra, conformément à la loi luxembourgeoise, au siège social de la Société ou à tout autre endroit au Luxembourg tel qu’indiqué dans l’avis de convocation de l’assemblée dans les six mois de la clôture de l’exercice comptable.
18.3 D'autres Assemblées Générales pourront se tenir au lieu et moment spécifiés dans les avis respectifs de convocation de l'assemblée.
18.4 Les Assemblées Générales sont convoquées conformément aux dispositions de la loi. Si tous les Actionnaires sont présents ou représentés à une assemblée générale des Actionnaires, l'Assemblée Générale peut se tenir sans convocation ni publication préalables.
18.5 Les propositions de la part des Actionnaires pour toute Assemblée Générale, à l’exclusion des Propositions en vertu de l’article 11.4 mais y compris et ce, de manière non limitative, concernant notamment les points de l’ordre du jour, les résolutions ou toute autre affaire, ne peuvent être faites que conformément à la Loi sur les Sociétés, à la Règle 14a-8 et aux présents Statuts et ne seront acceptées par la Société que si la Loi sur les Sociétés, la Règle 14a-8 et les présents Statuts le requièrent.
18.6 Le Conseil d'Administration peut fixer une date antérieure à l'Assemblée Générale comme étant la date d'inscription pour être admis, et voter toutes Actions, à l'Assemblée Générale (la «Date d'Inscription AG»). Si une Date d'Inscription AG est fixée pour l'admission et le vote à une Assemblée Générale, seules les Personnes détenant des Actions à la Date d'Inscription AG pourront participer et voter à l'Assemblée Générale (et uniquement en ce qui concerne les Actions qu'ils détiennent à la Date d'Inscription AG).
18.7 Si, conformément aux dispositions de l'Article 6.1.7 des présents Statuts, les Actions sont inscrites dans le(s) registre(s) d'Actionnaires au nom d'un Dépositaire ou sous-dépositaire de ce dernier, les certificats prévus à l'Article 6.1.7 devront être reçus par la Société (ou ses agents indiqués dans l'avis de convocation) au plus tard le jour déterminé par le Conseil d'Administration. Ces certificats devront (sauf disposition contraire de la loi applicable) certifier, dans le cas où une Date d'Inscription AG a été fixée, que les Actions étaient conservées pour la Personne concernée à la Date d'Inscription AG.
18.8 La Société (ou ses agents) devra recevoir les procurations pour une Assemblée Générale dans le délai fixé par le Conseil, à condition que le Conseil d'Administration puisse, s'il le juge nécessaire, modifier ce délai pour tous les Actionnaires et admettre les Actionnaires (ou leurs mandataires) qui ont remis les documents appropriés à la Société (ou ses agents, tel que mentionné ci-avant) à l'Assemblée Générale, sans tenir compte de ces délais.
18.9 Le Conseil d'Administration adoptera toutes les autres régulations et règles concernant la participation à une Assemblée Générale, de même que la mise à disposition de cartes d'accès, de formulaires de procuration et/ou bulletins de vote afin de permettre aux Actionnaires d'exercer leur droit de vote.
18.10 Tout Actionnaire peut être représenté à une Assemblée Générale en désignant comme son mandataire une autre Personne, Actionnaire ou non.
18.11 Les détenteurs de titres obligataires ou d'obligations ou d'autres titres émis par la Société (le cas échéant) n'auront, sauf obligation contraire prévue la loi, pas le droit de participer aux Assemblées Générales ou d'y être convoqués.
Art. 19. Majorité et Quorum aux Assemblées Générales.
19.1 Lors de toute Assemblée Générale des Actionnaires autre qu'une Assemblée Générale convoquée dans le but de modifier les Statuts de la Société, ou de voter sur des résolutions dont l'adoption est soumise aux règles de quorum et de majorité requises comme en matière de modification de Statuts, un quorum de présence n'est pas requis et les résolutions seront adoptées indépendamment du nombre d'Actions représentées, à la majorité simple des voix valablement exprimées.
19.2 Lors de toute Assemblée Générale extraordinaire des Actionnaires convoquée dans le but de modifier les Statuts de la Société, ou de voter sur des résolutions dont l'adoption est soumise aux règles de quorum et de majorité requises comme en matière de modification de Statuts, le quorum sera d'au moins la moitié du capital social émis de la Société. Si ledit quorum n'est pas réuni, une seconde Assemblée Générale peut être convoquée pour laquelle il n'y aura pas d'exigence de quorum (sous réserve des dispositions de l'Article 19.3). Les résolutions portant modification des Statuts de la Société ou dont l'adoption est soumise aux règles de quorum et de majorité requises comme en matière de modification de Statuts ne pourront être valablement adoptées qu'à la majorité des deux tiers (2/3) des voix valablement exprimées à cette Assemblée Générale, sauf disposition contraire de la loi ou des présents Statuts (y compris notamment l'Article 19.3 et l'Article 20.2).
19.3 Toutes résolutions portant modification des dispositions de l'Article 8 (Limitation de Propriété - Loi sur les Communications), l'Article 11.1 (concernant l'échelonnement des mandats du Conseil), l'Article 11.4 (concernant la(les) proposition(s) de candidats à l'élection du Conseil d'Administration), et du présent Article 19.3 (et tout renvoi y relatif), ne pourront valablement être adoptées qu'à la majorité des deux tiers (2/3) des Actions Ordinaires émises et ayant le droit de voter.
Art. 20. Modifications statutaires.
20.1 Les Statuts pourront être modifiés de temps à autre sur décision de l'Assemblée Générale des Actionnaires dans les conditions de quorum et de majorité requises par la loi luxembourgeoise et tel que prévu par les présents Statuts (y compris et ce, de manière non limitative, l'Article 19.3 et l'Article 20.2).
20.2 La Société ne pourra, sans le vote positif (i) d'au moins deux tiers des Actions Préférentielles A en circulation en tant que classe séparée ou (ii) d'au moins deux tiers des Actions Préférentielles A en circulation et de toutes les séries d'Actions préférentielles ayant le droit de voter en vertu des Statuts ou de la loi applicable:
20.2.1 modifier ou changer les dispositions des Statuts de manière à autoriser ou créer, ou augmenter le montant autorisé de toute classe ou série spécifique d'Actions bénéficiant d'un rang supérieur aux Actions Préférentielles A en matière de paiement de dividendes ou de distribution, dans la mesure où cela affecte les Actions Préférentielles A d'une manière défavorable, d'actifs en cas de liquidation ou dissolution de la Société; ou
20.2.2 modifier, annuler les dispositions des Statuts d'une manière importante et défavorable droits, préférences, privilèges et droits de vote des Actions Préférentielles A; ou
20.2.3 réaliser un échange ou une reclassification d'Actions contraignant(e) impliquant les Actions Préférentielles A ou une fusion ou consolidation de la Société en ou avec une autre entité, sauf si dans chaque cas: (i) les Actions Préférentielles A restent en circulation et ne sont pas modifiées de quelque manière que ce soit ou, en cas de fusion ou de consolidation dans le cadre de laquelle la Société n'est pas l'entité qui survit ou en résulte, sont converties en ou échangées contre des titres de préférence de l'entité qui survit ou en résulte ou de la société mère ultime; et (ii) ces Actions Préférentielles A qui restent en circulation ou ces titres de préférence, le cas échéant, disposent de droits, préférences, privilèges et droits de vote qui, dans l'ensemble, ne sont pas beaucoup plus défavorables pour les Actionnaires Préférentiels A que les droits, préférences, privilèges et droits de vote des Actions Préférentielles A immédiatement avant cette réalisation, dans l'ensemble,
à condition toutefois que, sauf disposition contraire de la loi, (1) toute augmentation du nombre d'Actions préférentielles autorisées mais non émises, (2) toute augmentation du nombre autorisé ou émis d'actions préférentielles et (3) la création et l'émission, ou une augmentation du montant autorisé ou émis, de toute autre série d'Actions préférentielles de même rang que les Actions Préférentielles A ou de rang inférieur à celles-ci en ce qui concerne le paiement de dividendes ( que ces dividendes soient cumulatifs ou non cumulatifs) et/ou la distribution d'avoirs suite à la liquidation ou dissolution de la Société, ne sont pas considérées comme affectant de manière importante et préjudiciable les droits, préférences, privilèges ou droits de vote spéciaux des Actions Préférentielles A.
Nonobstant ce qui précède, sauf disposition contraire de la loi, ce vote ne sera pas obligatoire, et les modifications, changements, ajouts ou annulations des conditions des Actions Préférentielles A devront être effectués sans ledit vote positif pour autant que cela n'affecte pas défavorablement les droits, préférences, privilèges et droits de vote spéciaux des Actions Préférentielles A, dans l'ensemble, dans les buts suivants: (i) remédier à toute ambiguïté ou erreur, ou corriger ou ajouter toute disposition contenue dans les Statuts relativement aux Actions Préférentielles A pouvant être défectueuse ou en contradiction avec toute autre disposition contenue dans les Statuts relative aux Actions Préférentielles A; ou (ii) établir une disposition concernant les matières et questions relatives aux Actions Préférentielles A qui n'est pas en conflit avec les autres dispositions des Statuts relatives aux Actions Préférentielles A.
Art. 21. Exercice comptable. L'exercice comptable de la Société commencera le premier janvier et se terminera le trente et un décembre de chaque année.
Art. 22. Commissaire aux comptes. Les opérations de la Société seront contrôlées par un commissaire aux comptes, actionnaire ou non. Le commissaire aux comptes sera nommé par l'Assemblée Générale pour une période prenant fin à la prochaine Assemblée Générale annuelle ou jusqu'à ce que son successeur soit nommé. Le commissaire aux comptes en fonction pourra être révoqué à tout moment par l'Assemblée Générale avec ou sans cause.
Si les seuils fixés par la loi concernant la nomination d'un réviseur d'entreprises agréé sont atteints ou autrement requis ou permis par la loi, les comptes de la Société seront (et, seulement dans le cas où la loi le permet mais ne le requiert pas, pourront être) contrôlés par un réviseur d'entreprises agréé.
Art. 23. Dividendes / Distributions.
23.1 Il sera prélevé sur le bénéfice net annuel de la Société cinq pour cent (5%) qui seront affectés à la réserve légale non distribuable. Ce prélèvement cessera d'être obligatoire lorsque, et aussi longtemps que, cette réserve atteint dix pour cent (10%) du capital social émis de la Société.
23.2 L'Assemblée Générale des Actionnaires décidera, sur recommandation du Conseil d'Administration, de l'affectation du solde des bénéfices annuels nets.
23.3 Des acomptes sur distributions (y compris, afin d'éviter tout doute, des acomptes sur dividendes) peuvent être déclarés et versés (y compris de manière échelonnée) par le Conseil d'Administration (y compris de toute prime ou d'autre capital ou autres réserves) à condition de respecter les termes et conditions fixés par la loi, soit au moyen d'une distribution en espèces ou au moyen d'une distribution en nature (y compris en Actions).
23.4 Les distributions déclarées pourront être payées en dollars (USD) ou toute autre devise choisie par le Conseil d'Administration et pourront être payées aux lieux et moments fixés par le Conseil d'Administration (sous réserve des résolutions de l'Assemblée Générale des Actionnaires). Le Conseil d'Administration peut décider de manière définitive du taux de change applicable pour convertir les distributions de fonds en la devise de leur paiement. Les dividendes pourront être versés in specie (y compris au moyen d'Actions).
23.5 S'il est décidé, par décision de l'Assemblée Générale ou du Conseil (en cas de déclaration d'acomptes sur distributions par le Conseil ou autrement), qu'une distribution doit être payée en Actions ou autres titres de la Société, le Conseil d'Administration peut exclure de cette offre les Actionnaires qu'il juge nécessaire ou approprié eu égard aux problèmes d'ordre pratique ou juridique dans un territoire ou pour toute autre raison que le Conseil peut déterminer (y compris les Limitations dues aux Lois sur les Communications).
23.6 Une distribution déclarée mais non versée (et non réclamée) sur une Action ne pourra plus être réclamée après cinq ans par le détenteur de cette Action et sera perdue pour celui-ci, et reviendra à la Société. Aucun intérêt ne sera versé sur des distributions déclarées et non réclamées qui sont détenues par la Société au nom de détenteurs d'Actions.
Art. 24. Liquidation.
24.1 Dans le cas où la Société est dissoute, pour quelque raison et à quelque moment que ce soit, la liquidation sera effectuée par des liquidateurs ou le Conseil d'Administration alors en fonction qui auront les pouvoirs prévus par les Articles 144 et suivants de la Loi sur les Sociétés. Une fois toutes les dettes, charges et dépenses de liquidation réglées, tout solde en résultant sera versé aux détenteurs d'Actions de la Société conformément aux dispositions des présents Statuts.
Art. 25. Actionnaire unique. Si, et aussi longtemps qu'un Actionnaire détient la totalité des Actions de la Société entre ses seules mains, la Société sera une société unipersonnelle au sens de la Loi sur les Sociétés. Si la Société n'a qu'un seul Actionnaire, la Société peut, au choix de l'Actionnaire unique, être administrée par un Administrateur tel que prévu par la loi et toutes les dispositions des présents Statuts se rapportant au Conseil d'Administration seront censées se référer à l'Administrateur unique (mutatis mutandis), qui aura tous les pouvoirs prescrits par la loi et ceux prévus dans les présents Statuts en rapport avec le Conseil d'Administration.
Art. 26. Définitions.

Affilié
Signifie pour toute Personne indiquée, toute autre Personne ayant le contrôle ou étant contrôlée directement ou indirectement par ou étant sous contrôle commun direct ou indirect avec cette Personne indiquée. Aux fins de la présente définition, «contrôle» (y compris, au sens large, les termes «ayant le contrôle», «contrôlée par» et «sous contrôle commun avec»), tel qu’employé à l’égard de toute Personne, signifie la détention, directement ou indirectement, du pouvoir d’orienter ou d’influer sur l’orientation de la gestion ou des politiques de cette Personne, que ce soit en raison des titres qu'il détient, par contrat ou autrement.

Valeur de Marché Applicable
Signifie la moyenne des Cours de Clôture par Action Ordinaire sur la période de quarante (40) Jours de Négociation consécutifs se terminant le troisième (3e) Jour de Négociation précédant immédiatement la Date de Conversion Obligatoire.

Statuts	Signifie les présents statuts de la Société tels que modifiés de temps à autre.
Conseil ou Conseil d’Administration	Signifie le conseil d’administration de la Société.
Jour Ouvrable
Signifie n’importe quel jour autre qu’un samedi ou un dimanche ou un jour où les banques commerciales dans la Ville de New York, l’État de New York ou la Ville de Luxembourg ont l’autorisation ou l’obligation de fermer en vertu de la loi ou d’un décret.

Acquisition en Espèces
Sera considérée comme ayant eu lieu, après la Date d’Émission Préférentielle A, au moment: (i) de la réalisation d’une opération ou d’un évènement (que ce soit par offre d’échange, liquidation, offre d’achat, consolidation, fusion, combinaison, recapitalisation ou autrement) en rapport avec lequel 90% ou plus des Actions Ordinaires sont échangées pour, converties en, acquises pour ou constituent uniquement le droit de recevoir une contrepartie dont 10% ou plus ne sont pas des actions ordinaires qui sont cotées sur, ou immédiatement après l’opération ou
l’évènement seront cotées sur, une bourse nationale des États-Unis d’Amérique; ou (ii) où une «personne» ou un «groupe» (tel que ces termes sont employés aux fins des sections 13(d) et 14(d) de la Loi sur les Bourses, applicable ou non), autre que la Société, l’une de ses filiales détenues en majorité ou l’un des régimes d’avantages d’employés de la Société ou de ses filiales détenues en majorité, ou l’un des Porteurs Permis, est devenu le «bénéficiaire économique», directement ou indirectement, de plus de 50% de l’ensemble des droits de vote dans toutes les classes d’actions alors en circulation ayant le droit de voter de manière générale aux élections des administrateurs de la Société, ou (iii) nos Actions Ordinaires (ou toute Action Ordinaire, tout certificat représentatif d’action ou tout autre titre représentant des titres de participation ordinaires en lesquels les Actions Préférentielles A deviennent convertibles dans le cadre d’un Évènement de Restructuration) cessent (suite à l’admission à la Bourse de New York (New York Stock Exchange) en 2013) d’être négociées sur le New York Stock Exchange, le NASDAQ Global Select Market ou le NASDAQ Global Market (ou l’un de leurs successeurs respectifs) ou une autre bourse nationale des États-Unis d’Amérique.

Taux de Conversion d’Acquisition en Espèces
Signifie le taux de conversion indiqué dans le tableau ci-dessous pour la Date Effective et le Cours d’Action applicable à toute Conversion d’Acquisition en Espèces ayant lieu à ou avant la Date de Conversion Obligatoire:

Art. 27. Droit applicable, For.

Date effective	Cours d’Action à la Date Effective
	5,00	10,00	12,50	15,00	18,00	20,00
17 avril 2013	2,7297	2,6281	2,5428	2,4597	2,3780	2,3368
1 er mai 2014	2,7493	2,6952	2,6199	2,5295	2,4292	2,3759
1 er mai 2015	2,7639	2,7534	2,7120	2,6280	2,5000	2,4226
1 er mai 2016	2,7778	2,7778	2,7778	2,7778	2,7778	2,5000

Date effective	Cours d’Action à la Date Effective
	22,05	25,00	30,00	40,00	50,00	60,00
17 avril 2013	2,3047	2,2729	2,2451	2,2313	2,2311	2,2321
1 er mai 2014	2,3340	2,2932	2,2596	2,2450	2,2445	2,2448
1 er mai 2015	2,3608	2,3044	2,2665	2,2564	2,2562	2,2562
1 er mai 2016	2,2676	2,2676	2,2676	2,2676	2,2676	2,2676

Si le Cours d’Action se situe entre deux Cours d’Action indiqués dans le tableau ci-dessus, ou si la Date Effective tombe entre deux Dates Effectives indiquées dans le tableau ci-dessus, le Taux de Conversion d’Acquisition en Espèces sera déterminé par interpolation linéaire entre les Taux de Conversion d’Acquisition en Espèces indiqués pour les Cours d’Action plus élevés et plus bas et les Dates Effectives antérieures ou ultérieures, le cas échéant, sur la base d’une année de 365 jours. Si le Cours d’Action est supérieur à soixante dollars américains (60,00 USD) par Action Ordinaire (sous réserve d’ajustement fait de la même manière que les ajustements sont faits au Cours d’Action conformément aux dispositions de l’Article 7.11.3.4, alors le Taux de Conversion d’Acquisition en Espèces sera le Taux de Conversion Minimum. Si le Cours d’Action est inférieur à cinq dollars américains (5,00 USD) par Action Ordinaire (sous réserve d’ajustement fait de la même manière que les ajustements faits au Cours d’Action conformément aux dispositions de l’Article 7.11.3.4, alors le Taux de Conversion d’Acquisition en Espèces sera le Taux de Conversion Maximum. Les Cours d’Action indiqués dans les titres de colonne du tableau ci-dessus peuvent faire l’objet d’un ajustement conformément aux dispositions de l’Article 7.11.3.4. Les taux de conversion indiqués dans le tableau ci-dessus peuvent tous faire l’objet d’un ajustement comme chaque Taux de Conversion Fixe tel qu’indiqué à l’Article 7.11.

Classe	Signifie une classe ou série d’Actions de la Société, à savoir la série d’Actions Ordinaires et la série d’Actions Préférentielles A.
Cours de Clôture
Signifie en ce qui concerne les Actions Ordinaires ou les titres distribués dans un Dividende de Scission, le cas échéant, à toute date de détermination:
(i) le cours de clôture ou, en l’absence de cours de clôture indiqué, le dernier prix de vente indiqué, des Actions Ordinaires ou d’autres titres sur le New York Stock Exchange ce jour-là; ou (ii) si les Actions Ordinaires ou les autres titres ne sont pas négociés sur le New York Stock Exchange, le cours de clôture à la date indiquée dans les opérations mixtes pour la principale bourse régionale ou nationale des États-Unis d’Amérique sur laquelle les Actions Ordinaires ou les autres titres sont ainsi négociés ou, en cas d’absence de cours de clôture indiqué, le dernier prix de vente indiqué des Actions Ordinaires ou des autres titres sur la principale bourse régionale ou nationale des États-Unis d’Amérique sur laquelle les Actions Ordinaires ou les autres titres sont ainsi négociés ce jour-là; ou

(iii) si les Actions Ordinaires ou les autres titres ne sont pas négociés sur une bourse nationale des États-Unis d’Amérique ou régionale, le dernier prix d’achat cité ce jour-là pour les Actions Ordinaires ou les autres titres sur le marché de gré-à-gré tel qu’indiqué par Pink OTC Markets Inc. ou une organisation similaire; ou

(iv) si les Actions Ordinaires ou les autres titres ne sont pas cités par Pink OTC Markets Inc. ou une organisation similaire, le cours du marché des Actions Ordinaires or des autres titres ce jour-là tel que fixé par une banque d’affaires indépendante reconnue au niveau national engagée par la Société à cette fin.

Aux fins des présents Statuts, toutes les références contenues dans les présentes faites au cours de clôture et au dernier prix de vente indiqué des Actions Ordinaires sur le New York Stock Exchange sera le cours de clôture et le dernier prix de vente indiqué tel qu’affiché sur le site Internet du New York Stock Exchange (www.nyse.com) et Bloomberg Professional Service: à condition qu’en cas de divergences entre le cours de clôture et le dernier prix de vente indiqué tel qu’affiché sur le site Internet du New York Stock Exchange et que publié par Bloomberg

Professional Service, le cours de clôture et le dernier prix de vente indiqué sur le site Internet du New York Stock Exchange prévalent.

Actionnaire Ordinaire	Signifie tout porteur d’une ou plusieurs Action(s) Ordinaire(s) (en ce qui concerne ses Actions Ordinaires).
Actions Ordinaires	Signifie les actions ordinaires de la Société assorties des droits et obligations énoncés dans les Statuts autres que les Actions Préférentielles A.
Lois sur les Communications
Signifie la loi américaine de 1934 sur les Communications, telle que modifiée, la loi américaine de 1996 sur les Télécommunications, les règles, règlements ou politiques de la Commission Fédérale des Communications (Federal Communications Commission), et/ou les lois, règles, règlements ou politiques d’autres autorités, agences, commissions judiciaires ou autres organismes gouvernementaux ou de surveillance des États-Unis d’Amérique, de l’État fédéral, des États fédérés ou gouvernement ou autorité de régulation locale portant sur l’opération de canaux de communications radio et/ou la fourniture de services de communications.

Loi sur les Sociétés	Signifie la loi du 10 août 1915 sur les sociétés commerciales telle que modifiée (et toute loi qui la remplace).
Cours Boursier Actuel
Signifie par Action Ordinaire (ou, dans le cas de l’Article 7.11.1.4, par Action Ordinaire, les actions ou les titres de participation de la Société, selon le cas) n’importe quel jour, dans le but de fixer un ajustement du Taux de Conversion Fixe:

(i) pour les besoins d’ajustements en vertu de l’Article 7.11.1.2, l’Article 7.11.1.4 en cas d’ajustement ne se rapportant pas à un Dividende de Scission, et l’Article 7.11.1.5, la moyenne des Cours de Clôture des Actions Ordinaires sur la période de cinq (5) Jours de Négociation consécutifs se terminant le Jour de Négociation précédant immédiatement l’Ex Date en ce qui concerne l’émission ou la distribution nécessitant ledit calcul;
(ii) pour les besoins d’ajustements en vertu de l’Article 7.11.1.4 en cas d’ajustement se rapportant à un Dividende de Scission, la moyenne des Cours de Clôture des Actions Ordinaires, des actions ou des titres de participation de la Société, selon le cas, sur les dix premiers Jours de Négociation consécutifs à partir du cinquième (5e ) Jour de Négociation (inclus) suivant immédiatement la date effective de cette distribution; et

(iii) pour les besoins d’ajustements en vertu de l’Article 7.11.1.6, la moyenne des Cours de Clôture des Actions Ordinaires sur la Période de cinq (5) Jours de Négociation consécutifs se terminant le septième Jour de Négociation suivant la Date d’Expiration de l’offre d’achat ou de l’offre d’échange en question.

Administrateur	Signifie un membre du Conseil d’Administration ou, le cas échéant, l’Administrateur unique de la Société.
dividende ou distribution	Signifie tout dividende ou toute autre distribution, que ce soit sur des bénéfices, primes ou toutes autres réserves disponibles.
Date de Paiement des Dividendes
Signifie (sous réserve de la déclaration pertinente faite) le 1 er février, 1 er mai, 1 er août et le 1 er novembre de chaque année, à compter du 1 er août 2013 jusque la Date de Conversion Obligatoire (incluse).

Période des Dividendes
Signifie la période à compter d’une Date de Paiement de Dividendes (incluse) à la Date de Paiement de Dividendes suivante (non incluse), à l’exception de la première Période des Dividendes qui commencera à la Date d’Émission Préférentielle A (incluse) et se terminera le 1 er août 2013 (exclu).

DTC	Signifie the Depository Trust Corporation ou tout établissement ou dépositaire similaire utilisé pour le règlement d’opérations dans les Actions Préférentielles A.
Loi sur les Bourses	Signifie la loi américaine de 1934, telle que modifiée, sur les bourses de valeurs mobilières (Securities Exchange Act), ainsi que les règles et règlements qui en découlent.
Ex Date	Signifie, lorsqu’employée en rapport avec une émission ou une distribution, la première date à laquelle des Actions Ordinaires sont négociées sans le droit de recevoir cette émission ou distribution.
Juste Valeur de Marché	Signifie la juste valeur de marché telle que fixée de bonne foi par le Conseil d’Administration, dont la fixation sera définitive.
Taux de Conversion Fixes	Signifie le Taux de Conversion Maximum et le Taux de Conversion Minimum.
Assemblée Générale	Signifie l’assemblée générale des Actionnaires.
Actions de Second Rang
Signifie (i) les Actions Ordinaires et (ii) toute autre classe ou série d’actions ou série d’actions préférentielles établies après la Date d’Émission Préférentielle A, dont les conditions ne prévoient pas expressément que cette classe ou série soit prioritaire sur les Actions Préférentielles A ou se classe au même rang que celles-ci en ce qui concerne les droits de distribution ou dividende ou droits en cas de liquidation ou dissolution de la Société.

Préférence de Liquidation	Signifie, en ce qui concerne les Actions Préférentielles A, 50,00 USD par Action Préférentielle A.
Groupe de Gestion	Signifie le groupe des directeurs, dirigeants et autres membres du personnel de gestion de la Société à la Date d’Émission Préférentielle A.
Date de Conversion Obligatoire	Signifie le 1 er mai 2016.
Certificat de Dirigeant
Signifie une attestation de la Société, signée par l’un des Directeur Général, Directeur Financier, Président, Président-Directeur Général, Vice-Président, Trésorier ou Secrétaire de la Société dûment autorisé à agir à cet effet.

Certificat de Dirigeant
Signifie une attestation de la Société, signée par l’un des Directeur Général, Directeur Financier, Président, Président-Directeur Général, Vice-Président, Trésorier ou Secrétaire de la Société dûment autorisé à agir à cet effet.

en circulation	Signifie en ce qui concerne les Actions, les Actions qui sont émises et non détenues par la Société ou une filiale de la Société en tant qu’actions propres en trésorerie.
Actions de Même Rang
Signifie toute classe ou série d’actions ou toute classe ou série d’actions préférentielles établie après la Date d’Émission Préférentielle A, dont les conditions prévoient expressément que cette classe ou série se classe au même rang que les Actions Préférentielles A en ce qui concerne les droits de dividende ou de distribution ou les droits en cas liquidation ou dissolution de la Société.

Porteurs Permis
Signifie, à tout moment, (i) les Promoteurs, (ii) le Groupe de Gestion et (iii) tout groupe (au sens de la Section 13(d)(3) ou de la Section 14(d)(2) de la Loi sur les Bourses, ou toute disposition la remplaçant) dont les membres comprennent l’un des Porteurs Permis indiqués dans les clauses (i) et/ou (ii) ci-dessus, et détiennent ou acquièrent (directement ou indirectement) la propriété économique des actions de la Société ayant le droit de voter aux élections de nos administrateurs (un «Groupe de Porteurs Permis»), tant qu’aucune Personne ou aucun autre «groupe» (autre que les Porteurs Permis indiqués dans les clauses (i) et (ii) cidessus) n’est le bénéficiaire économique de plus de 50% sur une base entièrement diluée des actions de la Société ayant le droit de voter aux élections de nos administrateurs détenues par ce Groupe de Porteurs Permis.

Personne
Signifie tout individu, toute société de personnes, entreprise, société, société à responsabilité limitée, société fiduciaire, société par actions, fiducie, association sans personnalité morale, coentreprise, autorité gouvernementale ou autre entité de quelque nature que ce soit.

Date d’Émission Préférentielle A	Signifie le 23 avril 2013, la toute première date d’émission des Actions Préférentielles A
Date d’Inscription Préférentielle A
Signifie le 15 janvier, le 15 avril, le 15 juillet et le 15 octobre précédant immédiatement la Date de Paiement de Dividendes le 1 er février, le 1 er mai, le 1 er août et le 1 er novembre, respectivement. Ces Dates d’Inscription Préférentielle A s’appliqueront qu’une Date d’Inscription Préférentielle A spécifique soit un Jour Ouvrable ou non.

Porteurs d’Inscription Préférentielle A	Signifie un porteur d’Actions Préférentielles A inscrit à 17h00, heure de New York, à une Date d’Inscription Préférentielle A.
Actionnaire Préférentiel A	Signifie tout porteur d’une ou plusieurs Actions Préférentielles A (en ce qui concerne ses Actions Préférentielles A).
Actions Préférentielles A
Signifie les actions préférentielles junior sans droit de vote et convertibles obligatoirement en actions ordinaires de série A de la Société, assorties des droits et obligations énoncés dans les Statuts.

Loi RCS	Signifie la loi du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises.
Marché Réglementé	Signifie toute bourse ou tout marché de titres officiels de l’Union Européenne, des États-Unis d’Amérique ou d’ailleurs
Règle 14a-8	Signifie la Règle 14a-8 de la Loi sur les Bourses et toute règle de remplacement promulguée en vertu de celle-ci.
SEC	Signifie la Commission boursière des États-Unis d’Amérique (Securities and Exchange Commission).
Actions de Premier Rang
Signifie chaque classe ou série d’actions ou série d’actions préférentielles établie après la Date d’Émission Préférentielle A, dont les conditions prévoient expressément que cette classe ou série est prioritaire par rapport aux Actions Préférentielles A en ce qui concerne les droits de dividende ou distribution ou les droits en cas de liquidation ou dissolution de la Société.

réservé
Signifie en ce qui concerne les Actions propres en trésorerie, les Actions propres en trésorerie qui ont été réservées dans un but spécifique ou en ce qui concerne des Actions autorisées mais non émises, les Actions dont l’émission a été décidée sur le principe par le Conseil dans un but spécifique

Montant de Dilution des Actions
Signifie l’augmentation du nombre d’actions diluées en circulation (déterminé conformément aux principes comptables généralement admis aux États-Unis, et tel que mesuré à compter de la Date d’Émission Préférentielle A) découlant de l’octroi, de l’acquisition ou de l’exercice de rémunération en actions des employés et ajustée de manière équitable pour toute division d’action, dividende en actions, regroupement d’actions, reclassification ou opération similaire.

Cours d’Action
Signifie le montant versé par Action Ordinaire dans le cadre d’une Acquisition en Espèces. Si la contrepartie n’est composée que d’espèces, le Cours d’Action sera égal au montant payé en espèces par Action Ordinaire. Si la contrepartie est composée, en tout ou partie, d’un bien autre que des espèces, le Cours d’Action sera égal au VWAP moyen par Action Ordinaire sur la période de dix (10) Jours de Négociation consécutifs se terminant le Jour de Négociation précédant la Date Effective.

Actionnaire	Signifie, sous réserve des Statuts, toute personne dûment inscrite comme détenteur d’une ou plusieurs Action(s) de la Société.
Actions	Signifie les actions de la Société, indépendamment de la classe ou de la série.
Document d’Enregistrement de Base
Signifie un document d’enregistrement de base (Shelf Registration Statèrent) déposée auprès de la SEC dans le cadre de l’émission ou de la revente d’Actions Ordinaires émises en tant que paiement d’un Dividende Préférentiel, y compris des Dividendes Préférentiels payés dans le cadre d’une conversion.

Dividende de Scission
Signifie un dividende ou une distribution versée à tous les porteurs d’Actions Ordinaires composée d’actions de, ou de titres de participation similaires dans, ou relatives à une filiale ou autre unité commerciale de la Société.

Promoteurs
Signifie (1) un ou plusieurs fonds d’investissement conseillés, gérés ou contrôlés par BC Partners Holdings Limited ou tout Affilié de celle-ci, (2) un ou plusieurs fonds d’investissement conseillés, gérés ou contrôlés par Silver Lake ou tout Affilié de celle-ci et (3) un ou plusieurs fonds d’investissement conseillés, gérés ou contrôlés par l’une des Personnes décrites aux points (1) et (2) de la présente définition, et, dans tous les cas, (que ce soit de manière individuelle ou collective) leurs Affiliés.

Jours de Négociation
Signifie les jours où: (a) la négociation des Actions Ordinaires n’est pas suspendue sur un marché ou une association gestionnaire national(e) des États- Unis d’Amérique ou régional(e) de titres ou de gré à gré à la clôture des cours; et
(b) les Actions Ordinaires se sont négociées au moins une fois sur le marché ou une association gestionnaire national(e) des États-Unis d’Amérique ou régional(e) de titres ou de gré à gré, qui est le principal marché de négociation des Actions Ordinaires.

«VWAP»
Signifie par Action Ordinaire, chaque Jour de Négociation, le cours moyen pondéré en fonction du volume par Action Ordinaire tel qu’affiché sur Bloomberg page «IAQR» (ou son équivalent si cette page n’est pas disponible) se rapportant à la période de 9h30 à 16h00, heure de la ville de New York, ledit Jour de Négociation; ou, si ce cours n’est pas disponible, «VWAP» signifie la valeur de marché par Action Ordinaire ce Jour de Négociation-là tel que fixé par une banque d’affaires indépendante reconnue au niveau national et engagée par la Société à cet effet. Le «VWAP moyen» signifie la moyenne du «VWAP» pour chaque Jour de Négociation de la période concernée.

27.1 Pour toutes les matières qui ne sont pas régies expressément par les présents Statuts, les Actionnaires se réfèrent à la législation en vigueur.
27.2 Les cours et tribunaux luxembourgeoises compétentes seront les seuls et uniques fors pour (i) toute action ou instance oblique intentée au nom de la Société, (ii) toute action faisant valoir une prétention de manquement à un devoir dans le chef d'un administrateur ou d'un fondé de pouvoir de la Société envers la Société ou les Actionnaires de celle-ci, (iii) toute action faisant valoir une prétention contre la Société en vertu d'une disposition de la Loi sur les Sociétés et de la Loi RCS ou des Statuts de la Société, et (iv) toute action faisant valoir une revendication contre la Société en ce qui concerne ses affaires internes, ses rapports avec ses Actionnaires ou autres détenteurs d'intérêts, ses administrateurs, ses fondés de pouvoir, ou toute action portant sur les Statuts ou autres documents constitutifs ou applicables.

Pour la société,
Maître Edouard DELOSCH, Notaire, agissant en remplacement de
Me Cosita DELVAUX, Notaire, sur base d’un mandat verbal.

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